UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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Laboratory Corporation of America Holdings

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LabCorp

PROXY STATEMENT

2016 Annual Meeting of Shareholders

May 11, 2016

Laboratory Corporation of America® Holdings

358 South Main Street

Burlington, NC 27215

Telephone: 336-229-1127

April 1, 2016

Dear Shareholder:

I hope you will join us at the 2016 Annual Meeting of Shareholders of Laboratory Corporation of America Holdings which will be held on Wednesday, May 11, 2016 at 9:00 a.m. The Annual Meeting will be a completely virtual meeting of shareholders to be held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting LH.onlineshareholdermeeting.com and entering your unique 16-digit control number.

At the Annual Meeting, we will ask you to elect our Board of Directors, approve, on a non-binding advisory basis, executive compensation, approve the Company’s 2016 Omnibus Incentive Plan, approve the Company’s 2016 Employee Stock Purchase Plan, and ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016 and to vote on a shareholder proposal described in the Proxy Statement if properly presented at the meeting. We will also discuss any other business matters properly brought before the meeting. The attached Notice of the Annual Meeting and Proxy Statement explains our voting instructions and procedures, describes the business that will be conducted at the Annual Meeting and provides information about the Company that you should consider when you vote your shares.

In reviewing the Proxy Statement you will find detailed information beginning on page 18 about the qualifications of our director nominees and why we believe they are the right people to represent you.

As discussed in our Compensation Discussion and Analysis, which begins on page 24, we continue to maintain an executive compensation program that creates strong alignment between our executives’ pay and the performance of the Company. Over the past several years, our compensation program has evolved to better align with our changing business and industry, as well as to reflect feedback we have received from our shareholders. The Board believes our current compensation program, which is highly performance-based, incentivizes our management team to execute on our strategic goals and it is strongly aligned with the interests of our shareholders.

As part of our ongoing shareholder engagement efforts, since our 2015 annual meeting senior management engaged with shareholders representing more than 75 percent of the Company’s outstanding shares. Discussions with our shareholders were primarily focused on a review of our 2015 performance, our acquisition of Covance Inc., our corporate governance practices and our executive compensation program.

Your vote is very important to us. Whether or not you plan to participate in the Annual Meeting, it is important that your shares are represented and voted at the meeting. I urge you to promptly vote and submit your proxy via the Internet, by phone, or, if you receive paper copies of the proxy materials by mail, by following the instructions on the proxy card or voting instruction card. If you decide to participate in the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued ownership of LabCorp. We look forward to your participation during the 2016 Annual Meeting.

Sincerely,

David P. King

Chairman of the Board,

President and Chief Executive Officer

Notice of 2016 Annual Meeting of Shareholders

Wednesday, May 11, 2016

9:00 a.m., Eastern Daylight Time

The 2016 Annual Meeting will be a completely virtual meeting of shareholders to be held as a live webcast over the Internet at LH.onlineshareholdermeeting.com.

ITEMS OF BUSINESS:

1.	To elect directors from among the nominees described in the attached Proxy Statement.

2.	To approve, on a non-binding advisory basis, executive compensation.

3.	To approve the Company’s 2016 Omnibus Incentive Plan.

4.	To approve the Company’s 2016 Employee Stock Purchase Plan.

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2016.

6.	To vote on a shareholder proposal described in this Proxy Statement if properly presented at the meeting.

7.	To consider any other business properly brought before the Annual Meeting.

RECORD DATE:

March 14, 2016. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

PROXY VOTING:

Your vote is important. We encourage you to mark, date, sign and return the enclosed proxy/voting instruction card or, if you prefer, to vote by telephone or by using the Internet.

April 1, 2016

By Order of the Board of Directors

F. Samuel Eberts III

Secretary

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 11, 2016. Our Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Shareholders

Date and Time:	9:00 a.m. on Wednesday, May 11, 2016, Eastern Daylight Time
Virtual Meeting Location on the Internet:	LH.onlineshareholdermeeting.com
Record Date:	March 14, 2016
Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Voting Matters and Vote Recommendation (page 6)

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

PROPOSALS	BOARD VOTE RECOMMENDATION

Election of Directors	FOR EACH NOMINEE
Advisory vote to approve executive compensation	FOR
Approval of 2016 Omnibus Incentive Plan	FOR
Approval of 2016 Employee Stock Purchase Plan	FOR
Ratification of PricewaterhouseCoopers LLP as independent auditor for 2016	FOR
Shareholder Proposal	AGAINST

How to Cast Your Vote (page 7)

You can cast your votes by any of the following methods:

•	Internet (www.proxyvote.com) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 10, 2016;

•	Telephone (1-800-690-6903) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 10, 2016;

•	Completing, signing and returning your proxy card or voting instruction card so that it is received before the polls close on May 11, 2016; or

•	Participating in the Annual Meeting – Whether you are a shareholder of record or hold your shares in “street name,” you may vote online at the Annual Meeting. You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the Annual Meeting. Instructions on how to attend the Annual Meeting live over the Internet, and how to vote your shares during the Annual Meeting, are posted at LH.onlineshareholdermeeting.com. Shareholders with questions regarding how to attend and participate in the Annual Meeting live over the Internet, and how to vote during the Annual Meeting, may call 1-855-499-0991 on the Annual Meeting date.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	1

PROXY SUMMARY

Board Nominees (page 18)

The following table provides summary information about each director nominee.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	OTHER PUBLIC BOARDS

David P. King	59	2007	Chairman, President & CEO, Laboratory Corporation of America Holdings		1
Kerrii B. Anderson	58	2006	Former CEO, Wendy’s International, Inc.	X	2
Jean-Luc Bélingard	67	1995	Chairman, bioMérieux, SA	X	2
D. Gary Gilliland	61	2014	President and Director of the NCI-designated Fred Hutchinson Cancer Research Center in Seattle, WA	X	0
Garheng Kong	40	2013	Managing Partner, Sofinnova HealthQuest Capital	X	3
Robert E. Mittelstaedt, Jr.	72	1996	Dean Emeritus, W. P. Carey School of Business at Arizona State University	X	2
Peter M. Neupert	60	2013	Former Operating Partner, Health Evolution Partners, Inc.	X	0
Richelle P. Parham	48	2016	Former Chief Marketing Officer, eBay	X	1
Adam H. Schechter	51	2013	Executive Vice President, Merck & Co., Inc.	X	0
R. Sanders Williams	67	2007	President, J. David Gladstone Institutes; Professor, University of California San Francisco	X	1

Executive Compensation (page 24)

Pay for Performance (page 26)

LabCorp’s executive compensation program is designed to attract, motivate and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational and strategic goals.

The Company seeks to achieve outstanding performance for our shareholders through a focus on increased revenue, adjusted earnings per share (“EPS”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), revenue diversification and relative total shareholder return compared to our peer group of companies we use for compensation purposes. Our compensation program rewards our executives for achieving goals set for these financial measures, and achieving strategic objectives. A substantial majority of the value of the executives’ 2015 compensation opportunity, including performance-based cash compensation and performance shares, is subject to Company and/or individual performance, which provides a strong incentive to drive Company performance and increase shareholder value.

2015 Executive Total Compensation Mix (page 26)

The Compensation Committee takes several factors into consideration when setting executive compensation levels, including:

•	competitive data presented by its independent consultant;

•	alignment of compensation with growth drivers of the Company’s business; and
•	feedback from shareholders.

While the Committee sets total target compensation (base salary plus the target amounts under our annual cash incentive and long-term incentive arrangements) to be competitive in relation to the median peer compensation as reflected in data provided by its independent consultant, the Committee places greater emphasis on the variable or at-risk portion of compensation.

For 2015, approximately 68 percent of Mr. King’s total target compensation was at-risk and performance-based. For the other named executive officers (“NEOs”), with the exception of Mr. Herring, who joined the Company as CEO of Covance Drug Development in connection with the Covance acquisition in February 2015 and remained with the Company through July 2015, approximately 62 percent of the average total target compensation for 2015 was at-risk and performance-based. In 2015, an additional approximately 22 percent of our CEO’s total target compensation and approximately 19 percent of the average total target compensation for our other named executive officers other than Mr. Herring was variable, based on performance of the Company’s stock. The charts below show the mix of pay

2	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

PROXY SUMMARY

elements included in total compensation opportunities for 2015 for our Chief Executive Officer and an average for our other named executive officers, with the exception of Mr. Herring:

Advisory Vote to Approve Executive Compensation (page 53)

We ask that our shareholders approve the advisory resolution to approve executive compensation. Beginning in 2011, the Compensation Committee has taken several steps to evolve our compensation program with the aim of enhancing the alignment of our program with the strategic goals of the Company and to reflect the feedback we have received from our shareholders. The Compensation Committee believes the current compensation program provides the right management incentives and creates strong alignment between compensation, the performance of the Company and the interest of shareholders. We have also established many market-leading compensation practices to further align the interests of our executives with those of our shareholders:

•	Robust stock ownership guidelines (6x base salary for CEO);

•	Prohibition on pledging and hedging Company stock;

•	Fully performance-based annual incentive program;

•	Incentive plan directly linked to strategic and objective financial goals;

•	Cap on annual incentive opportunities;

•	No employment agreements other than an employment letter agreement with the CEO of Covance Drug Development and, in 2015, an employment agreement with the former CEO of Covance Drug Development;

•	Limited perquisites;

•	No tax gross-ups;
•	“Double trigger” change-in-control provisions;

•	Performance oriented mix of long-term incentives: performance shares (70 percent of targeted grant value) and restricted stock units (30 percent of targeted grant value) with multi-year vesting;

•	If the Company were to declare dividends, dividends will only be paid to the extent performance shares are earned;

•	Three-year performance measurement period for performance shares; and

•	Comprehensive clawback policy.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	3

PROXY SUMMARY

2016 Omnibus Incentive Plan (page 55)

We ask that our shareholders approve adoption of the 2016 Omnibus Incentive Plan and approve certain material terms and conditions relating to performance-based compensation under the 2016 Omnibus Incentive Plan. The Board believes that the Company’s incentive compensation plans are valuable compensation tools to align individual and corporate performance with the interests of the Company’s shareholders. The proposed 2016 Omnibus Incentive Plan renews and updates our long-standing performance based incentive programs, including replacing the Company’s existing equity incentive plan. The key features of the 2016 Omnibus Incentive Plan include:

•	granting of stock options or stock appreciation rights only at an exercise price at least equal to fair market value of a share of Common Stock on the grant date;

•	stock options and stock appreciation rights that require a performance period of at least twelve months or a one year minimum vesting period;

•	granting of cash incentive awards;

•	a ten-year maximum term for stock options and stock appreciation rights;
•	no vesting in dividends or dividend equivalent rights paid on performance-based awards unless the underlying awards vest;

•	no repricing of stock options or stock appreciation rights without prior shareholder approval;

•	no reload or “evergreen” share replenishment features; and

•	a limit on the maximum amount a non-employee director may be granted during a single fiscal year.

2016 Employee Stock Purchase Plan (page 69)

We ask that our shareholders approve adoption of the 2016 Employee Stock Purchase Plan. The Board believes that an employee stock purchase plan encourages the Company’s employees to acquire shares of Common Stock, thereby fostering broad alignment of employees’ interests with the interests of our shareholders; fosters good employee relations; and provides the Company an ability to recruit, retain, and reward employees in an extremely competitive environment both in the United States and internationally. The Board has proposed approval of the 2016 Employee Stock Purchase Plan by shareholders to replace the 1997 Employee Stock Purchase Plan. The 2016 Employee Stock Purchase Plan generally:

•	reserves 2,500,000 shares of Common Stock for issuance pursuant to the 2016 Employee Stock Purchase Plan;

•	permits a participant to contribute up to 10% of his or her eligible compensation each pay period through after-tax payroll deductions or, if permitted by the Administrator, to make cash contributions to the 2016 Employee Stock Purchase Plan to fund the participants’ ability to purchase shares of Common Stock under the 2016 Employee Stock Purchase Plan;

•	unless otherwise determined by the Administrator, establishes six-month offering periods commencing on the first trading day of January and July of each calendar year and ending on the last trading day of June and December, respectively, except that the first offering period under the 2016 Employee Stock Purchase Plan will commence on July 1, 2016 and end on December 30, 2016 (the last trading day of December);

•	permits participants to purchase shares of Common Stock at up to a 15% discount; and

•	limits the value of shares that a participant may purchase in a calendar year to $25,000 and, unless otherwise determined by the Administrator, the number of shares that a participant may purchase in an offering period to 50,000 shares.

4	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

PROXY SUMMARY

Auditors (page 74)

We ask that our shareholders ratify the selection of PricewaterhouseCoopers, LLP as our independent auditor for the year ending December 31, 2016. Below is summary information about PricewaterhouseCoopers’ fees for services provided in fiscal years 2015 and 2014.

YEAR ENDED DECEMBER 31	2015	2014

Audit Fees	$3,823,000	$1,646,000
Audit Related Fees	$10,000	$-
Tax Fees	$2,311,473	$100,000
All Other Fees	$1,800	$1,800
TOTAL	$6,146,273	$1,747,800

Shareholder Proposal (page 75)

People for the Ethical Treatment of Animals, a shareholder of the Company, proposes that the Board report to shareholders annually on measures being taken to prevent, detect and control Zika virus infection of nonhuman primates and human employees at the Company’s U.S. facilities and in surrounding human populations. The Board recommends a vote against this proposal.

Proxy Statement

LabCorp is providing you with these proxy materials in connection with its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). The Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement and LabCorp’s 2015 annual report on Form 10-K, as amended (the “2015 Annual Report”) were first mailed to shareholders of record on or about April 1, 2016. As used in this Proxy Statement, “LabCorp,” the “Company” and “we” may refer to Laboratory Corporation of America Holdings itself, one or more of its subsidiaries, or Laboratory Corporation of America Holdings and its consolidated subsidiaries, as applicable.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	5

GENERAL INFORMATION

2016 Annual Meeting of Shareholders

LabCorp’s 2016 Annual Meeting of Shareholders is scheduled to occur on Wednesday, May 11, 2016 at 9:00 a.m., Eastern Daylight Time. The Annual Meeting will be a completely virtual meeting and will be webcast live at LH.onlineshareholdermeeting.com. All owners of LabCorp’s common stock, par value $0.10 per share (the “Common Stock”), on March 14, 2016, the record date (the “Record Date”), are eligible to receive notice of, and to vote electronically at, the Annual Meeting over the Internet by using the 16-digit control number included in the Notice, proxy card or the voting instructions that accompanied these proxy materials. Representatives of PricewaterhouseCoopers LLP, Independent auditor for LabCorp for the years ending December 31, 2014 and December 31, 2015, will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 11, 2016

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), LabCorp has elected to provide access to its proxy materials and the 2015 Annual Report over the Internet and sent the Notice to shareholders of record as of the Record Date on or about April 1, 2016. The Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information about the Annual Meeting. All shareholders may access the proxy materials on the website referred to in the Notice (www.proxyvote.com) and we encourage shareholders to do so prior to submitting their votes. Shareholders may request to receive a printed set of the proxy materials by following the instructions provided in the Notice.

Shareholders may also request to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions on your proxy card or at www.proxyvote.com. Choosing to receive proxy materials by e-mail will save LabCorp the cost of printing and mailing documents and will reduce the impact of LabCorp’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Matters Subject to a Vote of the Shareholders

Current Proposals

The following matters are subject to a vote of the shareholders at the Annual Meeting:

•	Election of directors from among the nominees described in this Proxy Statement (see page 18);

•	Approval, on a non-binding advisory basis, of compensation for LabCorp’s executives (see page 53);

•	Approval of the Company’s 2016 Omnibus incentive Plan (see page 55);
•	Approval of the Company’s 2016 Employee Stock Purchase Plan (see page 69);

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2016 (see page 74); and

•	Vote on the shareholder proposal (see page 75).

Board Recommendations

The Board of Directors of the Company (the “Board”) recommends that shareholders vote as follows:

•	“FOR” the election of each of the nominees for director;

•	“FOR” the approval, on a non-binding basis, of the compensation for LabCorp’s executives;

•	“FOR” the approval of the Company’s 2016 Omnibus Incentive Plan;
•	“FOR” the approval of the Company’s 2016 Employee Stock Purchase Plan;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016;

•	“AGAINST” the shareholder proposal.

6	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

GENERAL INFORMATION

Other Business

The Board does not intend to bring any other business before the Annual Meeting and is not aware of any other matters to be brought before the meeting. See the section “Other Matters” on page 80 for information about presenting proposals for the 2017 Annual Meeting. Please also see the section “Identification and Evaluation of Director Candidates” on page 10 for information about shareholder nominations to the Board.

Voting Procedures and Solicitation of Proxies

Quorum and Voting Requirements

The Board is soliciting your vote at the Annual Meeting or at any later meeting should the scheduled annual meeting be adjourned or postponed for any reason. By using a proxy, which authorizes specific people to vote on your behalf, your shares can be voted whether or not you attend the Annual Meeting. At least a majority of the total number of shares of Common Stock issued and outstanding and entitled to vote on the Record Date must be present in person or by proxy at the Annual Meeting for a quorum to be established. At the close of business on the Record Date, there were 102,093,692 shares of Common Stock issued and outstanding.

Each share of Common Stock is entitled to one vote on each of the director nominees and one vote on each other matter that is properly presented at the Annual Meeting. In accordance with LabCorp’s Amended and Restated By-Laws (the “By-Laws”), director nominees must receive a majority of the votes cast to be elected, which under the By-Laws means that the number of shares voted “FOR” a director must exceed 50 percent of the votes cast with respect to that director. The Board has adopted a policy under which a director who does not receive the required vote for election as provided in the By-Laws will submit his or her resignation for consideration by the Board. The affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote is required for approval of the other proposals noted above. Abstentions will have no effect on the election of the directors, but will have the same effect as a vote against the other proposals scheduled for the Annual Meeting.

Voting by Record Holders

If your name is registered in LabCorp’s shareholder records as the owner of shares, there are four ways that you can vote your shares:

•	Over the Internet. Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Daylight Time on Tuesday, May 10, 2016. Once you enter the Internet voting system, you can record, confirm and change your voting instructions.

•	By telephone. Call 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Daylight Time on Tuesday, May 10, 2016. Once you enter the telephone voting system, a series of prompts will tell you how to record, confirm and change your voting instructions.

•	By mail. Mark your voting instructions on the proxy card (if you requested or received one), sign and date it, and return it in the prepaid envelope provided. For your mailed proxy card to be counted, it must be received before the polls close at the Annual Meeting on Wednesday, May 11, 2016.

•	By participating in the Annual Meeting. Participate in the virtual Annual Meeting by visiting LH.onlineshareholdermeeting.com and listening to the live webcast and vote your shares electronically over the Internet during the Annual Meeting. You may vote online during the Annual Meeting whether you are a shareholder of record or hold your shares through a bank, broker or other custodian (referred to as shares held “in street name”).

You may change your vote or revoke a proxy at any time prior to the Annual Meeting by:

•	Entering new instructions on either the telephone or Internet voting system before 11:59 p.m. Eastern Daylight Time on Tuesday, May 10, 2016.

•	Sending a new proxy card with a later date than the previously submitted proxy card. The new proxy card must be received before the polls close at the Annual Meeting on Wednesday, May 11, 2016.
•	Writing to LabCorp at 358 South Main Street, Burlington, North Carolina 27215, Attention: F. Samuel Eberts III, Secretary. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received before the Annual Meeting begins on Wednesday, May 11, 2016.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	7

GENERAL INFORMATION

All proxies duly executed and received by LabCorp will be voted in accordance with the instructions provided by the person executing the proxy or, in the absence of any instruction, will be voted in accordance with the Board’s recommendations on each proposal. Proxies will have the discretion to vote for or against any other matters that come before the Annual Meeting that are not otherwise specified in the Notice.

Voting by Holders in Street Name

If you hold shares through a bank, broker or other custodian (referred to as shares held “in street name”), the custodian will provide you with a copy of the Proxy Statement and a voting instruction form. Brokers and other holders of record have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the advisory vote on the selection of the independent auditors. On non-routine matters, such as the election of directors, the approval of the 2016 Omnibus Incentive Plan and the approval of the 2016 Employee Stock Purchase Plan, these banks, brokers and other holders of record do not have discretion to vote uninstructed shares and thus are not “entitled to vote” on such proposals, resulting in a broker non-vote for those shares. We encourage you to provide voting instructions so that your shares can be counted in the election of directors and the other matters to be considered at the Annual Meeting.

Even if your shares are held in street name, you may participate in the virtual Annual Meeting and vote your shares during the meeting by visiting LH.onlineshareholdermeeting.com, listening to the live webcast and casting your vote online.

Proxy Expenses

LabCorp will bear the expenses to prepare proxy materials and to solicit proxies for the Annual Meeting. LabCorp expects to reimburse banks, brokers, and other persons for their reasonable, out-of-pocket expenses in handling proxy materials for beneficial owners. LabCorp has also retained Morrow and Co., LLC for solicitation of holders of record as well as non-objecting beneficial owners. LabCorp paid Morrow and Co., LLC a fee of approximately $9,000 for these services, plus reimbursement of expenses.

Results of the Annual Meeting

The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting in a Current Report on Form 8-K filed with the SEC.

8	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

CORPORATE GOVERNANCE

Board Structure and Independence

We have a strong governance structure to ensure Board oversight and accountability to our shareholders, including:

•	a strong Lead Independent Director with a clearly defined role and responsibilities;

•	100 percent committee independence;

•	an annual self-assessment of performance and effectiveness by the Board;
•	annual elections of all directors;

•	majority voting for election of directors; and

•	no shareholder rights or “poison pill” plans.

Both management and the Board participate in an active engagement program with our shareholders. In addition to our ongoing engagement with shareholders regarding operational results and business strategy, we have specially engaged with shareholders representing more than 75 percent of the Company’s outstanding shares on matters related to our 2015 performance, executive compensation, long-term incentives, board structure and corporate governance, our acquisition of Covance Inc. and other matters. The purpose of the Board’s engagement program is to review compensation and corporate governance practices with shareholders, seek shareholder input on our approach to these subjects and incorporate shareholder feedback into the design of our compensation and governance programs. The results of all shareholder engagement are periodically reviewed with the entire Board.

Board Composition

LabCorp’s By-Laws provide for a Board of no fewer than one and no more than fifteen directors. There are currently ten members of the Board standing for reelection at the Annual Meeting. For more details about the nominees for directors and their biographies, please see “Proposal One: Election of Directors” (page 18).

We have a long-standing commitment to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue the strategic objectives of LabCorp and ensure the Company’s long-term vitality for the benefit of our shareholders. The cornerstone of our practices is an independent and qualified board of directors. All directors are elected annually by a majority of votes cast by shareholders. All Board committees are composed entirely of independent directors.

The Board carefully evaluates each incoming director candidate based on selection criteria and overall priorities for Board composition that are periodically reviewed by the Nominating and Corporate Governance Committee with input from the rest of the directors. As our directors’ commitments change, the Board revisits their situations to ensure that they can continue to serve the best interests of the Company and our shareholders. We also focus on Board renewal to ensure a mix of longer tenured directors and fresh perspective in the boardroom.

We demand high standards of ethics from our directors and management as described in our Corporate Governance Guidelines and Code of Business Conduct and Ethics. Our governance principles are available under the Corporate Governance tab of the Investor Relations page of our website at www.labcorp.com. We have included some highlights from these principles and a summary of key policies below.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	9

CORPORATE GOVERNANCE

Board Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. The Board has established guidelines for determining director independence that are consistent with the current listing standards of the New York Stock Exchange (the “Listing Standards”). In addition, director affiliations and transactions are regularly reviewed to ensure that there are no conflicts or relationships that might impair a director’s independence from the Company, senior management and our independent registered accounting firm as defined in the Listing Standards. Other than Mr. King, all of our current Board members and all of the nominees for director qualify as “independent” as defined in the Listing Standards.

Board Leadership

The Chairman of the Board leads the Board and oversees board meetings and the delivery of information necessary for the Board’s informed decision making. The Chairman also serves as the principal liaison between the Board and our management. The Board determines whether the roles of Chairman and Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the Company. Currently, the Board believes that the positions of Chairman and Chief Executive Officer should be held by the same person as this combination has served and is serving the Company well by providing unified leadership and direction.

The Board has also established the position of Lead Independent Director to be filled at the Board’s discretion when the Chief Executive Officer also serves as Chairman or the Chairman otherwise is not an independent director. The Lead Independent Director, among other tasks assigned in the Company’s Corporate Governance Guidelines, presides at executive sessions of the Board, serves as a liaison between the Chairman and the other directors, and advises the Chairman with respect to the schedule, agenda and information for Board meetings. The Board believes that appointing a Lead Independent Director provides an efficient and effective leadership model for the Company by fostering clear accountability, effective decision-making, alignment on corporate strategy between the Board and management and a cohesive public face for the Company’s independent Board members. Mr. Mittelstaedt currently serves as our Lead Independent Director, a role he has held since 2009. Mr. Mittelstaedt meets regularly with Mr. King to review operations and strategic issues discussed with the Board and other matters relating to the Board’s oversight functions.

The Board holds executive sessions without Company management and non-independent director participation. These sessions are generally held at each regularly scheduled meeting of the Board and at each special meeting upon the request of a majority of the independent directors attending the special meeting. The Company’s Corporate Governance Guidelines provide that the independent directors shall meet on a periodic basis, but no fewer than five times a year on the same day as the regularly scheduled Board meetings. In 2015, Mr. Mittelstaedt in his capacity as the Lead Independent Director chaired six meetings of the independent and non-employee directors to discuss strategy, compensation, succession planning and other matters.

Annual Board Self-Assessment

The Board conducts a self-assessment of its performance and effectiveness on an annual basis. The purpose of the self-assessment is to determine whether the Board and its committees are functioning effectively and to improve the performance of the Board as a unit. As part of the assessment, each director completes a questionnaire developed by the Nominating and Corporate Governance Committee and the Lead Independent Director interviews each director individually. The results of the questionnaire and interview process are discussed by the Nominating and Corporate Governance Committee and are then presented to the full Board for review and discussion. In addition, each Board Committee conducts a similar self-assessment of its performance focused on the Committee’s key responsibilities. Feedback from the Committees’ self-assessments is reviewed in the applicable Committee and also presented to the full Board for review and discussion.

Identification and Evaluation of Director Candidates

Identification of Director Candidates

The Nominating and Corporate Governance Committee recommends a slate of directors to the Board for election by the Company’s shareholders at each annual meeting of shareholders and recommends candidates to the Board to fill any vacancies. Each member of the Board identifies potential candidates and these candidates are regularly reviewed by the committee, which maintains an active list of potential Board candidates. In addition, the committee is

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authorized to engage professional search firms at the Company’s expense, including to assist with the identification, evaluation and due diligence on potential nominees for the Board. In 2015, the Company retained Korn/Ferry International to assist with identifying potential nominees to the Board. The Nominating and Corporate Governance Committee believes it is important to maintain a Board with diverse experiences and expertise, including industry and scientific and medical experience, financial expertise, global business experience and executive leadership experience.

Shareholders may also nominate individuals to the Board. A shareholder may submit a nomination for consideration at the 2017 Annual Meeting of Shareholders by providing certain information as set forth in the By-Laws, in writing, to the Corporate Secretary of the Company at 358 South Main Street, Burlington, NC 27215. Nominations for the 2017 Annual Meeting must be received no earlier than January 11, 2017 and no later than March 12, 2017. The By-Laws may be obtained free of charge by writing to the Company’s Corporate Secretary and were included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2008.

LABCORP BOARD OF DIRECTOR SKILLS AND EXPERIENCE

Expertise	Current and/or past responsibilities:

Accounting	Experience with financial statements, reporting and internal controls and accounting principles and practices

Executive Leadership	Executive leadership and public company experience

Corporate Governance	Understanding of executive compensation and risk management

HealthCare/Industry	Understanding of the healthcare system and practicing physician perspective; deep industry experience, including clinical laboratory, pharmaceutical, drug testing, consumer marketing and health information technology expertise

Sales & Marketing	Global business strategy, sales, marketing and executive management experience

As part of the Company’s continued process of Board renewal and succession planning, Ms. Parham (page 21) was appointed to the Board effective February 8, 2016. Ms. Parham was identified with the assistance of Korn/Ferry International pursuant to the retention discussed above.

Evaluation of Director Candidates

When evaluating prospective candidates for director, including those nominated by shareholders, the Nominating and Corporate Governance Committee conducts individual evaluations of the candidates, taking into account the criteria enumerated in the Company’s Corporate Governance Guidelines (see description below). Among other things, the Committee considers whether prospective candidates have:

•	personal and professional integrity;

•	skills and experience to advise the Company regarding its medical, scientific, operational, strategic and governance goals;

•	interest, capacity and willingness to serve the long-term interests of the Company’s shareholders;
•	ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and Committee meetings;

•	exceptional ability and judgment; and

•	freedom from personal and professional relationships that would adversely affect the ability to serve the best interests of the Company and its shareholders.

The Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the Company’s business needs and the current composition of the Board, including, among other characteristics, diversity. The Company believes that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender and ethnicity. The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions, including experience with publicly traded national, international or multinational companies, executive or financial management experience and/or achievement with distinction in their chosen fields. The Board believes that its composition reflects a balance of skills, experiences, diversity and expertise that provides strong and broad oversight, practical experience and strategic vision to the Company.

Director candidates, other than sitting directors, may be interviewed by the Chairman of the Nominating and Corporate Governance Committee, other directors, the Chief Executive Officer and the Corporate Secretary. The results of these interviews, as well as any other materials received by the Nominating and Corporate Governance Committee that it deems appropriate, are considered by the Nominating and Corporate Governance Committee in making its recommendation to the Board.

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CORPORATE GOVERNANCE

Communications with the Board

Shareholders and interested parties may communicate with the Board, individually or as a group, by submitting written communications to the appropriately addressed Board member(s), c/o Corporate Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215.

All communications with the Board will be reviewed initially by the Corporate Secretary, who will relay all communications to the appropriate director or directors unless the communication is:

•	an advertisement or other commercial solicitation or communication;

•	obviously frivolous or obscene;

•	unduly hostile, threatening or illegal; or
•	related to trivial matters (in which case it will be delivered to the intended recipient for review at the next regularly scheduled Board meeting).

Each director has the discretion to determine whether any of the communications addressed to their attention should be presented to the full Board, to one or more of its committees or to the Company’s management. Each director also has the discretion to determine whether a response to the person sending the communication is appropriate. Any response will be made through the Company’s Corporate Secretary in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

The Nominating and Corporate Governance Committee, comprised entirely of independent, non-employee directors, has reviewed and approved the foregoing procedures and is responsible for recommending changes to the procedures as necessary.

Corporate Governance Policies and Procedures

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that address a number of topics, including composition of the Board, director independence, annual self-assessment by the Board and its Committees, retirement of directors and succession planning. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines on a regular basis and any proposed additions or amendments are submitted to the full Board for its consideration. Shareholders may request a printed copy of the Corporate Governance Guidelines from the Corporate Secretary or access a copy on the Investor Relations page under the Corporate Governance tab of LabCorp’s website at www.labcorp.com.

Code of Business Conduct and Ethics

The Board has also adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company and its subsidiaries and affiliates. The Code sets forth Company policies and expectations on a number of topics, including but not limited to, conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of Company assets, and business ethics. The Code also sets forth procedures for reporting and handling any potential violation of the Code, conflicts of interest and the appearance of any conflict of interest. The Code is regularly reviewed by management, the Audit Committee and the Quality and Compliance Committee and proposed additions or amendments are considered by the full Board. Shareholders may request a printed copy of the Code of Business Conduct and Ethics from the Corporate Secretary or access a copy under the Corporate Governance tab of the Investor Relations page on LabCorp’s website at www.labcorp.com. In addition, any waivers for directors, officers and employees of the Company or amendments to the Code will also be posted on LabCorp’s website.

Board’s Role in Risk Management

Enterprise Risk Management

The Board believes that effective enterprise risk management is an integral part of Board and Committee deliberations throughout the year. The Audit Committee annually reviews the Company’s enterprise risk management process and the comprehensive assessment of key financial, operational and regulatory risks identified by management, as well as mitigating practices. The Audit Committee then discusses the processes and results with the full Board. In addition, the Board discusses risks related to the Company’s strategic plan and other topics as appropriate. The Board receives regular reports directly from officers responsible for management of operations, financial reporting, legal and regulatory compliance, information technology and medical and scientific standard of care. Each Committee conducts its own risk assessment and

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risk management activities throughout the year, some of which are highlighted in the “Board Committees and Their Functions” section below, and reports its conclusions to the Board. The Board also encourages management to promote a corporate culture that integrates risk management into the Company’s corporate strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile. Through these processes, the Board oversees a system to identify, assess and address material risks to the Company on a timely basis.

Compensation Risk Assessment

The Compensation Committee regularly reviews the Company’s compensation policies and procedures to ensure that those practices are consistent with emerging best practices, are aligned with the shareholders’ interests and support the Company’s objective to attract and retain skilled and talented employees. Throughout the year, management reviews compensation policies, practices and changes in applicable regulations with the Compensation Committee, including the impact of the Company’s pay practices on the Company’s risk profile. The Compensation Committee also works directly with its independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook & Co.”), to evaluate the Company’s compensation philosophy and objectives to identify potential risks in the Company’s pay practices. After reviewing the Compensation Committee’s findings, the Board has concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Related Party Transactions

In accordance with the Company’s Audit Committee charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. The Company’s directors and key employees, including all members of senior management, complete annual reports disclosing, or certifying the absence of, any related party transactions. The Audit Committee reviews all potential material transactions involving related parties (as such transactions are defined by Item 404(a) of Regulation S-K as promulgated by the SEC) before allowing the Company to enter into any such transaction. The Company has not adopted a static set of criteria to be applied in evaluating a related party transaction and instead tailors the scope of its review to the particular circumstances presented by each transaction to ensure that any such transaction is thoroughly reviewed and evaluated.

Board Committees and Their Functions

The Board has four standing committees that are each composed entirely of independent directors. The Nominating and Corporate Governance Committee reviews committee and committee chair assignments annually, and recommends committee rosters to the full Board after considering factors such as the directors’ business and corporate governance experience, their preferences, criteria for specific committee service, the directors’ other responsibilities and scheduling flexibility. Assignments ensure that each committee has an appropriate mix of tenure and experience. Committee membership shown below is as of March 14, 2016:

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	QUALITY AND COMPLIANCE COMMITTEE

Kerrii B. Anderson
Jean-Luc Bélingard
D. Gary Gilliland
David P. King
Garheng Kong
Robert E. Mittelstaedt, Jr.
Peter M. Neupert
Richelle P. Parham
Adam H. Schechter
R. Sanders Williams

Chairperson
Member
Financial Expert

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CORPORATE GOVERNANCE

Charters for each of the committees are available in print to any shareholder upon request submitted to the Corporate Secretary and are also available under the Corporate Governance tab of the Investor Relations page of the Company’s website at www.labcorp.com. Each committee reviews its respective Charter on an annual basis.

Audit Committee

Members: Ms. Anderson (Committee Chair, Financial Expert), Dr. Gilliland, Mr. Neupert, Ms. Parham and Dr. Williams.

The Audit Committee is responsible for assisting the Board with the following functions:

•	the selection, appointment, compensation and oversight of the work of any independent registered public accounting firm employed by the Company;

•	reviewing the qualifications and independence of the Company’s independent registered public accounting firm;

•	assisting the Board with oversight of the integrity of the financial statements of the Company;

•	ensuring that the Company complies with legal and regulatory requirements as they impact the Company’s financial statements or reporting systems;
•	overseeing the Company’s internal audit functions and internal controls;

•	overseeing the Company’s management of financial risks; and

•	producing an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement.

The Audit Committee constitutes a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Ms. Anderson is an “audit committee financial expert” as defined in the SEC’s rules. The Board of Directors has also determined that Ms. Anderson has the “accounting or related financial management expertise” required by the Listing Standards.

Compensation Committee

Members: Mr. Mittelstaedt (Committee Chair), Mr. Bélingard, Dr. Kong, and Mr. Schechter.

The Compensation Committee is responsible for assisting the Board with the following functions:

•	reviewing the Company’s compensation and benefit policies, procedures and objectives, including any perquisites paid to the CEO and other executive officers and directors;

•	performing an annual review of and making recommendations to the full Board regarding the goals and objectives for CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and reviewing the compensation paid to the CEO and other executive officers;

•	reviewing and evaluating the compensation paid to the Company’s directors;
•	monitoring the evolving executive compensation landscape and considering shareholder feedback;

•	reviewing and overseeing the Company’s incentive compensation and equity plans;

•	evaluating the Company’s pay practices in relation to the Company’s risk profile; and

•	producing a Compensation Committee report as required by the SEC to be included in the Company’s annual proxy statement.

The Compensation Committee has delegated to Mr. King the task of designing annual incentive plans for the other executive officers using targets established by and input provided by the Compensation Committee. For a discussion of Mr. King’s role in determining executive compensation, see the “Compensation Discussion and Analysis” section below (page 24).

The Compensation Committee has the sole authority to retain and terminate outside compensation consultants to evaluate executive officer and director compensation. For 2015 the Compensation Committee retained Cook & Co. as its outside independent compensation consultant. Cook & Co. does no other work for the Company or its management except as directed by the Chairman of the Compensation Committee. See the “Compensation Discussion and Analysis” section below (page 24) for more information about Cook & Co.’s role in recommending the amount or form of executive compensation.

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Nominating and Corporate Governance Committee

Members: Mr. Neupert (Committee Chair), Ms. Anderson, Dr. Kong, and Mr. Mittelstaedt

The Nominating and Corporate Governance Committee is responsible for assisting the Board with the following functions:

•	identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

•	recommending to the Board the director nominees for the annual meeting of shareholders and the director nominees for each Board Committee;
•	reviewing and reassessing, on an annual basis, the adequacy of the corporate governance principles of the Company and recommending any proposed changes to the Board for approval; and

•	leading the Board in its annual self-assessment.

Quality and Compliance Committee

Members: Dr. Williams (Committee Chair), Mr. Bélingard, Dr. Gilliland, and Mr. Schechter

The Quality and Compliance Committee is responsible for assisting the Board in carrying out its oversight responsibility with respect to quality and compliance issues. This oversight responsibility includes ensuring that management adopts and implements policies and procedures that require the Company’s employees to act in accordance with high ethical standards, deliver high quality services and comply with healthcare and other legal requirements. The Quality and Compliance Committee is responsible for reviewing the Company’s processes intended to assure excellent performance and meet scientific, medical and regulatory quality performance benchmarks.

In furtherance of the foregoing, the Quality and Compliance Committee annually reviews the Company’s programs and practices related to scientific, medical and regulatory quality and compliance including a periodic reassessment of the adequacy of:

•	the Company’s Annual Compliance Audit Plans for monitoring quality and compliance risk areas;

•	quality and compliance policy development;

•	quality and compliance reporting/tracking systems;

•	investigation and remediation practices for quality and compliance issues;
•	education and training of Company personnel on quality and compliance; and

•	quality and compliance function responsibilities, staffing and budget.

Additionally, the Quality and Compliance Committee meets regularly, but no less than annually, with each of the Company’s Chief Compliance Officer and Chief Medical Officer of LabCorp Diagnostics and, as necessary, members of corporate compliance and the heads of the Company’s quality functions, regarding the implementation and effectiveness of the Company’s scientific, medical and regulatory compliance program, and receives and review periodic reports regarding, among other things:

•	compliance-related activities and on-going compliance training programs;

•	the quality assurance activities conducted by the quality functions;

•	compliance auditing;

•	the results of internal quality audits;
•	the results of inspections by regulatory authorities;

•	any significant deviations observed by the Company’s quality functions; and

•	the status of any corrective and preventative action plans initiated by those functions.

Board and Committee Meetings

During 2015, the Board held six meetings and acted four times by unanimous written consent. In his capacity as the Lead Independent Director, Mr. Mittelstaedt chaired six meetings of the independent and non-employee directors on the same days as the regularly scheduled Board meetings. The Audit Committee held nine meetings, the Compensation Committee held seven meetings, the Nominating and Corporate Governance Committee held four meetings, and the Quality and Compliance Committee held three meetings. During 2015, each of the directors attended no less than 96.4 percent of the total meetings of the Board and the Committees of which he or she was a member. Members of the Board are encouraged to attend the Annual Meeting of Shareholders and all of the directors attended the 2015 Annual Meeting of Shareholders except for Ms. Parham, who did not begin serving as a director until February 2016.

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DIRECTOR COMPENSATION

The Company’s director compensation is designed to attract and retain highly qualified, independent directors to represent shareholders on the Board and act in their best interest. The Compensation Committee, which consists solely of independent directors, has primary responsibility for setting our director compensation program. Cook & Co., the Committee’s independent compensation consultant, assists the Compensation Committee in evaluating our director compensation program.

Elements of Non-Employee Director Compensation

Director compensation is designed to align director compensation with emerging best practices and reflect the Board’s belief that director compensation should not depend upon the number of meetings held but rather on the ongoing work and role of the directors throughout the year. For 2015, elements of non-employee director compensation included the following:

•	Annual Retainer. An annual retainer was paid to each non-employee director in quarterly installments. The annual retainer was increased from $90,000 to $100,000 effective as of October 12, 2015.

•	Committee Chair Retainer. The Chair of each standing committee of the Board received an additional retainer, paid on a quarterly basis. Effective as of April 14, 2015, the retainer for the Chair of the Audit Committee was increased from $15,000 to $25,000, the retainer for the Chair of the Compensation Committee was increased from $12,500 to $20,000 and the retainers for the Chairs of the Nominating and Corporate Governance Committee and the Quality and Compliance Committee each were increased from $10,000 to $15,000.

•	Lead Independent Director Retainer. Effective as of October 12, 2015, the retainer for the Lead Independent Director was increased from $20,000 to $25,000, paid on a quarterly basis.

•	Equity Compensation. Each non-employee director who was then serving on the Board received a grant of restricted stock units having a value of approximately $150,000 on March 11, 2015, subject to the requirements of the Company’s Director Stock Ownership Program (as further described below). The number of restricted stock units granted was determined by using the closing price of the Company’s Common Stock on the grant date
($121.24). The restricted stock units vested fully on March 11, 2016.

Effective as of October 12, 2015, the annual grant of restricted stock units to each non-employee director was increased in value to approximately $160,000, subject to the requirements of the Company’s Director Stock Ownership Program (as further described below). Because the annual equity awards for 2015 already had been granted at the time of approval of this change, it was first effective for grants made in 2016.

In addition, the Company has a policy of granting to each new director that joins the Board equity awards with a prorated amount of the value of the annual award granted to all directors with a one-year vesting period.

•	Reimbursement of Expenses. Each director is reimbursed for his or her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its Committees, as well as for related activities such as director education courses and materials consistent with our policies concerning reimbursement for travel, entertainment and other expenses.

The increases in the annual retainer and to equity compensation made in 2015 were made in consideration of LabCorp’s current positioning (and in anticipation of future market changes), the fact that there had been no changes to the director compensation program since 2012 and the Company’s increased size and scope of responsibilities following the Covance acquisition. In addition, all of the increases were designed to position the applicable element of compensation closer to the competitive median of the peer group used for purposes of executive compensation and the increase in Committee Chair retainers were also made to maintain parity between committees.

Director Stock Ownership Program

Maintaining a significant personal level of stock ownership ensures that each director is financially aligned with the interests of our shareholders. The Board believes that by holding an equity position in the Company, directors demonstrate their commitment to and belief in the long-term success of the Company. The Company’s Director Stock Ownership Program requires that each director must acquire and maintain a level of ownership of Company common stock. In October 2015, the Board increased the required level of ownership from a number of shares having a value of $300,000 to a number of shares having a value of $500,000. For purposes of determining whether the stock ownership

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requirement is satisfied, a calculation is performed for each director annually as of the business day closest to June 30 of each year (the “Measurement Date”), utilizing the average closing price of the Company’s common stock for the 90 day period ending on the Measurement Date. For new participants, the stock ownership requirement is initially determined as of the date that the director becomes a participant, utilizing the average closing price of the Company stock for the 90 day period ending on that date.

Until the ownership requirement is met, a director is required to hold 50 percent of any shares of common stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of any shares utilized to pay for the exercise price of the option and any tax withholding, if applicable. If a director fails to meet or show progress towards satisfying these requirements, the Compensation Committee may reduce future equity grants or other incentive compensation to that director. Each director is required to maintain the required level of stock ownership for his or her entire tenure of service on the Board. Each member of our Board is currently in compliance with the director stock ownership program, either through meeting the ownership requirement, or by satisfying the holding requirement.

Summary of 2015 Compensation to Non-Employee Directors

The compensation paid by the Company to the non-employee directors for 2015 is set forth in the table below. Information on compensation for Mr. King is set forth in the “Executive Compensation” section below (page 42).

NAME	FEES EARNED OR PAID IN CASH ($)(1)	RESTRICTED STOCK UNIT AWARDS ($)(2)	TOTAL ($)

Kerrii B. Anderson	$115,000	$150,000	$265,000
Jean-Luc Bélingard	$92,500	$150,000	$242,500
D. Gary Gilliland	$92,500	$150,000	$242,500
Garheng Kong	$92,500	$150,000	$242,500
Robert E. Mittelstaedt, Jr.	$131,875	$150,000	$281,875
Peter M. Neupert	$106,250	$150,000	$256,250
Adam H. Schechter	$92,500	$150,000	$242,500
R. Sanders Williams	$106,250	$150,000	$256,250

(1)	Includes annual retainer payments of $92,500 for each director. Also includes Committee Chair retainer payments of $22,500 to Ms. Anderson, $18,125 to Mr. Mittelstaedt, $13,750 to Mr. Neupert and $13,750 to Dr. Williams. Mr. Mittelstaedt also received $21,250 for serving as Lead Independent Director.
(2)	Amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for restricted stock units awarded to each director in 2015. For a discussion of the assumptions made in these valuations, see Note 14 to the Company’s audited financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2015. The aggregate number of restricted stock units held by each director as of December 31, 2015 was 1,237. There were no unvested non-qualified stock options as of December 31, 2015.

The aggregate number of vested and exercisable stock options held by each director as of December 31, 2015 was as follows: Ms. Anderson – 15,692; Mr. Bélingard – 16,988; Dr. Gilliland – 0; Dr. Kong – 0; Mr. Mittelstaedt – 15,692; Mr. Neupert – 0; Mr. Schechter – 0; and Dr. Williams – 5,700. No stock options were granted to the directors beginning in 2013.

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DIRECTOR COMPENSATION

PROPOSAL ONE – Election of Directors

The Nominating and Corporate Governance Committee and the full Board have nominated each of David P. King, Kerrii B. Anderson, Jean-Luc Bélingard, D. Gary Gilliland, Garheng Kong, Robert E. Mittelstaedt, Jr., Peter M. Neupert, Richelle P. Parham, Adam H. Schechter and R. Sanders Williams for election at the Annual Meeting to hold office until the next annual meeting of shareholders or until his or her earlier resignation or removal. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board can either reduce its size or designate a substitute nominee. If the Board designates a substitute, your proxy will be voted for the substitute nominee.

Information about each nominee is included below, including details about the nominee’s qualifications, skills and experiences that supported the determination by the Nominating and Corporate Governance Committee and the Board that the person should serve as a director of LabCorp.

Nominees to the Board of Directors

Age: 59 Chairman and Chief Executive Officer Director since May 2007

DAVID P. KING

Mr. King has served as Chairman of the Board, President, and Chief Executive Officer of the Company since May 6, 2009; prior to that date he served as a director, President and Chief Executive Officer of the Company since January 1, 2007. Mr. King served as Executive Vice President and Chief Operating Officer from December 2005 to January 2007, as Executive Vice President of Strategic Planning and Corporate Development from January 2004 to December 2005 and was hired in September 2001 as Senior Vice President, General Counsel and Chief Compliance Officer. Prior to joining the Company, he was a partner with Hogan & Hartson LLP (now Hogan Lovells US LLP) in Baltimore, Maryland from 1992 to 2001. Mr. King was appointed to the board of directors of Cardinal Health, Inc. in 2011 and chairs its Human Resources and Compensation Committee. He also sits on the boards of directors of the Seattle Science Foundation, PATH, Inc., and the American Clinical Laboratory Association. He is also on the board of trustees of Elon University and Durham Academy. Mr. King has over 10 years’ experience with the Company in a variety of roles of increasing responsibility in corporate operations, strategic planning, and corporate administration. Mr. King has a deep understanding of the clinical laboratory industry, business strategy, sales and marketing and executive management of the Company and its operations.

Age: 58 Independent Director Director since May 2006

KERRII B. ANDERSON

Ms. Anderson has served as a director of the Company since May 17, 2006. Ms. Anderson was Chief Executive Officer of Wendy’s International, Inc., a restaurant operating and franchising company, from April 2006 until September 2008, when the company was merged with Triarc. Ms. Anderson served as Executive Vice President and Chief Financial Officer of Wendy’s International from 2000 to 2006. Prior to this position, she was Chief Financial Officer, Senior Vice President of M/I Schottenstein Homes, Inc. from 1987 to 2000. Ms. Anderson served as the Chairwoman of the Board of Chiquita Brands International Inc. from October 2012 until the Company was sold on January 6, 2015, and was the Chairwoman of the Nominating and Corporate Governance Committee and a Member of the Audit Committee. She is also a director and a member of the Compensation Committee and Audit Committee of Worthington Industries, Inc. Ms. Anderson serves on the financial committee of Columbus Foundation, on the Board of Trustees of Ohio Health and on the Board of Trustees for Elon University, and she chairs the Audit Committee for Elon. She also was a director of PF Chang’s China Bistro, Inc. from 2010 until June 2012 and Wendy’s International from 2006 until September 30, 2008. She has a strong record of leadership in operations and strategy. Ms. Anderson is also an audit committee financial expert as a result of her experience as CEO and CFO of Wendy’s International, Inc. Through her service on other public company boards, Ms. Anderson brings extensive financial, corporate governance and executive compensation experience to the Company’s Board.

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Age: 67 Independent Director Director since April 1995

JEAN-LUC BÉLINGARD

Mr. Bélingard has served as a director of the Company since April 28, 1995. Since 2011, Mr. Bélingard has been Chairman of bioMérieux, the worldwide leader of the IVD microbiology segment. Mr. Bélingard also served as Chief Executive Officer of bioMérieux from July 2011 to April 2014. Mr. Bélingard retired as Chairman and Chief Executive Officer of Ipsen SA, a diversified French healthcare holding company, on November 22, 2010. He had served in that position since 2001. Prior to this position, Mr. Bélingard was Chief Executive Officer from 1999 to 2001 of bioMérieux-Pierre Fabre, a diversified French healthcare holding company, where his responsibilities included the management of that company’s worldwide pharmaceutical and cosmetic business. Mr. Bélingard is also a director of Stallergenes (France) and of Lupin Limited since October 27, 2015. Mr. Bélingard was also a director of Celera Corporation, a former division of Applera Corporation, from May 2008 to May 2010. Mr. Bélingard served as a director and member of the Audit Committee of Nicox (France) from December 2002 to August 2010. Mr. Bélingard was a director of Applera Corporation, Norwalk, Connecticut from 1993 to June 2008. From 1990 to 1999, Mr. Bélingard was CEO of Roche Diagnostics and a member of the Hoffman La Roche group Executive Committee. Mr. Belingard’s long tenure at Roche, Ipsen and BioMérieux demonstrates his valuable business, leadership and management experience, including leading a large organization with global operations. He brings a strong strategic and operational background to the Company’s Board. He also brings an important international perspective to the Board’s deliberations. Mr. Bélingard has extensive corporate governance experience through his service on other public company boards.

Age: 61 Independent Director Director since April 2014

D. GARY GILLILAND, M.D., PH.D.

Dr. Gilliland has served as a director of the Company since April 1, 2014. Since January 2, 2015, Dr. Gilliland has served as President and Director of the NCI designated Fred Hutchinson Cancer Research Center in Seattle, WA. Prior to that, he was the inaugural Vice Dean and Vice President for Precision Medicine at the University of Pennsylvania Perelman School of Medicine from October 2013 to January 2015, where he was responsible for synthesizing research and clinical-care initiatives across all medical disciplines including cancer, heart and vascular medicine, neurosciences, genetics and pathology, in order to create a national model for the delivery of precise, personalized medicine. From 2009 until he joined Penn Medicine in 2013, Dr. Gilliland was Senior Vice President of Merck Research Laboratories and Oncology Franchise Head. At Merck, Dr. Gilliland oversaw first-in-human studies, proof-of-concept trials, and Phase II/III registration trials that included the development of pembrolizumab (anti-PD1) for treatment of cancer, and managed all preclinical and clinical oncology-licensing activities. Prior to joining Merck, Dr. Gilliland was a member of the faculty at Harvard Medical School for nearly 20 years, where he served as Professor of Medicine and a Professor of Stem Cell and Regenerative Biology. He was also an Investigator of the Howard Hughes Medical Institute from 1996 to 2009, Director of the Leukemia Program at the Dana-Farber/Harvard Cancer Center from 2002 to 2009, and Director of the Cancer Stem Cell Program of the Harvard Stem Cell Institute from 2004 to 2009. Dr. Gilliland has a Ph.D. in Microbiology from UCLA and an M.D. from UCSF. He is board-certified in Internal Medicine and had his Fellowship training in Hematology and Oncology, all at Harvard Medical School. Dr. Gilliland’s expertise in cancer genetics and his experience working within medical communities ranging from academia to the pharmaceutical industry position him to provide a practical and balanced perspective to the Board.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	19

DIRECTOR COMPENSATION

Age: 40 Independent Director Director since December 2013

GARHENG KONG, M.D., PH.D.

Dr. Kong has served as a director of the Company since December 1, 2013. Dr. Kong is the Managing Partner of Sofinnova HealthQuest Capital, a healthcare-focused investment firm, and was previously a general partner at Sofinnova Ventures, a position he held from 2010 to 2013. Before joining Sofinnova, Dr. Kong was a general partner from 2000 to 2010 at Intersouth Partners, a venture capital firm where he was a founding investor or board member for various life science ventures, several of which were acquired by large pharmaceutical companies. Prior to his investing career, Dr. Kong was employed by GlaxoSmithKline, McKinsey & Company, and TherOx. Dr. Kong has served on the board of directors of Histogenics Corporation, a public biotechnology company where he also serves as the Chairman of the board, since 2012. Since November 2008, Dr. Kong has been the Chairman of the board of Cempra Pharmaceuticals, where he has been a board member since September 2006. Dr. Kong has been on the board of Alimera Sciences since October 2012 and sits on the Duke University Medical Center Board of Visitors. Dr. Kong holds an M.D., Ph.D. in Biomedical Engineering and an M.B.A. from Duke University. Dr. Kong brings to the Board knowledge and experience in both the healthcare and finance fields based on his medical background and his work in life science-related venture capital.

Age: 72 Lead Independent Director Director since November 1996

ROBERT E. MITTELSTAEDT, JR.

Mr. Mittelstaedt has served as a director of the Company since November 1996. Mr. Mittelstaedt is Dean Emeritus of the W. P. Carey School of Business at Arizona State University where he served as Dean and Professor of Management from 2004 to 2013. Prior to June 30, 2004, he was Vice Dean, Executive Education of The Wharton School, University of Pennsylvania. Mr. Mittelstaedt had served with The Wharton School since 1973, with the exception of the period from 1985 to 1989 when he founded, served as Chief Executive Officer, and subsequently sold Intellego, Inc., a company engaged in practice management, systems development, and service bureau billing operations in the medical industry. Mr. Mittelstaedt serves as a director and Compensation Committee chair of W. P. Carey, Inc. and also serves as a director and chair of the Nominating & Corporate Governance Committee of Innovative Solutions & Support, Inc. Mr. Mittelstaedt brings to the Board experience as a recognized expert in business strategy, corporate governance and executive compensation issues. Mr. Mittelstaedt serves as the Board’s Lead Independent Director and brings a deep understanding of the role of the Board and its oversight of corporate governance and business strategy.

Age: 59 Independent Director Director since January 2013

PETER M. NEUPERT

Mr. Neupert has served as a director of the Company since January 2013. Mr. Neupert was an Operating Partner at Health Evolution Partners, a health only, middle market private equity firm, from January 2012 until June 2015. Prior to that, Mr. Neupert served as Corporate Vice President of the Microsoft Health Solutions Group from its formation in 2005 to January 2012. Mr. Neupert served on the President’s Information Technology Advisory Committee (PITAC), co-chairing the Health Information Technology subcommittee and helping to drive the “Revolutionizing Health Care Through Information Technology” report, published in June 2004. Mr. Neupert served as the founding President and Chief Executive Officer of drugstore.com from 1998 to 2001 and as Chairman of the Board of Directors through September 2004. Mr. Neupert is also a director of Clinithink Ltd, Freedom Innovations LLC, Adaptive Biotechnologies, Inc. and higi LLC. He served on the board of directors of QSI from August 2013 to January 2014. He serves as a trustee for the Fred Hutchinson Cancer Research Center and was an active member of the Institute of Medicine’s Roundtable on Value & Science-Driven Healthcare from 2007 to 2011. Mr. Neupert brings to the Board experience as a recognized expert in health information technology and perspective on how to grow shareholder value leveraging business strategies with technology. His prior experience as a public company CEO and board member of both private and public companies brings practical insight to the Board with respect to business strategy, corporate governance and emerging trends in healthcare. Mr. Neupert’s previous business experience also enables him to provide the Board with an understanding of businesses and services adjacent to the diagnostic testing industry.

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DIRECTOR COMPENSATION

Age: 48 Independent Director Director since February 2016

RICHELLE P. PARHAM

Ms. Parham has served as a director of the Company since February 8, 2016. Ms. Parham has been a member of the Board of Directors of Scripps Network Interactive Inc (NYSE: SNI) since May 2012, and a member of the Drexel University Board of Trustees since May 2014. Ms. Parham has more than 20 years of business and marketing experience at such companies as eBay, Visa Inc., Digitas, Inc. (now DigitasLBi), leading end-to-end marketing efforts including brand, performance and loyalty marketing. Ms. Parham served as Chief Marketing Officer of eBay from November 2010 to March 2015. She was Head of Global Marketing Innovation and Head of Global Marketing Services at Visa from 2008 to 2010. Ms. Parham was Senior Vice President of Strategy and Enablement from 2007 to 2008 at Rapp Collins. And, Ms. Parham served in a series of senior roles at Digitas from 1994 to 2007, with her last role as Senior Vice President General Manager of the Digitas Chicago office. Ms. Parham was named to the Forbes 2014 “50 Most Influential CMOs in the World” and Fast Company’s “Most Creative People in Business 1000.” She holds double Bachelor of Science degrees in Business Administration and Design Arts from Drexel University. Ms. Parham’s experience leading global branding and marketing, as well as her expertise in understanding consumers and the consumer decision journey are added perspectives for the Board given the increasing importance of the consumer and healthcare decision making.

Age: 51 Independent Director Director since April 2013

ADAM H. SCHECHTER

Mr. Schechter has served as a director of the Company since April 1, 2013. Mr. Schechter is an Executive Vice President of Merck & Co., Inc. and has been since 2010 President of Merck’s Global Human Health Division, which includes the company’s worldwide pharmaceutical and vaccine businesses. He is a member of Merck’s executive committee and pharmaceutical and vaccines operating committee. Prior to becoming President, Global Human Health, Mr. Schechter served as President, Global Pharmaceutical Business from 2007 to 2010. Mr. Schechter’s extensive experience at Merck includes global and U.S.-focused leadership roles spanning sales, marketing, and managed markets, as well as business and product development. Mr. Schechter serves on the board of directors for the European Federation of Pharmaceutical Industries and Associations. He is a Board Member for Water.org and an Executive Board Member for the National Alliance for Hispanic Health. Mr. Schechter brings to the Board global business acumen and general management experience, as well as demonstrated success in leading large, innovation-focused organizations. Mr. Schechter’s deep knowledge of the pharmaceutical and healthcare industries and extensive experience collaborating with many of its key stakeholders to achieve patient-focused outcomes brings practical insight to the Board with respect to business strategies to service the changing healthcare environment.

Age: 66 Independent Director Director since May 2007

R. SANDERS WILLIAMS, M.D.

Dr. Williams has served as a director of the Company since May 16, 2007. Dr. Williams is President of The J. David Gladstone Institutes and Professor of Medicine at the University of California San Francisco. Prior to this appointment, Dr. Williams served Duke University between 2001 and 2010 as Dean of the School of Medicine, Senior Vice Chancellor, Senior Advisor for International Strategy, and founding Dean of the Duke-NUS Graduate Medical School Singapore. He has served previously as President of the Association of University Cardiologists, Chairman of the Research Committee of the American Heart Association, on the editorial boards of leading biomedical journals, on the Advisory Committee to the Director of the National Institutes of Health and on the Board of External Advisors of the National Heart, Lung and Blood Institute. Dr. Williams was a director of Bristol-Meyers Squibb Company from 2006 until May 2013 and has been a director of Amgen since October 2014. Dr. Williams is a member of the National Academy of Medicine, and a Fellow of the American Association for the Advancement of Science. His experience as a physician, biomedical scientist, and executive leader brings important perspective to his service to the Company as a director.

The Board unanimously recommends that shareholders vote “FOR” the election of the nominees listed above.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	21

EXECUTIVE OFFICERS

Information regarding each of LabCorp’s executive officers and their relevant business experience is summarized below.

David P. King

President and Chief Executive Officer

See “Proposal One: Election of Directors” (page 18) for information about Mr. King.

Lance V. Berberian

Senior Vice President and Chief Information Officer

Mr. Berberian (53) has served as Senior Vice President, Chief Information Officer since February 2014. Prior to that, he served as Chief Information Officer at IDEXX Laboratories, a global leader in diagnostics and IT solutions for animal health and food and water quality, from May 2007 to January 2014. Mr. Berberian served as Chief Information Officer and President of Kellstrom Aerospace Defense, a fully integrated supply chain firm, from January 2000 to April 2007. He also served as Chief Information Officer of Interim Healthcare from September 1997 to January 2000.

James T. Boyle, Jr.

Executive Vice President and Chief Executive Officer, LabCorp Diagnostics

Mr. Boyle (59) has served as Executive Vice President and Chief Executive Officer of LabCorp Diagnostics since February 19, 2015. Prior to that, he served as Executive Vice President, Chief Operating Officer since October 2009. Prior to October 2009, Mr. Boyle was Senior Vice President, Managed Care since May 2006. In December of 2008, Mr. Boyle also assumed operating responsibility for the Company’s Occupational Testing/Employer Group Services in his then current role of Senior Vice President of Managed Care/OTS. Mr. Boyle previously held the position of Vice President of Managed Care from August 2004 to May 2006. Prior to that Mr. Boyle was the Director of Litigation and Assistant General Counsel from 1999 to 2004. Prior to joining the Company in 1999, Mr. Boyle was engaged in the private practice of law for more than 15 years, specializing in litigation. He currently serves as a member of the Seton Hall University Board of Regents. On December 18, 2015, Mr. Boyle announced his intention to retire no later than July 1, 2016.

Edward T. Dodson

Senior Vice President and Chief Accounting Officer

Mr. Dodson (62) has served as Senior Vice President, Chief Accounting Officer since June 2005. He also has served as the Principal Accounting Officer since December 2014. Mr. Dodson, who has been a Certified Public Accountant for 32 years, joined the Company in August 1997 as Vice President and Corporate Controller and became Senior Vice President in June 2001. Prior to joining the Company in 1997, Mr. Dodson was a senior manager in the audit and consulting practice of KPMG LLP, where he worked for 17 years in that firm’s Greensboro, North Carolina and Brussels, Belgium offices.

F. Samuel Eberts III

Senior Vice President, Chief Legal Officer and Secretary

Mr. Eberts (56) has served as Senior Vice President, Chief Legal Officer, Secretary and Chief Compliance Officer since January 1, 2009. Prior to that time he served as Senior Vice President, General Counsel since August 2004. Prior to joining the Company, he was Vice President, Secretary, and General Counsel of Stepan Company. Before joining Stepan Company, he was Assistant General Counsel for Cardinal Health, Inc. from 1998 to 2001 and Associate General Counsel for Allegiance Healthcare Corporation (Allegiance Healthcare Corporation was purchased by Cardinal Health in 1998). Prior to that time, he was Chief Counsel of the Biotech North America division of Baxter International Inc.

Glenn A. Eisenberg

Executive Vice President and Chief Financial Officer

Mr. Eisenberg (54) has served as Executive Vice President, Chief Financial Officer since June 2014. Mr. Eisenberg received his Bachelors of Arts degree from Tulane University in 1982 and his Master of Business Administration from Georgia State University in 1988. From 2002 until he joined the Company, he served as the Executive Vice President, Finance and Administration and Chief Financial Officer at The Timken Company, a $4.3 billion leading global manufacturer of highly engineered bearings and alloy steels and related products and services. Previously, he served as President and Chief Operating Officer of United Dominion Industries, now a subsidiary of SPX Corporation after working in several roles in finance, including Executive Vice President and Chief Financial Officer of United Dominion. Mr. Eisenberg served on the board of directors of Family Dollar Stores Inc. until July 2015, where he chaired the Audit Committee, and on the board of directors of Alpha Natural Resources Inc. until May 2015, where he was the lead independent director and chair of the Nominating and Corporate Governance Committee.

22	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

EXECUTIVE OFFICERS

Deborah L. Keller

Chief Executive Officer, Covance Drug Development

Ms. Keller (53) has served as the Chief Executive Officer of Covance Drug Development since August 2015. Prior to that, Ms. Keller had served as the Executive Vice President, Covance and Group President, R&D Laboratories since November 2010, which includes Central Laboratory Services, Nonclinical Safety Assessment, Analytical Services, and Discovery and Translational Services. Ms. Keller holds a Bachelor of Science in chemistry and Bachelor of Business Administration in management & accounting from Nazareth College and a Masters in Business Administration from the University of Wisconsin-Madison. She is a board member for BioCrossroads, an organization that promotes Indiana’s life science industry, and serves on the advisory board of the Indiana University Kelley School of Business Life Sciences Program. A member of the American Association of Pharmaceutical Society and the Society of Toxicology, Ms. Keller was named one of FierceBiotech’s 10 Top Women in Biotech 2012.

Lisa J. Uthgenannt

Chief Human Resources Officer

Lisa J. Uthgenannt (55) has served as Chief Human Resources Officer since March 2015. Prior to that she served as Senior Vice President Human Resources for Covance since she joined Covance in November 2010. Prior to joining Covance, Ms. Uthgenannt held numerous leadership positions at Johnson & Johnson, in both medical devices and pharmaceutical businesses since 2000.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation program and decisions for 2015. This section details the compensation framework applied by the Compensation Committee and, in particular, our compensation philosophy, elements of executive pay, compensation decisions and the link between executive pay and performance. The named executive officers of the Company (“named executive officers”) for 2015 are:

•	David P. King, Chief Executive Officer

•	Lance V. Berberian, Senior Vice President, Chief Information Officer

•	James T. Boyle, Jr., Executive Vice President, Chief Executive Officer of LabCorp Diagnostics (formerly Chief Operating Officer, prior to the Covance acquisition)
•	F. Samuel Eberts III, Senior Vice President, Chief Legal Officer and Corporate Secretary

•	Glenn A. Eisenberg, Executive Vice President, Chief Financial Officer

•	Joseph Herring, Former Executive Vice President, Chief Executive Officer of Covance Drug Development, who served through July 2015

Executive Summary

Company Performance Highlights

The Compensation Committee considers the Company’s financial and business performance in making compensation decisions and believes that realized compensation should be tied to the performance of the Company and shareholder returns. LabCorp delivered strong performance in 2015 and acquired Covance Inc. (“Covance”) on February 19, 2015. Our management team continues to drive disciplined execution of our strategic vision to improve health and improve lives by delivering world class diagnostics, bringing innovative medicines to patients faster and changing the way care is provided.

2015 Performance Highlights

While the healthcare landscape continued to undergo fundamental transformation, the Company achieved strong operational and financial performance across a broad range of measures.

•	Top Line Growth. Net revenues for 2015 increased 41.5% in comparison to 2014. The increase was the result of the acquisition of Covance, driving 36.7% year over year net revenue growth. The remainder of the increase of 4.8% was due to strong organic volume growth, tuck-in acquisitions, price, and mix, partially offset by currency. Organic revenue growth in 2015, excluding currency, was 4.6%.

•	Earnings. Adjusted Earnings Per Share (excluding amortization, restructuring and special items) were $7.91 in 2015, an increase of 16.3% compared to $6.80 in 2014. (Adjusted Earnings Per Share Excluding Amortization Restructuring and Special Items) is a non-GAAP measure calculated by excluding the effects of the impact of restructuring and other special charges ($2.44 per share) and amortization expense ($1.13 per share) from the GAAP diluted earnings per share of $4.34.)

•	Cash Flow Generation. Operating cash flow for 2015 was $982.4 million, compared to $739.0 million in 2014, driven by the Covance acquisition and improved earnings. Capital expenditures totaled $255.8 million, compared to $203.5 million in 2014, due to the Covance acquisition. As a result, free cash flow (operating cash flow less capital expenditures) was $726.6 million, compared to $535.5 million last year. Free cash flow in 2015 was negatively impacted by approximately $110 million in net non-recurring items relating to the Covance acquisition.

Revenue and Adjusted EPS Excluding Amortization: 2005 – 2015

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COMPENSATION DISCUSSION AND ANALYSIS

(1)	The full year consolidated results of the Company include Covance as of February 19, 2015; prior to February 19, 2015, these consolidated results exclude Covance.
(2)	2008 revenue includes a $7.5 million adjustment relating to certain historic overpayments made by Medicare for claims submitted by a subsidiary of the Company.
(3)	Excluding the $0.09 per diluted share impact of restructuring and other special charges and the $0.21 per diluted share impact from amortization in 2005; excluding the $0.06 per diluted share impact of restructuring and other special charges and the $0.23 per diluted share impact from amortization in 2006; excluding the $0.25 per diluted share impact of restructuring and other special charges and the $0.27 per diluted share impact from amortization in 2007; excluding the $0.44 per diluted share impact of restructuring and other special charges and the $0.31 per diluted share impact from amortization in 2008; excluding the ($0.09) per diluted share impact of restructuring and other special charges and the $0.35 per diluted share impact from amortization in 2009; excluding the $0.26 per diluted share impact of restructuring and other special charges and the $0.43 per diluted share impact from amortization in 2010; excluding the $0.72 per diluted share impact of restructuring and other special charges, the $0.03 per diluted share impact from a loss on the divestiture of assets and the $0.51 per diluted share impact from amortization in 2011; excluding the $0.29 per diluted share impact of restructuring and other special charges and the $0.54 per diluted share impact from amortization in 2012; excluding the $0.15 per diluted share impact of restructuring and other special charges and the $0.55 per diluted share impact from amortization in 2013; excluding the $0.34 per diluted share impact of restructuring and other special charges and the $0.55 per diluted share impact from amortization in 2014; and excluding the $2.44 per diluted share impact of restructuring and other special charges and the $1.13 per diluted share impact from amortization in 2015.
(4)	EPS, as presented represents adjusted, non-GAAP financial measures. Diluted EPS, as reported in the Company’s 2015 Annual Report were: $2.71 in 2005; $3.24 in 2006; $3.93 in 2007; $4.16 in 2008; $4.98 in 2009; $5.29 in 2010; $5.11 in 2011; $5.99 in 2012; $6.25 in 2013; $5.91 in 2014; and $4.34 in 2015.

Acquisition of Covance

On February 19, 2015, the Company completed its acquisition of Covance, a leading drug development services company and a leader in nutritional analysis with clinical trial activity in more than 100 countries that offers a wide range of early-stage and late-stage product development services to the pharmaceutical and biotechnology industries. The combination has strengthened the Company’s leadership in medical testing and significantly enhanced its offerings to the drug development industry. The transaction was the culmination of years of careful strategic evaluation regarding how to best position LabCorp to achieve future profitable growth. The acquisition of Covance enables the Company to broaden its role in the life sciences industry, deliver enhanced services to the pharmaceutical industry, and further its core mission of improving health and improving lives. The acquisition contributed $2,209.7 million to the Company’s total net revenue from the acquisition date driving 36.7% year over year net growth. The Company expects the inclusion of Covance for a full twelve months in 2016 will provide an approximate 4.0% increase in revenue based upon Covance’s pre-acquisition 2015 net revenues.

The Company now operates in two business segments: LabCorp Diagnostics and Covance Drug Development. These segments are closely aligned and share the Company’s strategic vision to improve health and improve lives by delivering world class diagnostic solutions, bringing innovative medicines to patients faster and developing technology-enabled solutions to change the way care is provided.

Shareholder Engagement and Evolution of Compensation Plan

Last year, our annual advisory vote on executive compensation received support from approximately 97% of the shares voted. We are committed to designing a compensation program that incentivizes our leaders and aligns with our strategy, the key value drivers of our business and the expectations of our shareholders. Since 2011, our compensation program has changed considerably, including several key structural changes:

•	We have increased the performance-based shares in the long-term incentive program from 40% in 2011 to 70% in 2015;

•	We have eliminated the use of stock options;

•	We have incorporated a relative total shareholder return (“TSR”) metric into our long-term incentive program; and
•	We have amended the performance metrics in our annual and long-term incentive programs to create stronger alignment with our strategic priorities.

To ensure shareholder input is reflected in our programs, we maintain ongoing engagement with our shareholders for the specific purpose of seeking their views and feedback on our compensation and corporate governance programs. Since our last annual meeting, we have engaged with holders representing more than 75% of our shares outstanding. Key areas of discussion with shareholders in 2015 included a review of 2015 performance, the acquisition of Covance, corporate governance philosophy and practices and executive compensation.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS

Feedback from our shareholders on compensation is shared with our Compensation Committee and discussed as part of the Committee’s annual review of our compensation program. Specific feedback we have received from investors over the past three years has been reflected in the evolution of the executive compensation program and compensation best practices:

COMPENSATION ELEMENT	INVESTOR FEEDBACK	LABCORP RESPONSE

LONG-TERM INCENTIVE STRUCTURE – EQUITY MIX			2011	2012	2013	2014	2015
Performance Shares	More long-term awards should be delivered as performance shares	Shift in equity mix	40%	40%	70%	70%	70%
Stock Options	Reduce the use of stock options in exchange for more performance shares	Shift in equity mix	40%	35%	0%	0%	0%
Restricted Stock	Shift reflects a balance between time and performance based equity	Shift in equity mix	20%	25%	30%	30%	30%

LONG-TERM INCENTIVE STRUCTURE – EQUITY MIX			2011(1)	2012(1)	2013(1)	2014(2)	2015(2)
TSR Measure	Closer tie between direct shareholder returns and our incentive plans	Shift in Metric weighting	0%	20%	35%	+/-25%	+/-25%

(1)	Measured as the Company’s TSR relative to the TSR of those companies listed in the S&P 500 Health Care Index.

(2)	Measured as the Company’s TSR relative to the TSR of those companies listed in the Company’s Peer Group.

Our long-term incentives will continue to represent the overwhelming majority of our executives’ compensation mix to maintain emphasis on long-term alignment with the interests of our shareholders. The long-term incentive mix will also continue to be 70% performance-based awards and 30% restricted stock units.

For 2015, the Committee increased Mr. King’s base pay by 3.6 percent and the base salaries of the other named executive officers (other than Mr. Herring) by 2.0 percent, and maintained a target pay mix for long-term incentives consisting of 70 percent of performance shares and 30 percent of restricted stock units. The Committee concluded that this was consistent with its commitment to responding to shareholder feedback, structuring pay for performance and incenting executives to achieve superior financial results and create shareholder value.

Compensation Program Overview and Alignment with Performance

LabCorp’s executive compensation program is designed to attract, motivate and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational and strategic goals. We believe our executive compensation program avoids unnecessary risk-taking and aligns the interests of our shareholders with the performance of our executives. This program reflects our strong commitment to a results-driven compensation program.

In support of the Compensation Committee’s overarching pay for performance compensation philosophy, our executives’ compensation structure is:

•	Highly performance-based variable compensation. Performance-based compensation comprises a significant part of total compensation, with the combined percentage of variable and at-risk compensation highest for our CEO;

•	Long-term performance oriented. Equity-based compensation comprises the largest part of total compensation and vests over a multi-year period to align the long-term interests of executive officers and shareholders;

•	Sensitive to performance variability. The size and the realizable values of incentive awards provided to executive officers should vary significantly with performance achievements;

•	Benchmarked to peers. Compensation opportunities for executive officers are evaluated against those offered by companies that are in similar industries and are similar in size and scope of operations; and

•	Designed to recognize varying levels of responsibility. Differences in executive compensation within the Company reflect varying levels of responsibility and/or performance.

The Committee has structured our executive compensation program to align compensation with performance using three key elements of compensation: (i) annual salary; (ii) annual cash incentive pay; and (iii) long-term incentive awards. While the Committee sets total target compensation for these three elements to be competitive in relation to the median peer compensation as reflected in data provided by Cook & Co., its

26	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

independent consultant, the Committee places greater emphasis on the variable or at-risk portion of compensation. In 2015, the Committee worked with Cook & Co. and management to align Covance’s compensation practices with the Company’s strong compensation practices.

Approximately 52 percent of our CEO’s target compensation is based on long-term performance and is delivered in equity. We believe the significant portion of total compensation, delivered in equity, tightly aligns

Mr. King’s performance with the Company’s objectives and our shareholder’s expectations. Over 68 percent of our CEO’s compensation is at-risk and performance-based. Throughout our engagement with shareholders, this approach has been consistently endorsed. The charts below show the mix of pay elements included in total compensation opportunities for 2015 for our Chief Executive Officer and an average for our other named executive officers, with the exception of Mr. Herring, who joined the Company in February 2015 and remained with the Company through July 2015:

The Company seeks to achieve outstanding performance for our shareholders through a focus on increased revenue, adjusted EPS, EBITDA, and relative total shareholder return (compared against our peer group). Our compensation program rewards our executives for achieving goals set for these financial measures, as well as provides them a direct incentive to both preserve shareholder value and increase the Company’s stock price. A substantial majority of the executives’ 2015 compensation opportunity was in the form of variable and performance-based awards, including performance-based cash compensation under our annual incentive cash plan (“MIB Plan”), restricted stock units and performance shares, all of which provide our executives a strong incentive to drive Company performance and increase shareholder value. Incentive compensation is guided by the following principles:

•	the MIB Plan only provides payments if performance goals are met or exceeded;

•	payments under the MIB Plan, if any, are based on a mix of Company goals common to all executives and strategic and individual goals for each executive in line with the executive’s major responsibilities, so that incentive cash payments relate to both Company performance as well as individual performance, and performance goals are tied to specific financial and operational priorities of the Company each year;
•	by granting performance shares on overlapping cycles, the Company is able to make adjustments to new cycles of multi-year performance goals each year, as appropriate; and

•	a significant portion of long-term incentives (70 percent) are earned only if three-year objective performance goals are met.

The Committee believes this program reflects our strong commitment to a results-driven compensation program. And, the amounts earned in 2015 by our named executive officers reflect this approach. For example, most of the Company’s financial goals under the MIB Plan were achieved near or slightly above target. As a result of the level of performance on those goals and after taking into account individual goals, and our strong performance, each named executive officer received MIB Plan payouts slightly above target, at 106.2 percent of the target, with the exception of Mr. Boyle, whose payout was at 114.4%. Our commitment to paying for performance is demonstrated below. In 2012 and 2013, when our financial results and stock price performance did not meet our expectations, MIB payouts equaled 70% and 52% of target, respectively. The chart below shows the total payout of the annual non-equity incentive compensation for Mr. King year over year from 2012 to 2015.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

Strong Compensation Practices

Consistent with the Company’s focus on enhancing the alignment of the interests of our executive officers and those of our shareholders, the Company’s executive compensation program has the following features:

•	all executives must meet significant stock ownership requirements that increase with their level of responsibility within the Company; in 2015 the stock ownership requirements for the Chief Executive Officer and Executive Vice Presidents were six times base salary and three times base salary, respectively;

•	we prohibit pledging and hedging with respect to Company stock, including the use of “short sales,” “puts,” “calls” and similar instruments designed to offset the risk of a decline in the value of the Company’s stock;

•	we do not provide any tax gross-ups to executives, including on any severance/change in control payments;

•	there is a cap on the annual incentive cash payment opportunity even for extraordinary performance so that executives are not provided incentives to take inappropriate risks;

•	there are no employment agreements other than an employment letter agreement with the CEO of Covance Drug Development and, in 2015, an employment agreement with the former CEO of Covance Drug Development;

•	the Master Senior Executive Severance Plan, which provides financial protection for our executives in circumstances involving a change in control, is a “double trigger” plan, requiring termination following a change in control for severance payouts;

•	clawback provisions under the 2012 Omnibus Incentive Plan and, if approved, the 2016 Omnibus Incentive Plan that require repayment of awards in the event of an accounting restatement involving certain forms of misconduct;

•	“double trigger” provisions under the 2012 Omnibus Incentive Plan and, if approved, the 2016 Omnibus Incentive Plan, under which awards assumed or substituted in connection with a change in control will only result in accelerated vesting in the event of a qualifying termination;

•	no guaranteed bonuses;

•	personal use of corporate aircraft is subject to prior approval by the Board and is strongly discouraged;

•	no excessive severance or change in control provisions; and

•	no payment of dividends on stock options or unvested performance awards.

The Role of the Compensation Committee

The Compensation Committee is responsible for the development, oversight and implementation of the executive compensation plan. The Committee works throughout the year, reviewing compensation trends, evaluating emerging best practices and considering changes to the executive compensation program that will provide our senior management with an incentive to achieve superior financial results for the Company and align pay with performance. In determining whether changes to the executive compensation program are needed, the Committee considers the goals and strategic objectives of the Company, including changes to strategy that should be reflected in the incentive structure of the management team. The Committee also considers the results of prior advisory votes on compensation and direct shareholder feedback in determining changes to the executive compensation program. The Committee approves changes to each component of executive officer compensation, including merit increases in base salary, annual incentive awards and long-term equity incentive awards.

28	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Decisions for Mr. King

With regard to compensation decisions for Mr. King, our Chief Executive Officer, the Compensation Committee considers the results of his performance assessment, including input from all independent non-employee directors, as well as the Company’s financial and business performance. In an executive session, the chair of the Compensation Committee leads the independent non-employee directors through a review of Mr. King’s annual accomplishments, a review and approval of compensation actions recommended by the Compensation Committee, and a review of performance objectives for the next year. The Board (except for Mr. King) reviews and approves the Committee’s decisions with respect to Mr. King’s compensation.

The Role of Management

Annually, Mr. King is invited to provide input on the Compensation Committee’s executive compensation decisions, and the Compensation Committee has delegated to Mr. King the task of designing annual incentive plans for the other executive officers using targets established by and input provided by the Compensation Committee. Mr. King’s award proposals for the other executive officers are based on his assessment of past and expected individual performance and contribution. In addition, in her role as the Company’s Chief Human Resources Officer, Ms. Uthgenannt generally attends and participates in meetings of the Compensation Committee, including to provide input on the design and implementation of the Company’s executive compensation program.

The Role of the Independent Consultant

Cook & Co., the Committee’s independent compensation consultant, plays an integral role in supporting the Compensation Committee in the compensation-setting process, and one of its representatives attends most of the Compensation Committee meetings to serve as a resource for the Committee. Cook & Co. provides insight and advice related to the Company’s compensation plans and policies, and provides recommendations based on compensation trends and regulatory/compliance developments. In order to encourage independent review and discussion of executive compensation matters, the Compensation Committee and the Committee chair regularly meet with the independent compensation consultant in executive session without management present. The Compensation Committee has sole authority to retain or replace the independent compensation consultant. In order to maintain consultant independence, Compensation Committee pre-approval is required for all services performed by the independent compensation consultant. In 2015, the Committee assessed the independence of Cook & Co. considering, among other factors, the independence factors established by the New York Stock Exchange. Specifically, Cook & Co. provides no services to the Company or its management other than the services provided to the Compensation Committee in its capacity as the Committee’s independent adviser on executive compensation matters. Cook & Co. affirmed that no member of the consulting team provided advice to the Company’s Compensation Committee or has any business or personal relationship with the CEO or any member of the Company’s Compensation Committee. It also affirmed that neither Cook & Co. nor any member of the consulting team serving the Company’s Compensation Committee owns any stock or equity derivatives of the Company. In addition, the Committee evaluated the work of Cook & Co. and determined that its work raised no conflict of interest, including under applicable New York Stock Exchange factors.

Use of Peer Group

In evaluating executive compensation, the Compensation Committee considers both absolute performance of the Company and performance relative to an established peer group, as well as the pay practices of that peer group. With input from Cook & Co., the comparative peer group is selected from public companies in the healthcare services industry that are closest to LabCorp in terms of scope of services and are of a similar size in terms of revenue, profitability, cash flow, market capitalization and number of employees. Beginning in 2012, the Committee also considered the peer group used by our most direct competitors in determining our peer group. Each year, with the support of Cook & Co., the Committee reviews the previous year’s peer group to ensure it remains valid for benchmarking purposes and makes adjustments as needed to reflect changes in business strategy and circumstances (e.g., acquisitions). Prior to setting 2015 executive compensation, the Committee determined that four new companies (Alere Inc., CareFusion Corporation, Hologic, Inc. and Quintiles Transnational Corp.) should be added to the peer group. Therefore, the peer group used for purposes of 2015 executive compensation was as follows:

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

Agilent Technologies, Inc.	Hologic, Inc.
Alere Inc.	Life Technologies Corporation
Allergan, Inc.	Omnicare, Inc.
Baxter International Inc.	Owens & Minor, Inc.
Becton, Dickinson and Company	Quest Diagnostics Incorporated
Boston Scientific Corporation	Quintiles Transnational Corp.
CareFusion Corporation	St. Jude Medical, Inc.
Covidien plc	Stryker Corporation
DaVita Healthcare Partners Inc.	Thermo Fisher Scientific
Henry Schein, Inc.	Zimmer Holdings, Inc.

Following the completion of the Covance acquisition, and after setting 2015 executive compensation, the Compensation Committee requested Cook & Co. to review and evaluate any needed changes to the Company’s proxy peer group to reflect the Company’s new size and business mix. In addition to other changes, Allergan, Inc., Covidien plc and Zimmer Biomet Holdings, Inc. (formerly Zimmer Holdings, Inc.) were removed from the peer group. The Committee believes that the acquisitions of Allergan, Inc. and Covidien plc by Actavis plc and Medtronic plc, respectively, resulted in new combined companies with sizes that prevented the companies from being appropriate comparators. Zimmer Biomet was removed to decrease the focus of the peer group on healthcare equipment companies. The companies included in the new 2015 comparative peer group were:

Agilent Technologies, Inc.	Omnicare, Inc.
Baxter International Inc.	Owens & Minor, Inc.
Becton, Dickinson and Company	Quest Diagnostics Incorporated
Boston Scientific Corporation	Quintiles Transnational
Celgene Corporation	St. Jude Medical, Inc.
DaVita Healthcare Partners Inc.	Stryker Corporation
Henry Schein, Inc.	Thermo Fisher Scientific
Mylan N.V.

Annually, Cook & Co. prepares a review of competitive total compensation for the Company’s executives versus total compensation for similar positions at our peer group companies and utilizes national survey data for executives for whom there is insufficient comparable information in the peer company proxy statements.

2015 Actions

Our executive compensation program focuses on three key elements of compensation: (i) annual salary; (ii) annual cash incentive pay; and (iii) long-term incentive awards. The following chart shows how these elements were used by the Committee in 2015.

LABCORP - 2015 EXECUTIVE COMPENSATION STRUCTURE AND ACTIONS

BASE SALARY	The CEO received a 3.6% salary increase. 2% increase for all other NEOs (other than Mr. Herring).

ANNUAL CASH INCENTIVE (MIB Plan)	PERFORMANCE METRICS
	Consolidated Revenues		Payouts under the 2015 MIB were 106.2% of Target for CEO and the other NEOs (except for Mr. Boyle, who received 114.4% of Target)
Consolidated EBITDA
Strategic Objectives

LONG TERM INCENTIVE (LTI)	PERCENT OF LTI	PERFORMANCE METRICS
	70% – Performance Shares	70% – EPS Growth	Payouts of 2013-2015 performance share cycle is 175% of Target
30% – Revenue
Total Shareholder Return (25% Modifier)
	30% – Restricted Stock Units	Service During Vesting Period

30	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In addition to the three main elements of our compensation program, we also provide limited perquisites, severance benefits and post-retirement benefits as part of a standard, competitive compensation package.

Mr. Herring’s compensation was negotiated in connection with the Covance acquisition. However, for the period of time that he served as the Executive Vice President and Chief Executive Officer of Covance Drug Development, he participated in the MIB Plan, as described below. In addition, in connection with his appointment, the Compensation Committee approved an equity award to Mr. Herring that was viewed as necessary to incent him to serve in that role during the early stages of the Covance integration and the transition to a permanent Chief Executive Officer. Following the closing of the acquisition, Mr. Herring received an award of restricted stock units with a value of $2,456,771, based on the grant date fair market value of LabCorp shares, which cliff vested on July 31, 2015 in connection with his departure from the Company.

Base Salary

While the Compensation Committee generally targets salary levels of the named executive officers at or below the median of the peer group, it retains the flexibility to adjust individual compensation to take into account variations in the individual’s job experience and responsibility, as reviewed and recommended to the Committee by Mr. King. Annual changes in base salaries are determined using several factors, including the peer group’s practices, our performance, the individual’s performance and increases generally provided to our employees.

For 2015, Mr. King received a 3.6 percent increase in base salary. Except for Mr. Herring, who both joined and departed from the Company in 2015, each of the other NEOs, received a two percent increase in base salary for 2015. The decision to increase the base salaries for these NEOs was made after taking into account the fact that the increases were consistent with increases given to all other employees in the Company.

Annual Cash Incentive Pay (MIB Plan)

Our MIB Plan is designed to compensate our executives for achieving in-year goals that further the Company’s strategy and create shareholder value. Target MIB Plan award amounts for 2015 for the named executive officers ranged from 50 percent to 150 percent of base salary, depending on the role of the executive. Each of the named executive officers earned annual incentive cash payments of approximately 106 – 114 percent of their 2015 target goals.

Company financial goals may be achieved by the named executive officers at a threshold, target or superior level. If actual performance measures fall between either the threshold and target levels or the target and superior levels, the payouts are prorated accordingly. If the threshold level of performance for a particular goal is not achieved, the payout for that goal is zero. Individual and strategic goals are measured based on a yes/no outcome (i.e., the goal was either achieved, triggering a 100 percent target payment, or was not achieved, resulting in no payment).

Company Financial Goals. For 2015 each of our named executive officers shared two Company financial goals based on the following two measures:

•	Consolidated Revenues (30 percent weighting); and
•	Consolidated EBITDA (30 percent weighting)

Mr. Boyle shared the two Company financial goals referenced above (weighted 10% for each goal) and had two additional segment business financial goals as listed below:

•	LabCorp Diagnostics Segment Revenues (30 percent weighting); and
•	LabCorp Diagnostics Segment Operating Income (25 percent weighting)

The consolidated revenues and EBITDA performance measures were selected as performance measures because they are top-line and bottom-line measures used by the Company and the investment community to evaluate our operating performance.

In addition to the shared Company financial goals described above, the performance measures used for the remaining 40 percent of each named executive officer’s target amount (except for Mr. Boyle) were directed to specific areas of focus for each named executive officer for 2015, tying individual performance to strategic goals that were intended to contribute to our overall success. The individual and strategic goals applicable to each named executive officer under the MIB Plan for 2015 are discussed below under the heading “Summary of MIB Plan Payments by Executive.”

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

The remaining 25 percent of Mr. Boyle’s target amount was directed to specific areas of focus for the LabCorp Diagnostics business for 2015, tying his individual performance to strategic segment goals that were intended to contribute to our overall success. The individual and strategic goals applicable to each named executive officer under the MIB Plan for 2015 are discussed below under the heading “Summary of MIB Plan Payments by Executive.”

Setting and Evaluating Performance Targets. The threshold, target and superior goals for consolidated revenues and consolidated EBITDA measures were based on various outcomes considered by the Compensation Committee, with the target amounts most closely approximating the Company’s operating budget approved by the Board. The achievement of performance measures that are not financially-based was determined by the Committee in its discretion, after discussion with Mr. King. Performance levels are determined annually by the Compensation Committee based upon its collective experience and reasoned business judgment. The Compensation Committee determines the performance measures, performance targets and allocation for Mr. King. In turn, the Committee has delegated to Mr. King the responsibility of determining the incentive plans for each of the other named executive officers, using substantially the same Company targets established by the Compensation Committee, subject to the approval of the Compensation Committee.

Results for 2015 Company and Segment Financial Goals. The 2015 goals that were common for each of the named executive officers and the result for the year for each goal were:

COMPANY GOALS	THRESHOLD	TARGET	SUPERIOR	2015 RESULT	% OF TARGET

Consolidated Revenues(1)	$8,219.7 million	$8,616.0 million	$9,012.3 million	$8,608.5 million	99.9%
Consolidated EBITDA(2)	$1,613.3 million	$1,716.3 million	$1,819.3 million	$1,738.5 million	101.3%

LABCORP DIAGNOSTICS’ GOALS	THRESHOLD	TARGET	SUPERIOR	2015 RESULT	% OF TARGET

Segment Revenues(3)	$5,891.7 million	$6,175.8 million	$6,459.9 million	$6,245.7 million	101.1%
Segment Operating Income(4)	$1,162.7 million	$1,236.9 million	$1,311.1 million	$1,288.2 million	104.1%

(1)	Consolidated Revenues represents the Company’s consolidated net revenues as reported in the Annual Report on Form 10-K for the year ended December 31, 2015, adjusted for foreign currency impact versus budgeted exchange rates.
(2)	Consolidated EBITDA represents the Company’s consolidated earnings before interest, income taxes, depreciation and amortization, adjusted for foreign currency impact versus budgeted exchange rates. The Company also includes in its EBITDA the EBITDA of its three joint venture partnerships in Alberta, Canada and Florence, South Carolina.
(3)	Segment Revenues represents LabCorp Diagnostics’ revenues, adjusted for foreign currency impact versus budgeted exchange rates.
(4)	Segment Operating Income represents the LabCorp Diagnostics’ operating income, adjusted for foreign currency impact versus budgeted exchange rates.

Mr. King

As Chief Executive Officer, Mr. King had individual goals for 2015 that were focused on the importance of executing key elements of our strategic plan. As a result of the achievements reflected in the table below, Mr. King’s earned annual incentive cash payment was approximately 106 percent of his 2015 target goal.

2015 TARGET AND ACTUAL PAYOUT

	BASE SALARY	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

David P. King	$1,050,000	150%	$1,575,000	106.2%	$1,672,371

2015 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT	OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	30%	Consolidated Revenues(1)	$236,250	$472,500	$708,750	$468,031
	30%	Consolidated EBITDA(1)	$236,250	$472,500	$945,000	$574,340
Individual/Strategic Goals:	5%	$50 million LaunchPad Savings(2)	$-	$78,750	$-	$78,750
	25%	Covance Integration(3)	$-	$393,750	$-	$393,750
	10%	Organizational Talent Development(4)	$-	$157,500	$-	$157,500
TOTAL	100%		$472,500	$1,575,000	$2,283,750	$1,672,371

32	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(1)	The 2015 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2015 Company and Segment Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target based on the $50 million LaunchPad Savings.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review of the success of the Covance integration.
(4)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review, discussion and implementation of organizational talent development.

Mr. Berberian

As Chief Information Officer, Mr. Berberian had individual goals for 2015 that were based on the integration of Covance and LabCorp IT functions, delivery of certain aspects of Project LaunchPad and organizational talent development. As a result of the achievements reflected in the table below, Mr. Berberian earned an annual incentive cash payment that was approximately 106 percent of his target goal.

2015 TARGET AND ACTUAL PAYOUT

	BASE SALARY	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

Lance V. Berberian	$374,850	50%	$187,425	106.2%	$199,012

2015 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT	OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	30%	Consolidated Revenues(1)	$28,114	$56,228	$84,342	$55,696
	30%	Consolidated EBITDA(1)	$28,114	$56,228	$112,456	$68,347
Individual/Strategic Goals:	15%	Successful Integration of Covance and LabCorp IT functions (2)	$-	$28,113	$-	$28,113
	15%	Deliver LaunchPad: Phoenix Revenue Cycle Management project per 2015 business goals, project plan and budget (3)	$-	$28,113	$-	$28,113
	10%	Organizational Talent Development(4)	$-	$18,743	$-	$18,743
TOTAL	100%		$56,228	$187,425	$271,767	$199,012

(1)	The 2015 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2015 Company and Segment Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target for this goal based on the successful integration of the Covance and LabCorp IT functions.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target for this goal based on the delivery of LaunchPad: Phoenix Revenue Cycle Management project meeting, 2015 business goals, project plan and budget.
(4)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review, discussion and implementation of organizational talent development.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Boyle

As Executive Vice President and Chief Executive Officer of LabCorp Diagnostics, Mr. Boyle had individual goals for 2015 that were based on operational matters in line with his major responsibilities. As a result of the achievements reflected in the table below, Mr. Boyle’s earned annual incentive cash payment was approximately 114 percent of his 2015 target goal.

2015 TARGET AND ACTUAL PAYOUT

	BASE SALARY	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

James T. Boyle, Jr.	$647,379	125%	$809,224	114.4%	$925,701

2015 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT	OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	10%	Consolidated Revenues(1)	$40,461	$80,922	$121,393	$80,157
	10%	Consolidated EBITDA(1)	$40,461	$80,922	$161,844	$98,363
Company Segment Financial Goals:	30%	Segment Revenues(1)	$121,384	$242,767	$364,151	$272,643
	25%	Segment Operating Income(1)	$101,154	$202,307	$303,461	$272,232
Individual/Strategic Goals:	15%	$50 million LaunchPad Savings(2)	$-	$121,384	$-	$121,384
	10%	Organizational Talent Development(3)	$-	$80,922	$-	$80,922
TOTAL	100%		$303,460	$809,224	$1,153,155	$925,701

(1)	The 2015 results for the Company Financial Goals and the Company Segment Financial Goals are set forth in the table above under the heading “Results for 2015 Company and Segment Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target based on the $50 million LaunchPad Savings.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review, discussion and implementation of organizational talent development.

Mr. Eberts

As Chief Legal Officer, Mr. Eberts had individual goals for 2015 that were based on legal and regulatory matters in line with his major responsibilities. As a result of the achievements reflected in the table below, Mr. Eberts earned an annual incentive cash payment that was approximately 106 percent of his 2015 target goal.

2015 TARGET AND ACTUAL PAYOUT

	BASE SALARY	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

F. Samuel Eberts III	$446,264	50%	$223,132	106.2%	$236,929

2015 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT	OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	30%	Consolidated Revenues(1)	$33,470	$66,940	$100,409	$66,309
	30%	Consolidated EBITDA(1)	$33,470	$66,940	$133,880	$81,368
Individual/Strategic Goals:	15%	Strengthen and Successfully Integrate Global Compliance Programs(2)	$-	$33,470	$-	$33,470
	15%	Establish a Corporate Communications Function(3)	$-	$33,470	$-	$33,470
	10%	Organizational Talent Development(4)	$-	$22,312	$-	$22,312
TOTAL	100%		$66,940	$223,132	$323,541	$236,929

34	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(1)	The 2015 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2015 Company and Segment Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target based on its review, discussion and successful integration of the Global Compliance Programs.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target based on its review of the successful expansion of the Communications Department, including the hiring of a new Vice President, Communications.
(4)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review, discussion and implementation of organizational talent development.

Mr. Eisenberg

As Chief Financial Officer, Mr. Eisenberg had individual goals for 2015 that were based on his responsibility for financial management, as well as his responsibility for completing certain strategic acquisition integrations. As a result of the achievements reflected in the table below, Mr. Eisenberg earned an annual incentive cash payment that was approximately 106 percent of his target goal.

2015 TARGET AND ACTUAL PAYOUT

	BASE SALARY	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

Glenn A. Eisenberg	$637,500	100%	$637,500	106.2%	$676,912

2015 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT	OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	30%	Consolidated Revenues(1)	$95,625	$191,250	$286,875	$189,441
	30%	Consolidated EBITDA(1)	$95,625	$191,250	$382,500	$232,471
Individual/Strategic Goals:	5%	$50 million LaunchPad Savings(2)	$-	$31,875	$-	$31,875
	25%	Covance Integration(3)	$-	$159,375	$-	$159,375
	10%	Organizational Talent Development(4)	$-	$63,750	$-	$63,750
TOTAL	100%		$191,250	$637,500	$924,375	$676,912

(1)	The 2015 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2015 Company and Segment Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target based on the $50 million LaunchPad Savings.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review of the success of the Covance integration.
(4)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review, discussion and implementation of organizational talent development.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Herring

Mr. Herring served as the Covance Drug Development Chief Executive Officer from the closing of the Covance acquisition in February 2015 through July 2015. As a result of Mr. Herring’s departure, he received a pro-rated amount of his Target MIB Plan Award for 2015.

2015 TARGET AND ACTUAL PAYOUT

	BASE SALARY	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

Joseph E. Herring	$1,000,000	120%	$1,200,000	106.2%	$743,276

2015 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT	OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	PAYOUT EARNED ON FULL YEAR BASIS	ACTUAL PAYOUT (5)

Company Financial Goals:	30%	Consolidated Revenues(1)	$180,000	$360,000	$540,000	$356,595	$208,014
	30%	Consolidated EBITDA(1)	$180,000	$360,000	$720,000	$437,592	$255,262
Individual/Strategic Goals:	5%	Successful Leadership Transition(2)	$-	$60,000	$-	$60,000	$35,000
	25%	Covance Integration(3)	$-	$300,000	$-	$300,000	$175,000
	10%	Organizational Talent Development(4)	$-	$120,000	$-	$120,000	$70,000
TOTAL	100%		$360,000	$1,200,000	$1,740,000	$1,274,187	$743,276

(1)	The 2015 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2015 Company and Segment Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target for this goal based on the successful transition of the Covance Chief Executive Officer role.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target for this goal based on the review of the success of the integration of Covance.
(4)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review, discussion and implementation of organizational talent development.
(5)	Prorated for partial year.

Long-Term Incentive Awards

Long-term incentive awards for 2015 continued to be comprised of a mix of restricted stock units (30 percent of target value, based on grant date fair value) and performance share awards (70 percent of target value, based on grant date fair value). We do not use stock options in our long-term incentive plan and we have dramatically increased the use of performance-based equity awards. Both of these important changes are responsive to shareholder feedback and we believe our current long-term program is aligned with market trends.

The Compensation Committee believes that a balanced program using performance-based awards and restricted stock units achieves all of the following:

•	rewards stock-price growth;

•	delivers performance-based, at-risk compensation through performance shares;

•	ensures longer-term business focus through the use of multi-year operational performance goals to determine the number of performance share awards ultimately earned;
•	provides attractive retention features through multi-year vesting and the use of restricted stock units (three-year vesting requirement);

•	aligns the interests of the executive officers, including the named executive officers, with the interests of all shareholders; and

•	aligns with emerging practices of the market and is supported by the peer group data.

36	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Long-term incentive award values for 2015 were structured so that target award opportunities were generally positioned in order to deliver total direct compensation at the median of the peer group. Mr. King’s award values for 2015 were slightly above the median of the peer group and the award values for the balance of the named executive officers for 2015, other than Mr. Herring, ranged from slightly below the median to above the 75th percentile of the peer group. The Compensation Committee retains the flexibility to adjust individual award levels, taking into account variations in the individual’s job experience and responsibility, as reviewed and recommended to the Committee by Mr. King. These values were selected based on the Company’s desire to attract and retain executive talent, the Company’s stated objective of placing a greater emphasis on long-term incentives and the Committee’s assessment of the Company’s performance. Restricted stock units vest in equal one-third increments over a three-year period beginning on the first anniversary of the grant date.

Beginning in 2014, the Committee uses a relative total shareholder return (“TSR”) metric to act as a modifier on the performance share metrics. If the three-year cumulative relative TSR falls below the 25th percentile, the calculated payout of the performance shares will be reduced by 25 percent. If the three year cumulative relative TSR is above the 75th percentile, the calculated payout of the performance shares will be increased by 25 percent. The Committee believes the use of a TSR modifier ensures that exceptional or subpar TSR performance appropriately limits or rewards long-term incentive compensation related to EPS growth and revenue. The metrics for the long-term performance share program are as follows:

•	70%: EPS Growth over a three-year period

•	30%: Revenue over a three-year period
•	25%: Modifier – Relative TSR over a three-year period

2015-2017 Performance Shares Granted

Performance shares granted to each of the named executive officers for the 2015-2017 performance period will be earned, if at all, based on three-year average annual EPS growth, three-year cumulative revenue, and total shareholder return relative to our peer group, as follows:

GOAL	WEIGHTING	THRESHOLD	TARGET(1)	SUPERIOR

EPS GROWTH (annual)	70%	$7.36 (2% annual growth)	$7.50 (4% annual growth)	$7.64 (6% annual growth)
REVENUE (cumulative)	30%	$25,589.8 million	$26,473.3 million	$27,636.5 million
RELATIVE TOTAL SHAREHOLDER RETURN MODIFIER	N/A	Below the 25th Percentile -25%	Between the 25th and 75th Percentile No adjustment	Above the 75th Percentile +25%

(1)	2015 EPS target of $7.50 was based on projected share count 102 million shares. Using the actual share count of 100 million shares, the corrected 2015 EPS amounts would reflect the following: threshold $7.50, target $7.65, and superior $7.95.

Details related to the grant size for each named executive officer can be found in the Grants of Plan-Based Awards table on page 43.

EPS growth and revenue were selected as targets because they are important measures used by the Company and the investment community to evaluate our operating performance. EPS goals require annual growth against each prior year EPS outcome over the entire three year period. The revenue goal in the long-term incentive program reflects the multilayer cycle in certain strategic revenue objectives. The relative total shareholder return modifier was selected based on feedback from our shareholders, Cook & Co.’s recommendations and the Compensation Committee’s determination to link a portion of long-term incentive compensation directly to relative shareholder returns. Amounts earned are prorated for achievement between levels. Failure to achieve threshold would result in the executives receiving no performance shares for the period in question.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

2013-2015 Performance Share Awards Earned

We granted performance share awards in 2013 that would be earned only to the extent the stated performance goals over the three-year performance period ending December 31, 2015 were realized. Awards were earned at 175 percent of target, and subsequently vested on March 30, 2016:

GOAL	WEIGHTING	THRESHOLD (3 YEARS)*	TARGET (3 YEARS)*	SUPERIOR (3 YEARS)*	2013-2015 RESULT

REVENUE GROWTH* (in millions) (Cumulative Total)	50%	$17,530	$18,171	$18,778	$20.3 Billion
EBIT** (in millions) (Cumulative Total)	15%	$3,276	$3.395	$3.511	$3.3 Billion
TOTAL SHAREHOLDER RETURN***	35%	30th Percentile	50th Percentile	70th Percentile	23rd Percentile

*	Revenue targets set forth above will be reduced to exclude the revenue from the Company’s Canadian operations that was budgeted in the targets set forth above to the extent, and for the period, that the Company is no longer required under GAAP to consolidate the financial results of those operations and therefore revenues from those operations are no longer included in the amount of Revenue reported on the face of the Company’s audited financial statements in that period. Annual revenue information provided for reference only; goals are based on totals of three years.
**	Annual EBIT information provided for reference only; goals are based on totals of three years.
***	Refers to the percentile among the S&P 500 Health Care Companies based on Total Shareholder Return.

Based solely on the Company’s achievement of the goals identified in the chart above, the Company estimates performance share awards would have been earned at 97.7 percent of target. However, given the strategic value placed on expanding the breadth of the Company’s business, the Compensation Committee chose to include a provision in the performance share awards granted in 2013 under which the number of performance shares would be deemed earned at the Superior level for each of the three performance criteria to the extent the Company consummated a “transformational acquisition” during the performance period, provided that the Compensation Committee retained the discretion to lower the amount of performance shares earned. For this purpose, “transformational acquisition” was defined as an acquisition of a business that in the 12 complete months prior to the consummation of the acquisition had revenues derived from other than laboratory testing that were in excess of $1 billion. The Covance acquisition was the most significant, transformative change in the Company’s history. The acquisition transformed the Company into the world’s leading healthcare diagnostics company. The Committee determined that the Covance acquisition satisfied this definition and the performance share awards were accordingly earned at 175 percent of target (i.e., at the Superior level).

The chart below shows the total payout of the performance share awards earned for Mr. King year over year from 2012 to 2016.

Equity Grant Practices; Clawback Requirement

Generally, the Compensation Committee approves equity grants at the beginning of the year in connection with a regularly scheduled Compensation Committee meeting. Under the 2012 Omnibus Incentive Plan used for these awards, the grant date of an award is the date the Compensation Committee approves the award and the price is based on the closing market price on the grant date. The Compensation Committee does not time awards with the release of information concerning the Company.

38	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Awards that have been made pursuant to the 2012 Omnibus Incentive Plan are subject to a mandatory repayment policy pursuant to which gains on such awards may be recovered in the event of an accounting restatement involving certain forms of misconduct. In addition, awards made under the 2012 Omnibus Incentive Plan may be annulled if the grantee is terminated for cause (as defined in the 2012 Omnibus Incentive Plan or in any other agreement with the grantee).

Stock Ownership Guidelines

The Board believes that requiring executive management to maintain a significant personal level of stock ownership ensures that each executive officer is financially aligned with the interests of our shareholders. Pursuant to the executive stock ownership program, which was amended and restated in December 2015, the stock ownership requirement for each senior executive is determined annually, utilizing the executive’s base salary as of the business day closest to June 30 of each year (the “Measurement Date”) and the average closing price of the Company stock for the 90 day period ending on the Measurement Date. For new executive officers, the stock ownership requirement is initially determined as of the date that the person becomes an executive officer, utilizing the executive’s base salary as of that date and the average closing price of the Company stock for the 90 day period ending on that date.

The required level of stock ownership will be adjusted if the executive’s position changes and the new position has a different ownership requirement. An executive is required to maintain this level of stock ownership throughout his or her tenure with the Company until near retirement, as explained below. In 2012, the guidelines were revised to increase the multiple for the Chief Executive Officer to 6x and the multiple for Executive Vice Presidents to 3x. In 2015, the guidelines were revised to be applicable to all officers who are considered executive officers for purposes of the federal securities laws. The ownership requirements for each position are:

POSITION	COMPANY STOCK OWNERSHIP REQUIREMENTS AS A MULTIPLE OF BASE SALARY

Chief Executive Officer	6x
Executive Vice Presidents	3x
All Other Executive Officers	1x

Until the ownership requirement is met, an executive is required to hold 50 percent of any shares of Company stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of taxes and shares used to pay the exercise price. If an executive fails to meet or show progress towards satisfying these requirements, the Compensation Committee may reduce future equity grants or other incentive compensation for that executive. Once an executive reaches the age of 62, the ownership requirement is reduced by 50 percent, and once an executive reaches the age of 64, the ownership requirement is reduced by 75 percent. As of December 31, 2015, each of the named executive officers except for Messrs. Berberian, Eisenberg and Herring, the latter of whom was only with the Company for a portion of the year, had exceeded his required stock ownership levels.

Ban on Pledging and Hedging Transactions

The Company maintains an Insider Trading Policy that prohibits executives and key employees from pledging and hedging with respect to Company stock, including the use of “short sales,” “puts,” “calls” and similar instruments designed to offset the risk of a decline in the value of the Company’s stock.

Perquisites

The Compensation Committee has determined that financial services, long-term disability and personal liability insurance, a wellness exam allowance and certain security services are appropriate benefits that help ensure that the Company’s executives maintain appropriate fiscal and physical health, which contributes to stable executive leadership for the Company. The aggregate value of these perquisites for 2015 was approximately $31,384 for Mr. King and an average of approximately $20,659 for each of the other named executive officers other than for Mr. Herring, who was only with the Company for a portion of the year. While the Compensation Committee believes that the perquisites are conservative and beneficial to the Company, there are no tax gross-up payments associated with these perquisites. For more information on perquisites in 2015, including the valuation and amounts, see the “Summary Compensation Table” below.

Termination and Change-in-Control Payments

The Company has not entered into any employment agreements or other individual termination arrangements with any executives other than an employment letter agreement with Deborah L. Keller, the Chief Executive Officer of Covance

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

Drug Development, and, in 2015, an employment agreement with Joseph L. Herring, the Former Chief Executive Officer of Covance Drug Development, both of which were entered into in connection with the Covance acquisition. The Company adopted a severance plan in 1996 that provides participants financial protection in circumstances involving a qualifying termination, with a higher level of payment if the qualifying termination occurs within three years of a change in control (a “double trigger”). The severance plans are comprised of the Amended and Restated Master Senior Executive Severance Plan (the “Amended and Restated Severance Plan”) and a Master Senior Executive Change-in-Control Severance Plan (the “Change-in-Control Plan”). The Company originally adopted and continues to maintain the severance plans to provide a competitive benefit necessary to attract and retain executives, and so that in the context of a change in control the executive would consider corporate actions that would benefit shareholders without regard to personal finances.

As a result of amendments over time, we believe that the severance plans are appropriately structured and consistent with current market practice. For example, the severance plans provide for severance payments that reflect the actual performance of the executive over prior periods by basing severance payments on actual, rather than target, annual MIB Plan payments and the plans do not have tax gross-up payments associated with change-in-control payments. For additional information on the termination and change-in-control benefits under the Amended and Restated Severance Plan and the Change-in-Control Plan, see “Potential Payments Upon Termination or Change-in-Control” on page 48.

The 2012 Omnibus Incentive Plan provides that if awards are assumed or substituted in connection with a change in control, only a qualifying termination event will result in accelerated vesting (i.e. “double trigger”). The plan does not provide for any gross-up and we believe these provisions are consistent with current compensation trends.

In 2004, the Board approved the Senior Executive Transition Policy (the “Transition Policy”) to reflect the belief that a strong succession planning process ensures the continued success of the Company while failure to ensure a smooth transition of leadership would have an adverse effect on the Company and its shareholders. On September 14, 2014, the Compensation Committee decided to end future participation in the Transition Policy. Eligibility requirements for the Transition Policy include, (a) being a member of the management Executive Committee (“EC”) and designated as a participant by the Chief Executive Officer and the Compensation Committee, (b) having five years of service as an EC member, (c) having 10 years of service with the Company, and (d) approval from the Board of a plan that ensures a smooth and effective transition of the departing executive’s management team and includes a non-solicit and non-compete agreement. Currently, the only individuals designated for participation in the Transition Policy are Mr. King and Mr. Boyle. The eligibility requirements of the Transition Policy are designed to ensure the retention of the executive over a period of time, to provide the Company with the ability to limit participation to the most senior executives and to ensure the goal of strong succession planning. Mr. Boyle satisfied the requirements of the Transition Policy upon his retirement in March 2016. The Transition Policy also provides additional protection to the Company in the form of non-compete and non-solicitation obligations on the part of the departing executive, and the policy sets forth the treatment of long-term incentive awards made under the Company’s stock incentive plans in the event of a voluntary termination before age 65.

Deferred Compensation Program

In 2001, the Board approved the Deferred Compensation Plan (“DCP”), under which certain of the Company’s executives, including the named executive officers, may elect to defer up to 100 percent of their annual cash incentive pay and/or up to 50 percent of their annual base salary and/or eligible commissions subject to annual limits established by the federal government. The deferral limits were based on the Compensation Committee’s assessment of best practices at the time the DCP was established. The DCP provides executives a tax efficient strategy for retirement savings and capital accumulation without significant cost to the Company. The Company makes no contributions to the DCP. For additional information on the DCP, see the “Nonqualified Deferred Compensation Table” and accompanying narrative on page 47.

Retirement Plans

The Company previously adopted a supplemental retirement plan, the Pension Equalization Plan (the “PEP”) for executives, including the named executive officers who have met the Plan’s service requirements. The PEP is an unfunded, non-contributory, non-qualified plan that was designed to provide income continuation benefits at retirement and work in conjunction with the Company’s Cash Balance Retirement Plan (the “Cash Balance Plan”), a qualified and funded defined benefit plan available to substantially all employees. The PEP was intended to provide additional retirement benefits to a select group of management employees as an integral part of a total compensation package designed to attract and retain top executive performers. Requirements of participation when the PEP was

40	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

established included (a) approval of participation by the Chief Executive Officer, (b) being named as a Senior or Executive Vice President or operating in the capacity of one, or (c) being named as the President or Chief Executive Officer. Effective January 1, 2010, both the PEP and the Cash Balance Plan were frozen; after that date no new participants have been admitted and no further service credits will be awarded to current participants.

The Company currently offers a defined contribution retirement savings plan (i.e., 401(k) plan) called the Employees’ Retirement Savings Plan. Participation in this plan is available to substantially all eligible US-based employees, including executives. Company contribution information for executives is reflected in the “Summary Compensation Table” below.

Tax and Accounting Treatments

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) limits the corporate federal income tax deduction for certain “non-performance based” compensation paid to the chief executive officer and, pursuant to IRS guidance, each of the three highest-paid employees (other than the chief financial officer) of public companies to $1 million per year. Compensation that is “performance-based” under Section 162(m) is not subject to this deduction limit. The Compensation Committee has carefully considered the Company’s executive compensation program in light of the applicable tax rules. Our 2012 Omnibus Incentive Plan and, if approved, the 2016 Omnibus Incentive Plan, are structured to permit us to use awards that qualify as “performance-based” under Section 162(m) where appropriate, including for stock options, performance share awards and the majority of our annual cash incentive program. The Compensation Committee believes that tax deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. As a result, the Compensation Committee exercises its discretion in this area to design a compensation program that serves the long-term interests of the Company and has regularly decided that it is appropriate for the Company to make some compensation awards that are non-deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K (including through incorporation by reference to this Proxy Statement).

THE COMPENSATION COMMITTEE

Robert E. Mittelstaedt, Jr., Chairperson

Jean-Luc Bélingard

Garheng Kong

Adam H. Schechter

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	41

EXECUTIVE COMPENSATION

Summary Compensation Table

The compensation paid, accrued or awarded during the years ended December 31, 2013, 2014 and 2015 to the Company’s named executive officers, which includes the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers, is set forth below:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)

DAVID P. KING Chief Executive Officer	2015	$1,044,481	$7,878,178	$1,672,371	$-	$31,384	$10,626,414
	2014	$1,013,000	$7,538,153	$1,600,450	$295,236	$25,723	$10,472,562
	2013	$1,013,000	$7,450,735	$790,594	$-	$26,667	$9,280,996

LANCE V. BERBERIAN Senior Vice President Chief Information Officer	2015	$373,625	$519,977	$199,012	$-	$20,312	$1,112,926

JAMES T. BOYLE, JR. Executive Vice President Chief Executive Officer, LabCorp Diagnostics	2015	$645,263	$3,832,755	$925,701	$-	$25,170	$5,428,889
	2014	$632,611	$3,666,518	$835,621	$134,513	$25,511	$5,294,774
	2013	$587,200	$3,554,850	$404,931	$-	$22,236	$4,569,217

F. SAMUEL EBERTS III Senior Vice President Chief Legal Officer	2015	$444,807	$600,318	$236,929	$-	$14,590	$1,296,644
	2014	$436,085	$572,834	$230,412	$74,732	$17,083	$1,331,146
	2013	$371,529	$491,909	$109,774	$-	$13,252	$986,464

GLENN A. EISENBERG Executive Vice President Chief Financial Officer	2015	$635,417	$2,110,929	$676,912	$-	$22,565	$3,445,823
	2014	$338,542	$3,946,320	$344,553	$-	$9,083	$4,638,498

JOSEPH E. HERRING Former Executive Vice President Chief Executive Officer, Covance Drug Development	2015	$583,333	$2,456,771	$743,276	$-	$-	$3,783,380

(1)	Values reflect the amounts actually paid to the named executive officers in each year. Mr. Herring’s base salary reflects that he joined the Company in February 2015 and served through July 2015. Base salary adjustments, if any, typically occur in February of each year, and are normally effective on March 1. Base salary adjustments are typically not retroactive to the beginning of the year.
(2)	Represents the aggregate grant date fair value of restricted stock, restricted stock units and performance shares for each named executive officer granted during each respective year, computed in accordance with accounting standards for stock-based compensation. The grant date fair value of restricted stock units is based on the closing price of the Common Stock on the applicable grant date. For performance share awards, 65 percent of the grant date fair value is based on the closing price of the Common Stock on the applicable grant date, and 35 percent of the grant date fair value is based on a Monte-Carlo simulated fair value for the relative (to the peer companies listed in the S&P 500 Health Care Index) total shareholder return component of the performance awards. For this purpose, performance share awards included in the above totals are valued assuming achievement at target, which was the probable outcome determined for accounting purposes at the time of grant. The threshold and superior grant date values of performance share awards granted in 2015 included above are as follows:

NAME	GRANT DATE VALUE AT THRESHOLD PERFORMANCE ($)	GRANT DATE VALUE AT SUPERIOR PERFORMANCE ($)

DAVID P. KING	$5,156,337	$9,023,529

LANCE V. BERBERIAN	$340,684	$596,137

JAMES T. BOYLE, JR.	$2,508,456	$4,389,737

F. SAMUEL EBERTS III	$392,818	$687,431

GLENN A. EISENBERG	$1,382,136	$2,418,738

JOSEPH E. HERRING	$0	$0
(3)	Represents the amounts earned by each named executive officer during 2015 pursuant to the Company’s MIB Plan. For additional information on these awards for 2015, see the “Grants of Plan-Based Awards” table below and “Compensation Discussion & Analysis – Annual Cash Incentive Pay” above.
(4)	Represents solely the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Company’s pension plans from December 31, 2012 to December 31, 2013, December 31, 2013 to December 31, 2014, and December 31, 2014 to December 31, 2015, respectively. All of the NEOs had negative total actuarial values in 2015 as follows, except for Mr. Berberian, Mr. Eisenberg and Mr. Herring, who are not eligible to be in the plans based on their date of hire: Mr. King – ($14,631); Mr. Boyle – ($2,545); and Mr. Eberts – ($3,360). Negative values are not reflected in the table above. For the assumptions made in the 2015 valuations, see Note 16 to the Company’s audited financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2015. These assumptions change from year to year to reflect current market conditions.
(5)	Includes the value of the following perquisites: financial services; executive long-term disability premiums; personal liability insurance premiums; and wellness exam pursuant to the policies in effect for a particular year. Also includes Company 401(k) contributions, which are applicable to all eligible employees. Financial services amounts are based on the actual amounts paid by the Company to its third party vendor for financial services. Use of the corporate jet is provided by the Company to the named executive officers for business trips. Any personal use of the corporate jet is strongly discouraged and subject to review and prior approval by the CEO and designated directors. In 2013, 2014 and 2015, none of the named executive officers had any personal use of the corporate jet.

42	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

EXECUTIVE COMPENSATION

Perquisites

The table below details the perquisites, including those that exceeded 10 percent of the total perquisites received by the named executive officer during 2015, plus the Company contributions into each executive’s 401(k) account during 2015.

NAME	YEAR	FINANCIAL SERVICES(1)	LONG-TERM DISABILITY(1)	PERSONAL LIABILITY INSURANCE(1)	WELLNESS EXAM(1)	AUTO ALLOWANCE(3)	SECURITY(4)	COMPANY- PAID 401-K(2)

DAVID P. KING	2015	$12,675	$1,776	$1,023	$-	$-	$5,360	$10,550
LANCE V. BERBERIAN	2015	$-	$2,202	$560	$-	$9,600	$-	$7,950
JAMES T. BOYLE, JR.	2015	$9,905	$1,480	$635	$-	$-	$-	$13,150
F. SAMUEL EBERTS III	2015	$2,000	$1,480	$560	$-	$-	$-	$10,550
GLENN A. EISENBERG	2015	$12,500	$1,480	$635	$-	$-	$-	$7,950
JOSEPH HERRING	2015	$-	$-	$-	$-	$-	$-	$-

(1)	Represents the actual cost of the perquisite, the value of which is taxable to the named executive officer, but which taxes are not reimbursed by the Company.
(2)	Includes the Company Non-Elective Safe Harbor Contribution and Company Discretionary Contribution, which is applicable to all eligible employees.
(3)	Prior to becoming an executive officer in 2015, Mr. Berberian was eligible for an auto allowance and a tax gross up in connection with a long-term disability policy. He ceased to become entitled to these benefits when he became an executive officer.
(4)	At the direction of the Board of Directors, in 2015 the Company engaged a third party to provide security recommendations with respect to the safety of our executive officers. As part of the recommendations, our CEO was instructed to take certain actions to enhance his security, including using a specified company vehicle. Rather than disclose a lower amount based on the use of the car attributable to what is deemed to be personal use, which is permitted under applicable rules, the amounts in this column reflect all the costs, both personal and business, incurred by the Company for the vehicle used by Mr. King.

Grants of Plan-Based Awards

During 2015, the following restricted stock unit and performance share awards, and annual cash incentive awards pursuant to the MIB Plan, were made to the named executive officers.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)

NAME	AWARD TYPE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	GRANT DATE FAIR VALUE OF STOCK AWARDS(4)

DAVID P. KING	Restricted Stock Units	3/11/15							18,230	$2,210,205
	Performance Share	3/11/15				21,265	42,530	74,427		$5,667,973
	MIB Plan	3/31/15	$472,500	$1,575,000	$2,283,750

LANCE V. BERBERIAN	Restricted Stock Units	3/11/15							1,200	$145,488
	Performance Share	3/11/15				1,405	2,810	4,917		$374,489
	MIB Plan	3/31/15	$56,228	$187,425	$271,767

JAMES T. BOYLE, JR.	Restricted Stock Units	3/11/15							8,870	$1,075,399
	Performance Share	3/11/15				10,345	20,690	36,207		$2,757,356
	MIB Plan	3/31/15	$303,460	$809,224	$1,153,155

F. SAMUEL EBERTS III	Restricted Stock Units	3/11/15							1,390	$168,524
	Performance Share	3/11/15				1,620	3,240	5,670		$431,795
	MIB Plan	3/31/15	$66,940	$223,132	$323,541

GLENN A. EISENBERG	Restricted Stock Units	3/11/15							4,880	$591,651
	Performance Share	3/11/15				5,700	11,400	19,950		$1,519,278
	MIB Plan	3/31/15	$191,250	$637,500	$924,375

JOSEPH E. HERRING	Restricted Stock Units	2/23/15							19,990	$2,456,771
	Performance Share									$-
	MIB Plan	3/31/15	$360,000	$1,200,000	$1,740,000

(1)	Amounts represent the range of possible payouts denominated in dollars pursuant to the MIB Plan, as established by the Compensation Committee in March 2015. Actual amounts paid out pursuant to the plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis – Annual Cash Incentive Pay” above.
(2)	Amounts represent the range of estimated potential shares to be earned under performance share awards. The performance share awards vest at the end of three years provided that certain performance metrics are met. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis – Long-Term Incentive Equity Awards” above.
(3)	Amounts represent restricted stock unit awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued services, except for Mr. Herring’s restricted stock unit award that vested fully on July 31, 2015 in connection with his departure from the Company.
(4)	Amounts represent the full grant date fair value of restricted stock unit and performance share awards as computed in accordance with accounting standards for stock-based compensation, but excluding the effect of estimated forfeitures. The amounts shown in this column will likely vary from the amount actually realized by any named executive officer based on a number of factors, including the number of shares that ultimately vest, the satisfaction or failure to meet any performance criteria, the timing of any exercise or sale of shares, and the price of the Company’s Common Stock. The value of the performance share awards if they are achieved at the maximum payout is as follows: Mr. King – $9,918,953; Mr. Berberian – $655,356; Mr. Boyle – $4,825,373; Mr. Eberts – $755,641; Mr. Eisenberg – $2,658,737; and Mr. Herring – $0.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	43

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table shows, as of December 31, 2015, the number of outstanding stock options, restricted stock, restricted stock units and performance shares held by the named executive officers:

		OPTION AWARDS				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(6)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(3,4,5)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(6)

DAVID P. KING	2/09/2010	196,400		$70.15	2/09/2020
	2/09/2011	177,400		$90.74	2/09/2021
	5/24/2012	149,900		$84.86	5/23/2022
	2/12/2013					8,270	$1,022,503
	2/11/2014					16,687	$2,063,181
	3/11/2015					18,230	$2,253,957
	2/12/2013							101,307	$12,525,597
	2/11/2014							58,400	$7,220,576
	3/11/2015							42,530	$5,258,409

LANCE V. BERBERIAN	2/11/2014					1,100	$136,004
	2/11/2014					1,860	$229,970
	3/11/2015					1,200	$148,368
	2/11/2014							3,860	$477,250
	3/11/2015							2,810	$347,428

JAMES T. BOYLE, JR.	2/9/2011	57,000		$90.74	2/9/2021
	5/24/2012	19,300		$84.86	5/23/2022
	2/12/2013					2,837	$350,767
	6/3/2013					3,334	$412,216
	2/11/2014					8,114	$1,003,215
	3/11/2015					8,870	$1,096,687
	2/12/2013							34,737	$4,294,883
	2/11/2014							28,410	3,512,612
	3/11/2015							20,690	$2,558,112

F. SAMUEL EBERTS III	5/7/2008	9,200		$75.63	5/7/2018
	2/10/2009	8,200		$60.04	2/10/2019
	2/9/2010	14,100		$70.15	2/9/2020
	2/9/2011	11,600		$90.74	2/9/2021
	5/24/2012	11,400		$84.86	5/23/2022
	2/12/2013					547	$67,631
	2/11/2014					1,267	$156,652
	3/11/2015					1,390	$171,860
	2/12/2013							6,685	$826,533
	2/11/2014							4,440	$548,962
	3/11/2015							3,240	$400,594

44	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

EXECUTIVE COMPENSATION

		OPTION AWARDS				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(6)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(3,4,5)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(6)

GLENN A. EISENBERG	6/16/2014					3,347	$416,823
	6/16/2014					1,540	$190,405
	6/16/2014					8,100	$1,001,454
	3/11/2015					4,880	$603,363
	6/16/2014							12,565	$1,553,537
	6/16/2014							11,720	$1,449,060
	3/11/2015							11,400	$1,409,496

JOSEPH E. HERRING	2/11/2015						$-

(1)	Stock option awards vest ratably over three years beginning on the first anniversary of the grant date.
(2)	Restricted stock units vest ratably over three years beginning on the first anniversary of the grant date. Amounts shown represent the remaining unvested portion.
(3)	Represents the number of shares subject to the February 12, 2013 performance awards that vested on March 30, 2016 following the performance period ending December 31, 2015.
(4)	Based on performance to date, represents the number of shares subject to the February 11, 2014 performance awards for the performance period ending December 31, 2016, assuming achievement at target. Information on the threshold, target and maximum awards are provided in the “Grants of Plan-Based Awards” table in the Company’s proxy statement for its 2015 Annual Meeting.
(5)	Based on performance to date, represents the number of shares subject to the March 11, 2015 performance awards for the performance period ending December 31, 2017, assuming achievement at target. Information on the threshold, target and maximum awards are provided in the “Grants of Plan-Based Awards” table above.
(6)	Aggregate market value is calculated based on the Common Stock price on December 31, 2015, which was $123.64 per share, multiplied by the number of shares or units, respectively, for each unvested performance or stock award.

Option Exercises and Stock Vested

The following chart shows, for 2015, the number and value of stock options exercised and the number and value of vested restricted stock and performance awards for each of the named executive officers:

	OPTION AWARDS(1)		STOCK AWARDS(2)

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)

DAVID P. KING(2)	150,000	$6,358,620	32,310	$3,909,181
LANCE V. BERBERIAN(3)	-	$-	1,480	$172,760
JAMES T. BOYLE(2)	-	$-	15,259	$1,825,681
F. SAMUEL EBERTS III(2)	-	$-	2,166	$261,469
GLENN A. EISENBERG(4)	-	$-	7,263	$863,167
JOSEPH E. HERRING(5)	-	$-	19,990	$2,544,527

(1)	The value realized on exercise was based on the price at which these shares were sold, which occurred simultaneously with their exercise. Consequently, the value realized was the sale price minus the strike price, multiplied by the number of shares exercised and sold.
(2)	Represents one-third of the restricted stock granted on February 28, 2012, which vested on February 28, 2015 at $123.36 per share, the closing price on March 2, 2015 (the first trading day following February 28, 2015, a Saturday), one-third of the restricted stock units granted on February 12, 2013, that vested on February 12, 2015 at $116.84 per share, the closing price on that date, one-third of the restricted stock units granted on February 11, 2014, that vested on February 11, 2015 at $116.73 per share, the closing price on that date, and 23.6 percent of the performance award granted on February 28, 2012 that vested on March 30, 2015 at $127.28 per share, the closing price on that date. For Mr. Boyle only, also represents one-third of the restricted stock units granted on June 3, 2013 that vested on February 12, 2015 at $116.84 per share, the closing price on that date.
(3)	Represents one-third of the restricted stock units granted on February 11, 2014, that vested on February 11, 2015 at $116.73 per share, the closing price on that date.
(4)	Represents one-half of the restricted stock units granted on June 16, 2014 that vested on February 12, 2015 at $116.84 per share, the closing price on that date, one-third of the restricted stock units granted on June 16, 2014 that vested on February 11, 2015 at $116.73 per share, the closing price on that date, and one-third of the restricted stock units granted on June 16, 2014 that vested on June 16, 2015 @ $120.48, the closing price on that date.
(5)	Represents all of the restricted stock units granted on February 23, 2015 that vested on July 31, 2015 at $127.29 per share, the closing price on that date.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	45

EXECUTIVE COMPENSATION

Retirement Benefits

Prior to January 1, 2010, substantially all employees, including each of the named executive officers except for Messrs. Berberian, Eisenberg and Herring (who were not eligible to participate as of January 2010), were eligible to participate in the Cash Balance Plan, and the plan was fully funded by the Company both in terms of an annual service credit, which is a percentage of base salary, and an interest credit, currently at four percent per year. Eligibility requirements under the Cash Balance Plan included one year of service (participants entered the plan in either January or July after meeting the service requirement) and the attainment of 21 years of age. Each named executive officer except Messrs. Berberian, Eisenberg and Herring has met the eligibility requirements. As discussed above, the Company also has a Pension Equalization Plan (“PEP”). See “Compensation Discussion & Analysis – Retirement Plans” above.

In October 2009, the Board froze any additional service-based credits for any years of service after December 31, 2009 with respect to both the Cash Balance Plan and the PEP. Both plans are closed to new entrants. Current participants in the Cash Balance Plan and the PEP have stopped earning service-based credits, but will continue to earn interest credits.

Under both the Cash Balance Plan and the PEP, a participant is eligible for benefits at normal retirement at age 65 or early retirement at age 55, subject to reduced benefits for each year under age 65. For early retirement at or after age 55 with reduced benefits, there is a reduction of one-half percent per month applied to the full retirement benefit for every month under the age of 65.

Before the Cash Balance Plan was frozen for any additional service-based credits, the Cash Balance Plan, as supplemented by the PEP, was designed to provide an employee having 25 years of credited service with an annuity equal to 52 percent of “final average pay” less 50 percent of estimated individual Social Security benefits. “Final average pay” is defined as the highest five consecutive years of base salary during the ten years of employment preceding termination or retirement. The participant, if single, has one payment option: ten-year certain and life annuity. If married, the participant has two payment options: (a) ten-year certain and life annuity; or (b) 50 percent joint and survivor annuity. The ten-year certain and life annuity offers a guaranteed minimum payment for ten years. The 50 percent joint and survivor annuity offers half the annuity payments to the surviving spouse.

The formula for calculating the amount payable to the named executive officers other than Messrs. Berberian, Eisenberg and Herring under the Cash Balance Plan, in conjunction with the PEP, is illustrated as follows (ten-year certain and life annuity payment option):

[(0.52) x (Final Average Pay) – (0.50) x (Estimated Social Security Benefit)] x (Credited Service up to 25 years) ÷ (25)

The amount payable could be less if a married participant elected to receive benefits under the 50 percent joint and survivor annuity option. The reduction for the 50 percent joint and survivor annuity is determined using the actuarial basis defined by the pension plans and reflects the possibility that the spouse may outlive the participant, which extends the length of payments.

The following table shows, as of December 31, 2015, the present value of accumulated benefits under the Company’s Cash Balance Plan and PEP for each of the named executive officers who were eligible to participate in the plans:

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(2)	PAYMENTS DURING LAST FISCAL YEAR ($)

DAVID P. KING	Cash Balance Plan	7.00	$54,030	$-
	Pension Equalization Plan	8.25	$1,073,068	$-
LANCE V. BERBERIAN	Cash Balance Plan	-	$-	$-
	Pension Equalization Plan	-	$-	$-
JAMES T. BOYLE, JR.	Cash Balance Plan	9.50	$71,679	$-
	Pension Equalization Plan	10.83	$464,339	$-
F. SAMUEL EBERTS III	Cash Balance Plan	4.00	$28,323	$-
	Pension Equalization Plan	5.33	$241,110	$-
GLENN A. EISENBERG	Cash Balance Plan	-	$-	$-
	Pension Equalization Plan	-	$-	$-
JOSEPH E. HERRING	Cash Balance Plan	-	$-	$-
	Pension Equalization Plan	-	$-	$-

(1)	The Company’s Cash Balance Plan had been offered to substantially all employees after a year of service and after reaching 21 years of age. Plan entry dates were January and July of each year. The PEP was amended January 1, 2004, to waive the one-year service requirement. Because of these differing service crediting provisions, there could be a difference of up to 1.5 years between Cash Balance Plan service and PEP service reflected in the column. Credited years of service equals actual years of service with the Company, subject to the crediting provisions above.
(2)	The calculation of present value of accumulated benefit is based on a normal retirement age of 65, as defined by each plan, and credited service and certain discount rate and mortality inputs. For the assumptions made in the valuations, see Note 16 to the Company’s audited financial statements included within the 2015 Annual Report on Form 10-K for the year ended December 31, 2015.

46	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

EXECUTIVE COMPENSATION

Deferred Compensation Plan

The DCP offers eligible participants another vehicle to accumulate savings for retirement. See “Compensation Discussion & Analysis – Deferred Compensation Program” above. Amounts deferred by a participant are credited to a bookkeeping account maintained on behalf of each participant, which is used for the measurement and determination of amounts to be paid to a participant, or his or her designated beneficiary, pursuant to the terms of the DCP. Deferred amounts are the Company’s general unsecured obligations and are subject to claims by the Company’s creditors. The Company’s general assets or existing Rabbi Trust may be used to fund payment obligations and pay DCP benefits.

According to the terms of the DCP, a participant has the opportunity to allocate deferred amounts to one or more of 23 measurement funds offered. The measurement funds are indexed to externally managed funds inside the Company’s insurance-backed account. Amounts in these accounts can earn variable returns, including negative returns. Deemed earnings on the deferrals are based on these measurement funds and have no guaranteed rate of return. The Company makes no contributions to the DCP.

Under the DCP, a participant may make separate distribution elections with respect to each year’s deferrals. These distribution elections include the ability to elect a single lump-sum payment or annual installment payments.

The following table summarizes each named executive officer’s contributions, earnings and aggregate balance under the DCP as of December 31, 2015:

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)(3)

DAVID P. KING	$-	$-	$992.26	$(427,450)	$440,488
LANCE V. BERBERIAN	$-	$-	$-	$-	$-
JAMES T. BOYLE, JR.	$-	$-	$-	$-	$-
F. SAMUEL EBERTS III	$-	$-	$-	$-	$-
GLENN A. EISENBERG	$-	$-	$-	$-	$-
JOSEPH E. HERRING	$-	$-	$-	$-	$-

(1)	Amounts in this column would be included in the Salary column of the Summary Compensation Table above.
(2)	Amounts in this column are not included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table as they do not qualify as above market or preferential earnings.
(3)	For Mr. King, $681,155 was previously reported in the Summary Compensation Table in prior years.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	47

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change of Control

The tables that follow provide information related to compensation payable to each named executive officer, other than Mr. Herring, who served through July 2015, assuming termination of such executive’s employment on December 31, 2015, or assuming a change in control with corresponding qualifying termination occurred on December 31, 2015. Amounts also assume the price of Common Stock was $123.64, the closing price on December 31, 2015.

DAVID P. KING	VOLUNTARY TERMINATION (#)	EARLY RETIREMENT (#)	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$2,100,000	$-	$3,150,000	$-	$-
Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$2,298,610	$-	$3,447,916	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$5,339,641	$5,339,641	$5,339,641	$751,360	$-	$5,339,641	$5,339,641	$5,339,641
Performance Shares	$19,636,505	$19,636,505	$19,636,505	$1,752,803	$-	$19,636,505	$19,636,505	$19,636,505
Health & Welfare Benefits	$-	$-	$-	$10,877	$-	$10,877	$360,000	$1,500,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$24,981,146	$24,981,146	$24,981,146	$6,918,650	$5,000	$31,589,939	$25,341,146	$26,481,146

LANCE V. BERBERIAN	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$374,850	$-	$374,850	$-	$-
Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$185,671	$-	$172,329	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$87,552	$87,552	$87,552
Restricted Stock Units	$-	$-	$514,342	$49,456	$-	$514,342	$514,342	$514,342
Performance Shares	$-	$-	$824,678	$115,809	$-	$824,678	$824,678	$824,678
Health & Welfare Benefits	$-	$-	$-	$3,626	$-	$3,626	$300,000	$1,500,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$5,000	$5,000	$1,344,020	$721,070	$5,000	$1,982,377	$1,731,572	$2,931,572

JAMES T. BOYLE, JR.	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$1,294,757	$-	$1,294,757	$-	$-
Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$1,114,104	$-	$1,114,104	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$2,862,884	$2,862,884	$2,862,884	$852,704	$-	$2,862,884	$2,862,884	$2,862,884
Performance Shares	$8,524,978	$8,524,978	$8,524,978	$1,096,687	$-	$8,524,978	$8,524,978	$8,524,978
Health & Welfare Benefits	$-	$-	$-	$7,574	$-	$7,574	$300,000	$1,500,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$11,392,862	$11,392,862	$11,392,862	$4,370,826	$5,000	$13,809,297	$11,692,862	$12,892,862

48	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

EXECUTIVE COMPENSATION

F. SAMUEL EBERTS III	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$446,265	$-	$446,265	$-	$-
Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$152,304	$-	$152,304	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$-	$-	$396,018	$57,245	$-	$396,018	$396,018	$396,018
Performance Shares	$-	$-	$1,421,861	$133,531	$-	$1,421,861	$1,421,861	$1,421,861
Health & Welfare Benefits	$-	$-	$-	$-	$-	$-	$300,000	$1,500,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$5,000	$5,000	$1,822,879	$794,345	$5,000	$2,421,448	$2,122,879	$3,322,879

GLENN A. EISENBERG	VOLUNTARY TERMINATION (#)	EARLY RETIREMENT (#)	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$1,275,000	$-	$1,275,000	$-	$-
Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$1,378,212	$-	$1,378,212	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$-	$-	$2,209,199	$201,162	$-	$2,209,199	$2,209,199	$2,209,199
Performance Shares	$-	$-	$3,746,292	$469,832	$-	$3,746,292	$3,746,292	$3,746,292
Health & Welfare Benefits	$-	$-	$-	$7,574	$-	$7,574	$300,000	$1,500,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$5,000	$5,000	$5,960,491	$3,336,780	$5,000	$8,621,277	$6,260,491	$7,460,491

(#)	See discussion of Transition Policy under “Equity Awards: Stock Incentive Plan and Transition Policy” below.

Equity Awards: Stock Incentive Plan and Transition Policy

The treatment of equity awards varies depending on the type of termination. In the event an executive’s employment terminates (other than by reason of death, disability, normal retirement or change in control with a corresponding qualifying termination), stock options that are exercisable at the time of termination, and do not otherwise terminate at an earlier date as a result of the expiration of the ten-year term, may be exercised within three months of termination. All unvested stock options, restricted stock, restricted stock units and performance share awards immediately expire.

Under the Transition Policy, and provided that the executive’s termination of employment otherwise meets the requirements of the Transition Policy, stock options, restricted stock, restricted stock units and performance shares continue to vest through the vesting period as if the executive were still employed unless there is an alternative treatment specified under the form of award agreement. Valuation in the event of a voluntary termination or early retirement is based on a Black-Scholes valuation for unvested shares and the December 31, 2015 market price for restricted stock, restricted stock unit and performance share awards. For purposes of the table above, it is assumed that the measures for the performance share awards will be achieved at the target level. Currently, the only individuals designated for participation in the Transition Policy are Mr. King and Mr. Boyle.

The form of award agreements for the stock options, restricted stock and restricted stock units shown in the table above provide that in the event that an executive’s employment terminates by reason of death, disability, normal retirement or a change in control (with a corresponding qualifying termination, in the case of stock options) then all stock options, restricted stock and restricted stock unit awards accelerate in full. The form of award agreements for the performance share awards shown in the table above provide that in the event that an executive’s employment terminates by reason of death or disability or in the event of a change in control, then all performance share awards

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	49

EXECUTIVE COMPENSATION

accelerate in full assuming performance at target and that in the event the executive’s employment terminates by reason of normal retirement, all performance share awards granted continue to vest over the normal course of time and remain subject to their original performance conditions with the exception of the service requirement.

The executive may exercise vested stock options at any time within one year after the date of death, disability, retirement or a change in control. For these types of terminations, the value in the tables was determined by multiplying the gain using the December 31, 2015 market price by the number of unvested shares. For purposes of the equity awards, “normal retirement” means retirement at or after the age of 65 with five years of service, and “early retirement” means retirement at or after the age of 55 with 15 years of service. None of the named executive officers is currently eligible to receive benefits under the “normal retirement” provisions of the equity awards.

The form of award agreements for the restricted stock units shown in the table above provide that in the event that an executive’s employment terminates by reason of death, disability, normal retirement or a change in control, then all restricted stock units will accelerate in full. Effective with the restricted stock units awarded in 2015, the change in control termination provisions were amended so that if the executive is terminated for good reason or without cause, in either case, within 24 months of a change in control then all restricted stock units will accelerate in full. In addition, effective with the restricted stock units awarded in 2015, if unrelated to a change in control, an executive is terminated without cause or for good reason, the restricted stock units that were eligible to vest in the immediately following twelve month period will vest upon the occurrence of such event. In addition, effective with the restricted stock units awarded in 2015, if an executive has a termination as a result of an early retirement (generally, a termination at a time when the executive is age 55 or older and the sum of his age plus years of service equals 70), a prorated number of restricted stock units will vest, determined by multiplying the number of restricted stock units that were eligible to vest during the then-current twelve month vesting period by the ratio of the number of months of completed service during the then-current twelve month vesting period to twelve months, rounded up to the nearest whole unit.

The form of award agreements for the performance share awards shown in the table above provide that in the event that an executive’s employment terminates by reason of death or disability or a change in control, then all performance share awards will accelerate in full assuming performance at target and that in the event the executive’s employment terminates by reason of normal retirement, all performance share awards granted will be eligible to vest subject to their original performance conditions with the exception of the service requirement. Effective with the performance share awards awarded in 2015, the change in control termination provisions were amended so that if the executive is terminated for good reason or without cause, in either case, within 24 months of a change in control, then all performance share awards accelerate in full assuming performance at target. Effective with performance share awards granted in 2015, if unrelated to a change in control, the executive is terminated without cause or terminates for good reason or terminates due to an early retirement, the executive will be eligible to vest in a prorated number of performance shares which shall be determined as if the executive’s service had not terminated, with the prorated number to be determined based on the ratio of the number of months of the executive’s service during the vesting period to the total number of months in the vesting period.

Base Compensation and Annual Incentive Cash Payments

No additional base compensation amounts are payable for terminations resulting from the following events: voluntary termination by the officer, early retirement, normal retirement, termination for cause, or termination due to disability or death. A prorated annual incentive cash payment may be made for each of the termination events mentioned in the tables above, except for a voluntary termination or a termination for cause. Provisions for base compensation and annual incentive cash payments in the event of an involuntary not for cause or good reason termination or a termination in connection with a change in control are detailed below.

Amended and Restated Master Senior Executive Severance Plan and Master Senior Executive Change-in-Control Severance Plan

The Amended and Restated Severance Plan and the Change-in-Control Severance Plan provide the Company’s named executive officers (as well as the Company’s other executive vice presidents and senior vice presidents) with severance payments upon, respectively, a “qualifying termination” and a “qualifying termination” that occurs within three years following a change in control. A “qualifying termination” is generally defined as involuntary termination without cause or voluntary termination with “good reason.” “Cause” means that the named executive officer shall have committed prior to termination of employment any of the following acts: an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with his duties or in the course of his employment with the Company; the

50	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

EXECUTIVE COMPENSATION

conviction of or entering of a plea of nolo contendere to a felony; alcohol intoxication on the job or current illegal drug use; intentional wrongful damage to tangible assets of the Company; intentional wrongful disclosure of material confidential information of the Company and/or materially breaching the noncompetition or confidentiality provisions covering his activities; knowing and intentional breach of any employment policy of the Company; or gross neglect or misconduct, disloyalty, dishonesty, or breach of trust in the performance of his duties that is not corrected to the Board’s satisfaction within 30 days of notice thereof. “Good reason” means a reduction in base salary or targeted incentive cash payment as a percentage of salary, relocation to an office location more than 75 miles from the employee’s current office without consent of the employee, a material reduction in job responsibilities or transfer to another job without the consent of the employee.

For purposes of the Change-in-Control Plan, “change in control” means: (a) any person who is not presently but becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing 40 percent or more of the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or (b) individuals who constituted the Board on February 10, 2009 (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person subsequently becoming a director whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (including any such directors whose election was so approved), or whose nomination for election by the Company’s shareholders was approved by the Incumbent Board (including such directors whose election was so approved), is for purposes of this clause (b), considered as though he or she were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity.

The severance payments under the Change-in-Control Plan are as follows:

	QUALIFYING TERMINATION(a)	CHANGE IN CONTROL + QUALIFYING TERMINATION WITHIN THREE YEARS

CEO	2x (annual salary + average MIB payments)	3x (annual salary + average MIB payments)
Executive Vice Presidents	2x (annual salary + average MIB payments)	2x (annual salary + average MIB payments)
Senior Vice Presidents	1x (annual salary + average MIB payments)	1x (annual salary + average MIB payments)

(a)	“Average MIB payments” is the average of the executive’s actual MIB payments over the prior three years.

The Change-in-Control Plan does not provide a reimbursement to participants for excise taxes on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code.

Health and Welfare Benefits

In the event of a qualifying termination under the Severance Plan or the Change-in-Control Plan, the executive is also eligible for up to six months of Company-paid COBRA.

In the event a named executive officer dies while an active employee, his or her beneficiary will receive four times his or her base annual earnings up to a maximum of $1.5 million from the Company’s group term life plan. In addition, eligible, enrolled dependents will receive COBRA continuation of coverage for the first six months following the executive’s death (not included in the tables above). If the executive was traveling on Company business at the time of death, the beneficiary will also receive $1 million of business travel accident insurance; this is not reflected in the tables above.

If an executive becomes disabled (i.e., he or she is not able to perform the material duties of his or her occupation solely because of disease or injury), the executive is generally eligible for a monthly benefit payable until the earlier of (a) age 65 if the period of disability starts prior to the age of 60, or (b) the length of the disability. For Mr. King, the monthly net benefit is a maximum of $30,000, and for the other named executive officers the monthly net benefit is a maximum of $25,000.

Cash Balance Plan

Under the Cash Balance Plan, upon a termination of employment the named executive officers are entitled to receive the same amounts set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50 percent of such value.

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EXECUTIVE COMPENSATION

PEP

PEP payments are subject to Section 409A of the Internal Revenue Code and require a six-month waiting period following separation of service before distribution of the first payment. Under the PEP, upon a termination the named executive officers are entitled to receive the same amounts set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50 percent of such value.

DCP

The DCP was amended to grandfather participants prior to December 31, 2004 to remove the six-month waiting period for distributions following separation of service. Distribution elections made after December 31, 2004 require a six-month waiting period following separation of service before distribution of the first payment, as required by Section 409A of the Internal Revenue Code. Otherwise, distribution elections include the ability to elect a single lump-sum payment or annual installment payments. Under the DCP, upon termination the named executive officers are entitled to receive the same amounts set forth for each officer in the Aggregate Balance column of the Non-Qualified Deferred Compensation Table above, regardless of reason for the termination.

Perquisites

All perquisites offered to the named executive officers immediately terminate upon the executive’s termination, except for the financial services of up to $5,000, which are extended for one year following termination.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Mittelstaedt (Committee Chair), Mr. Bélingard, Dr. Kong and Mr. Schechter. During the 2015 fiscal year, there were no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries, were formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 31, 2015. All equity compensation plans have been approved by Company shareholders, except in the case of equity compensation plans approved by shareholders of companies acquired by the Company as described in footnote (1) below.

PLAN CATEGORY	COMMON SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS A	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS B	COMMON SHARES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN A) C

Equity compensation plans approved by Company shareholders(1)	3,281,401	$81.07	7,495,807	(2)
Equity compensation plans not approved by Company shareholders	-	-	-

(1)	Not included in this total are stock option awards from Dynacare, Inc. representing 276,990 shares of underlying Common Stock, which were assumed in connection with acquisition transactions by the Company. These options were issued under the Dynacare, Inc. Amended and Restated Employee Stock Option Plan, which was approved by Dynacare, Inc. shareholders when the plan was initially implemented. At December 31, 2014, there were no options outstanding under this plan. The Company does not intend to issue new awards under this plan.
Also not included in this total are stock option awards from Dianon Systems, Inc., representing 690,116 shares of underlying Common Stock, which were assumed in connection with acquisition transactions by the Company. These options were issued under the Dianon Systems, Inc. 1996 Stock Incentive Plan; the Dianon Systems, Inc. 1999 Stock Incentive Plan; the Dianon Systems, Inc. 2000 Stock Incentive Plan; the Dianon Systems, Inc. 2001 Stock Incentive Plan; and the UroCor Second Amended and Restated 1992 Stock Option Plan, which were approved by the Dianon Systems, Inc., and the UroCor, Inc. shareholders when the plans were initially implemented. At December 31, 2014, there were no options outstanding under these plans. The Company does not intend to issue new awards under these plans.
(2)	Includes 6,104,902 shares available for future issuance under the Laboratory Corporation of America Holdings 2012 Omnibus Incentive Plan and 1,208,435 shares available for future issuance under the Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan.

52	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

EXECUTIVE COMPENSATION

PROPOSAL TWO – Advisory Vote to Approve Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 14a of the Securities Exchange Act), the Company is seeking shareholder approval on the Company’s executive compensation as disclosed in this Proxy Statement. Pursuant to the vote of the shareholders at the 2011 Annual Meeting of Shareholders, the Company seeks shareholder approval of the Company’s executive compensation (a “Say-on-Pay” vote) on an annual basis.

The Compensation Committee works throughout the year reviewing compensation trends, evaluating emerging best practices and considering changes to executive compensation that will provide our senior management with an incentive to achieve superior financial results for the Company and align pay with performance.

Compensation Program Overview and Evolution

LabCorp’s executive compensation program, as discussed in the “Compensation Discussion and Analysis” section on page 24 is designed to attract, motivate and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational and strategic goals. We believe our executive compensation program avoids unnecessary risk taking and aligns the interests of our shareholders with the performance of our executives. This program reflects our strong commitment to a results-driven compensation program.

Last year, our annual advisory vote on executive compensation received support from approximately 97% of the shares voted. We are committed to designing a compensation program that incentivizes our leaders and aligns with our strategy, the key value drivers of our business and the expectations of our shareholders. We have a practice of regularly seeking feedback from our shareholders and this feedback is incorporated in the Compensation Committee’s annual review of our compensation program. Specific feedback we have received from investors over the past three years has been reflected in the significant evolution of the executive compensation program and compensation best practices. Since 2011, our compensation program has changed considerably, including several key structural changes:

•	We have increased the performance-based shares in the long-term incentive program from 40% in 2011 to 70% in 2014;

•	We have eliminated the use of stock options;

•	We have incorporated a relative total shareholder return (“TSR”) metric into our long-term incentive program; and
•	We have amended the performance metrics in our annual and long-term incentive programs to create stronger alignment with our strategic priorities.

Pay for Performance

As described in the “Compensation Discussion and Analysis” section beginning on page 24 of this Proxy Statement, our executive compensation program is designed to reward the achievement of specific short-term and long-term operational and strategic goals. By paying for performance, we believe our compensation program aligns the interests of our executive officers with those of our shareholders. The Company believes that through an effective executive compensation program, it can be successful in attracting and retaining talented employees who will sustain the Company’s financial performance and continue creation of shareholder value.

In support of the Compensation Committee’s overarching pay for performance compensation philosophy, our executives’ compensation structure is:

•	Highly performance-based variable compensation. Performance-based compensation comprises a significant part of total compensation, with the percentage of variable or at-risk compensation highest for our CEO;

•	Long-term performance oriented. There is an emphasis on stock-based compensation to align the long-term interests of executive officers and shareholders;

•	Sensitive to performance variability. The size and the realizable values of incentive awards provided to executive officers should vary significantly with performance achievements;

•	Benchmarked to peers. Compensation opportunities for executive officers are evaluated against those offered by companies that are in similar industries and are similar in size and scope of operations; and

•	Designed to recognize varying levels of responsibility. Differences in executive compensation within the Company reflect varying levels of responsibility and/or performance.

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EXECUTIVE COMPENSATION

In addition, certain features of the Company’s executive compensation program enhance the alignment of the interests of our executive officers and those of our shareholders, such as:

•	Robust stock ownership guidelines (6x base salary for CEO);

•	Prohibition on pledging and hedging Company stock;

•	Fully performance-based annual incentive program;

•	Incentive plan goals directly linked to strategic and objective financial goals;

•	Cap on annual incentive opportunities;

•	No employment agreements other than, an employment letter agreement with the CEO of Covance Drug Development and in 2015, an employment agreement with the former CEO of Covance Drug Development;

•	Limited perquisites;

•	No tax gross-ups;

•	“Double trigger” change-in-control provisions;

•	Performance oriented mix of long-term incentives (performance shares (70 percent of target grant value) and restricted stock units (30 percent of target grant value)) with multi-year vesting;

•	If the Company were to declare dividends, dividends will only be paid to the extent performance shares are earned;

•	Three-year performance measurement period for performance shares; and

•	Comprehensive clawback policy.

Advisory Resolution

The Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s 2016 Proxy Statement, is hereby APPROVED.”

The vote is advisory and is not binding on the Board. However, the Compensation Committee of the Board expects to take into account the outcome of the vote as it continues to consider the Company’s executive compensation program.

The Board recommends that shareholders vote “FOR” the approval of executive compensation.

54	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

2016 OMNIBUS INCENTIVE PLAN

PROPOSAL THREE – Vote to Approve 2016 Omnibus Incentive Plan

We are asking our shareholders to approve adoption of the proposed Laboratory Corporation of America Holdings 2016 Omnibus Incentive Plan (the “2016 Omnibus Incentive Plan”) and to approve certain material terms and conditions relating to performance-based compensation under the 2016 Omnibus Incentive Plan.

The Board believes that the Company’s incentive compensation plans, including its equity award programs, the MIB plan and Covance Bonus Plan, are valuable compensation tools to align individual and corporate performance with the interests of the Company’s shareholders. The proposed Laboratory Corporation of America Holdings 2016 Omnibus Incentive Plan (the “2016 Omnibus Incentive Plan”) renews and updates our long-standing performance based incentive programs. The Board has adopted and recommends that the shareholders adopt and approve the 2016 Omnibus Incentive Plan.

Upon the recommendation of the Compensation Committee, the Board approved the 2016 Omnibus Incentive Plan on March     , 2016 subject to the receipt of shareholder approval at the Annual Meeting. The Board believes that approval of the 2016 Omnibus Incentive Plan is in the best interests of the Company and its shareholders.

The Board has proposed shareholder approval of the 2016 Omnibus Incentive Plan to replace the Company’s existing equity incentive plans, including the 2012 Omnibus Incentive Plan. Following shareholder approval of the 2016 Omnibus Incentive Plan, no additional awards will be made under the existing equity incentive plans.

No awards under the 2016 Omnibus Incentive Plan have been granted or will be granted unless and until the 2016 Omnibus Incentive Plan is approved by the Company’s shareholders at the Annual Meeting. Grants of awards under the 2016 Omnibus Incentive Plan will be in the discretion of the Compensation Committee and any other committee authorized to grant awards under the plan. Accordingly, it is not possible as of the date of this Proxy Statement to determine the nature or amount of any awards under the 2016 Omnibus Incentive Plan that may be subject to future grants to employees, officers and directors of the Company and its subsidiaries and other affiliates, or to other persons who will be eligible to participate in the 2016 Omnibus Incentive Plan. If shareholders do not approve the 2016 Omnibus Incentive Plan, compensatory equity-based grants to employees, officers or directors of the Company or an affiliate, or consultants or advisers (who are natural persons), will continue to be made under the existing incentive plans to the extent that shares of Common Stock remain available for issuance under such plans, which for future grants totaled an estimated 1,723,600 shares as of March 1, 2016 (without giving effect to additional shares that may become available upon the future expiration, forfeiture or cancellation of outstanding awards).

In addition, we are asking that our shareholders approve the material terms and conditions for performance-based compensation intended to qualify under Section 162(m) of the Internal Revenue Code included in the 2016 Omnibus Incentive Plan. The material terms and conditions of performance-based compensation are (i) eligibility for awards, (ii) the maximum amount of performance-based compensation that may be paid under the 2016 Omnibus Incentive Plan during a specified period to any eligible person, and (iii) the performance measures that may be used under the 2016 Omnibus Incentive Plan to establish performance goals as a condition to the payment of the performance-based awards, each as described further below under “Approval of 162(m) Material Terms and Conditions” (together, the “Performance Terms”). If the shareholders approve the Performance Terms, compensation paid to the Company’s covered employees upon achievement of performance goals based on one or more of the performance measures set forth in the 2016 Omnibus Incentive Plan, subject to the Company’s satisfaction of the other requirements of Section 162(m) of the Code, may continue to be fully deductible by the Company under Section 162(m) of the Code until such time as the Company is required to obtain shareholder re-approval of such terms and conditions at our annual meeting of shareholders in 2021.

Key Features of 2016 Omnibus Incentive Plan

As described below, the 2016 Omnibus Incentive Plan generally provides for:

•	granting of stock options or stock appreciation rights only at an exercise price at least equal to fair market value of a share of Common Stock on the grant date;

•	stock options and stock appreciation rights that require a performance period of at least twelve months or a one year minimum vesting period;

•	granting of cash incentive awards;

•	a ten-year maximum term for stock options and stock appreciation rights;

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•	no vesting in dividends or dividend equivalent rights paid on performance-based awards unless the underlying awards vest;

•	no repricing of stock options or stock appreciation rights without prior shareholder approval;
•	no reload or “evergreen” share replenishment features; and

•	a limit on the maximum amount a non-employee director may be granted during a single fiscal year.

Approval of 162(m) Material Terms and Conditions

Shareholder approval of this proposal will constitute approval of the Performance Terms. We are asking our shareholders to approve the Performance Terms at this Annual Meeting so that the Company will not be required to seek re-approval again until 2021 and so that the Company may grant performance-based compensation that will be deductible. Even if this proposal is approved, the Company may exercise its discretion to award compensation under the 2016 Omnibus Incentive Plan that would not qualify as “qualified performance-based compensation” under Section 162(m) of the Code Internal Revenue Code.

Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code limits publicly-held companies, such as the Company, to an annual deduction for U.S. federal income tax purposes of $1 million for compensation paid to each of their covered employees. For this purpose, “covered employees” include the Company’s chief executive officer and the Company’s other three highest compensated executive officers (other than the chief financial officer). However, performance-based compensation is excluded from the $1 million limitation. The 2016 Omnibus Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Internal Code, but it is not required under the 2016 Omnibus Incentive Plan that awards qualify for this exception.

To qualify as performance-based:

•	The compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

•	The performance goal under which compensation is paid must be established by a committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

•	The material terms of the performance goal under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the Company before payment is made; and

•	The Compensation Committee must certify in writing, before payment of the compensation, that the performance goals and any other material terms were in fact satisfied.

Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

In the case of compensation attributable to options or stock appreciation rights, the performance goal requirement (summarized in the first bullet above) is deemed satisfied, and the certification requirement (summarized in the fourth bullet above) is inapplicable, if (i) the grant or award is made by the Compensation Committee; (ii) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which such awards may be granted during a specified period to an employee; and (iii) under the terms of the option or stock appreciation right, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Eligibility.

All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the 2016 Omnibus Incentive Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2016 Omnibus Incentive Plan, other than incentive stock options.

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2016 OMNIBUS INCENTIVE PLAN

162(m) Award Limitations.

The 2016 Omnibus Incentive Plan contains limitations on the maximum number of shares available for issuance with respect to specified types of awards. Subject to adjustments for changes in the Company’s capitalization:

•	The maximum number of shares of Common Stock subject to options or stock appreciation rights that may be granted under the 2016 Omnibus Incentive Plan to any person, other than a non-employee director of the Company, in a calendar year is 300,000 shares;

•	The maximum number of shares of Common Stock subject to awards other than options or stock appreciation rights that are intended to be qualified performance-based compensation and are stock-denominated and are either stock- or cash-settled that may be granted under the 2016 Omnibus Incentive Plan in a calendar year is 200,000 shares; and

•	The maximum amount that may be paid as a cash-denominated award (whether or not cash-settled) that is intended to qualify as performance-based compensation for a performance period of twelve months or less to any person is $10 million, and the maximum amount that may be paid as a cash-denominated performance award (whether or not cash-settled) that is intended to qualify as performance-based compensation in respect of a performance period in excess of twelve months to any person is $10 million times the number of years in the performance period.

Performance Measures.

The performance goals for performance-based awards under the 2016 Omnibus Incentive Plan must be established in writing by the Board or the Compensation Committee before the 90th day after the beginning of any performance period applicable to such award and while the outcome is substantially uncertain, or at such other date as may be required or permitted for performance-based compensation under Section 162(m) of the Internal Revenue Code. Under the 2016 Omnibus Incentive Plan, the performance goals upon which the payment or vesting of a performance-based award to a covered employee that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be limited to the following performance measures, with or without adjustment:

•	earnings before interest, taxes, depreciation, and/or amortization;

•	earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following: (i) stock-based compensation expense, (ii) income from discontinued operations, (iii) gain on cancellation of debt, (iv) debt extinguishment and related costs, (v) restructuring, separation, and/or integration charges and costs, (vi) reorganization and/or recapitalization charges and costs, (vii) impairment charges, (viii) merger-related events, (ix) gain or loss related to investments, (x) sales and use tax settlements, and (xi) gain on non-monetary transactions;

•	operating income, earnings, or profits;

•	return measures, including return on equity, assets, revenue, capital, capital employed, or investment;

•	pre-tax or after-tax operating income, earnings, or profits;

•	net income;

•	earnings or book value per share;

•	cash flow(s), including (i) operating cash flow, (ii) free cash flow, (iii) levered cash flow, (iv) cash flow return on equity, and (v) cash flow return on investment;
•	total sales or revenue growth or targets or sales or revenue per employee, product, service, or customer;

•	Stock price, including growth measures and total shareholder return;

•	dividends;

•	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets;

•	gross or operating margins;

•	productivity ratios;

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2016 OMNIBUS INCENTIVE PLAN

•	costs, reductions in cost, and cost control measures;

•	expense targets;

•	market or market segment share or penetration;

•	financial ratios as provided in credit agreements of the Company and its subsidiaries;

•	working capital targets;
•	regulatory achievements or compliance;

•	customer satisfaction measurements;

•	execution of contractual arrangements or satisfaction of contractual requirements or milestones;

•	product development achievements; and

•	any combination of the foregoing business criteria.

Under the 2016 Omnibus Incentive Plan, the Compensation Committee may provide in any performance-based award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Common Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense.

Performance under any of the foregoing performance measures may be used to measure the performance of (i) the Company and our subsidiaries and other affiliates as a whole; (ii) the Company, any subsidiary, and/or any other affiliate or any combination thereof; or (iii) any one or more business units or operating segments of the Company, any subsidiary, and/or any other affiliate, as the Compensation Committee deems appropriate. In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Compensation Committee. The Compensation Committee may select performance under the performance measure of stock price for comparison to performance under one or more stock market indices designated or approved by the Compensation Committee. The Compensation Committee has the authority to provide for accelerated vesting of any performance-based award based on the achievement of performance goals pursuant to the performance measures. The Compensation Committee has the discretion to adjust awards that are intended to qualify as performance-based compensation, either on a formula or discretionary basis, or on any combination thereof, as the Compensation Committee determines in a manner consistent with the requirements of Section 162(m) of the Code.

Shareholder approval of this proposal is intended to permit the awards paid to the Company’s covered employees under the 2016 Omnibus Incentive Plan to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code and to enable the Company to deduct such compensation for U.S. federal income tax purposes if the requirements of Section 162(m) in addition to shareholder approval are satisfied.

Summary of Material Provisions of 2016 Omnibus Incentive Plan

The following summary of the material provisions of the 2016 Omnibus Incentive Plan is qualified in its entirety by reference to the complete text of the 2016 Omnibus Incentive Plan, which is attached as Annex A to this Proxy Statement and incorporated by reference into this proposal. You are urged to read this proposal and the text of the 2016 Omnibus Incentive Plan in their entirety.

Unless the context requires otherwise, references to “the Company” in the following summary refer solely to the Company and not to subsidiaries of the Company.

Purpose.

The 2016 Omnibus Incentive Plan is intended to (1) provide participants in the 2016 Omnibus Incentive Plan with an incentive to contribute to the Company’s success and to manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders and (2) provide a means of obtaining, rewarding and retaining key personnel.

58	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

2016 OMNIBUS INCENTIVE PLAN

Eligible Participants.

Awards may be granted under the 2016 Omnibus Incentive Plan to individuals who are employees, officers or directors of the Company or an affiliate, or consultants or advisers (who are natural persons) providing services to the Company or an affiliate. Any other individual whose participation in the 2016 Omnibus Incentive Plan is determined to be in the best interests of the Company may also be granted awards.

As of March 14, 2016, approximately 51,300 employees, approximately 8 Section 16 officers and approximately 9 non-employee Directors of the Company or any of its subsidiaries or other affiliates would have been eligible to participate.

Effective Date.

The 2016 Omnibus Incentive Plan will be effective on May 11, 2016 if our shareholders approve the plan at the Annual Meeting. If our shareholders approve the 2016 Omnibus Incentive Plan, no awards will be made under any of the Company’s existing equity incentive plans (other than the 2016 Omnibus Incentive Plan), including the Company’s 2012 Omnibus Incentive Plan.

Term.

The 2016 Omnibus Incentive Plan will terminate automatically the day before the tenth anniversary of its effective date, unless it is earlier terminated by the Board.

Administration.

The 2016 Omnibus Incentive Plan generally will be administered by a committee, which we refer to as the “Committee,” consisting of two or more directors of the Company. Each such director will be required to qualify as an “independent director” under the New York Stock Exchange listing rules, a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and related regulations. The Committee initially will be the Compensation Committee and may be a subcommittee of the Compensation Committee that satisfies the foregoing requirements.

The Board also will be authorized to appoint one or more committees of the Board consisting of one or more directors of the Company who need not be non-employee directors. Any such committees would be authorized to administer the 2016 Omnibus Incentive Plan with respect to participants in the plan who are not Company “officers” within the meaning of Rule 16a-1(f) under the Securities Exchange Act or Company directors and, in this capacity, would be authorized to grant awards under the 2016 Omnibus Incentive Plan to such participants and to determine all terms of such awards.

The Board will retain the authority under the 2016 Omnibus Incentive Plan to exercise any or all of the powers and authorities related to the administration and implementation of the 2016 Omnibus Incentive Plan. Except where the authority to act on such matters is specifically reserved to the Board under the 2016 Omnibus Incentive Plan or applicable law, the Committee and each other committee acting in accordance with the foregoing plan provisions will have full power and authority to interpret and construe all provisions of the 2016 Omnibus Incentive Plan, any award or any award agreement, and to make all related determinations, including the power and authority to:

•	designate grantees of awards;

•	determine the type or types of awards to be made to a grantee;

•	determine the number of shares of Common Stock subject to an award;

•	establish the terms and conditions of each award;

•	prescribe the form of each award agreement;
•	subject to limitations in the 2016 Omnibus Incentive Plan (including the prohibition on repricing of options and stock appreciation rights without shareholder approval), amend, modify or supplement the terms of any outstanding award;

•	accelerate the vesting of awards; and

•	make substitute awards.

Amendment and Termination.

The Board will be authorized to amend, suspend or terminate the 2016 Omnibus Incentive Plan as to any shares of Common Stock as to which awards have not been made. Any amendment to the 2016 Omnibus Incentive Plan, however, will be subject to receipt of the approval of the Company’s shareholders if shareholder approval of the

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2016 OMNIBUS INCENTIVE PLAN

amendment is required by any law or regulation or the listing rules of the New York Stock Exchange (or any other stock exchange on which the Common Stock is listed in future), or to the extent determined by the Board. Shareholder approval will be required for any proposed amendment to the 2016 Omnibus Incentive Plan provisions, which are described below, that prohibit the repricing of outstanding stock options or stock appreciation rights or that generally require the option price of any stock option to be at least equal to the fair market value of the Common Stock on the option grant date. Without the consent of the affected grantee of an outstanding award, no amendment, suspension or termination of the 2016 Omnibus Incentive Plan materially may impair the rights or obligations under that award.

Awards.

The following type of awards may be made under the 2016 Omnibus Incentive Plan, subject to the limitations set forth in the plan:

•	stock options, which may be either incentive stock options or non-qualified stock options;

•	restricted stock;

•	restricted stock units and deferred stock units;

•	performance shares or other performance-based awards;
•	dividend equivalent rights;

•	stock appreciation rights, or “SARs”;

•	other equity-based awards, including unrestricted stock; and

•	cash awards.

An incentive stock option is an option that meets the requirements of Section 422 of the Internal Revenue Code, and a non-qualified stock option is an option that does not meet those requirements. Restricted stock is an award of common stock on which vesting restrictions are imposed that subject the underlying shares of Common Stock to a substantial risk of forfeiture, as defined in Section 83 of the Internal Revenue Code. A restricted stock unit is an award that represents a conditional right to receive shares of common stock in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock. A deferred stock unit is a restricted stock unit that may be settled at some point in the future. Performance-based awards are awards of options, restricted stock, restricted stock units, SARs, other equity-based awards or cash made subject to the achievement of one or more pre-established performance goals over a performance period established by the Committee. An award of performance shares is a performance-based award representing a right or interest denominated or payable in stock, valued by reference to stock, or otherwise based on or related to stock that is made subject to the achievement of one or more pre-established performance goals over a performance period of up to ten years. Dividend equivalent rights are awards entitling the grantee to receive cash, stock, other awards under the 2016 Omnibus Incentive Plan or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of stock. A SAR is a right to receive upon exercise, in the form of common stock, cash or a combination of common stock and cash, the excess of the fair market value of one share of common stock on the exercise date over the grant price of the SAR. Unrestricted stock is an award of shares of common stock that is free of restrictions other than those imposed under federal or state securities laws.

The 2016 Omnibus Incentive Plan provides that each award will be evidenced by an award agreement, which may specify terms and conditions of the award that differ from the terms and conditions that would apply under the 2016 Omnibus Incentive Plan in the absence of the different terms and conditions in the award agreement.

Awards under the 2016 Omnibus Incentive Plan may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award under the 2016 Omnibus Incentive Plan, other awards under another compensatory plan of the Company or any of its affiliates (or any business entity that has been a party to a transaction to the Company or any of the Company’s affiliates), or other rights to payment from the Company or any of its affiliates. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

Awards under the 2016 Omnibus Incentive Plan may be settled in cash, common stock, and other awards under the 2016 Omnibus Incentive Plan or other property. The Committee may permit or require the deferral of any payment pursuant to any award into a deferred compensation arrangement, which may include provisions for the payment or crediting of interest or dividend equivalent rights, in accordance with rules and procedures established by the Committee. No dividend equivalent rights may be granted in connection with, or related to, an award of options or SARs.

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Awards under the 2016 Omnibus Incentive Plan generally will be granted for no consideration other than past services by the grantee of the award or, if provided for in the award agreement or in a separate agreement, the grantee’s promise to perform future services to the Company or one of its subsidiaries or other affiliates.

Clawback; Forfeiture.

Any award granted pursuant to the 2016 Omnibus Incentive Plan will be subject to mandatory repayment by the grantee to the Company to the extent set forth in the plan or in an award agreement or to the extent the grantee is, or in the future becomes, subject to (1) any Company or affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (2) any law, rule or regulation which imposes mandatory recoupment, under circumstances set forth in any such law, rule or regulation.

Our policy for equity compensation awards, including awards under the 2016 Omnibus Incentive Plan, provides that awards can be subject to repayment of gains on such awards in the event of certain accounting restatements. Our policy also currently provides that if a grantee takes action in violation or breach of or in conflict with any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligation with respect to the Company or any affiliate, Company policy or procedure, other agreement, or, if the grantee incurs a termination for cause, the Company has the right to cause an immediate forfeiture of the rights under the applicable award.

Shares Available for Issuance.

Subject to the adjustments described below, the maximum number of shares of Common Stock that will be available for issuance under the 2016 Omnibus Incentive Plan will be equal to 11,200,000 shares of Common Stock less one share for every one share of Common Stock that was subject to an option or stock appreciation right granted after December 31, 2015 under any other existing plan and 2.62 shares for every one share of Common Stock that was subject to an award other than an option or stock appreciation right granted after December 31, 2015 under any existing other plan.

Shares subject to an award of options or stock appreciation rights granted under the 2016 Omnibus Incentive Plan and under the existing incentive plans that are awarded after December 31, 2015 will be counted against the maximum number of shares of Common Stock available for issuance under the plan as one share for every one share of Common Stock subject to such an award. Shares subject to an award other than options or SARs granted under the 2016 Omnibus Incentive Plan and under the existing incentive plans that are awarded after December 31, 2015 will be counted against the maximum number of shares of Common Stock available for issuance under the plan as 2.62 shares for every one share of Common Stock subject to such an award. Shares subject to an award of SARs will be counted against the maximum number of shares available for issuance under the plan as one share for every one share of Common Stock subject to such an award regardless of the number of shares of Common Stock actually issued to settle such SARs upon the exercise of those rights.

Shares subject to an award granted under the 2016 Omnibus Incentive Plan or existing equity incentive plans will again become available for issuance under the 2016 Omnibus Incentive Plan in the same amount as such shares were counted against the share issuance limit if the award terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares (except as set forth below).

Shares tendered or withheld or subject to an award (other than an option or SAR), or to awards (other than options or SARs) outstanding under the existing plans as of December 31, 2015, surrendered in connection with the purchase of shares of Common Stock or deducted or delivered from payment of such award in connection with the Company’s tax withholding obligations will again be available for making awards under the 2016 Omnibus Incentive Plan in the same number as such shares were counted against the share limit, provided that any such shares subject to an award granted under the existing plans will be available for making awards under the 2016 Omnibus Incentive Plan as if such awards had been originally granted under the 2016 Omnibus Incentive Plan.

The number of shares of Common Stock available for issuance under the 2016 Omnibus Incentive Plan will not be increased by the number of shares of Common Stock (i) tendered, withheld, or subject to an option granted under the 2016 Omnibus Incentive Plan surrendered in connection with the payment of the option price upon exercise of an option or in connection with the Company’s tax withholding obligations with respect to Options or stock-settled SARs, (ii) that were not issued upon the net settlement or net exercise of a stock-settled SAR, or (iii) purchased by the Company with proceeds from Option exercises.

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Upon shareholder approval of the 2016 Omnibus Incentive Plan, no additional awards will be made under the existing equity incentive plans. Shares of Common Stock reserved under the existing incentive plans before the shareholder approval of the 2016 Omnibus Incentive Plan may be issued and delivered following the shareholder approval of the 2016 Omnibus Incentive Plan to settle such awards granted under the existing incentive plans before the Board approval of the 2016 Omnibus Incentive Plan.

As noted above, the 2016 Omnibus Incentive Plan contains limitations on the number of shares available for issuance with respect to specified types of awards. In addition to the limits above, the 2016 Omnibus Incentive Plan provides that the maximum number of shares of Common Stock subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $600,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes); provided, that the Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as (x) the aggregate limit does not exceed $750,000 in total value during a fiscal year and (y) the non-employee director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

The number and kinds of shares of Common Stock for which awards may be made under the 2016 Omnibus Incentive Plan, including the share limits described above, will be adjusted proportionately and accordingly by the Committee if the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Common Stock effected without receipt of consideration by the Company.

Shares of Common Stock to be issued under the 2016 Omnibus Incentive Plan will be authorized and unissued shares or, to the extent permitted under applicable laws, shares of treasury stock or issued shares that have been reacquired by the Company.

On March 14, 2016, the closing price of a share of Common Stock as reported on the New York Stock Exchange was $115.03 per share.

Fair Market Value Determination.

For so long as the shares of Common Stock remains listed on the New York Stock Exchange, the fair market value of the Common Stock on an award grant date will be the closing price of the Common Stock as reported on the New York Stock Exchange on such date. If there is no such reported closing price on such date, the fair market value of a share of Common Stock will be the closing price of the Common Stock as reported on the New York Stock Exchange on the next preceding date on which any sale of shares of Common Stock has been reported on the New York Stock Exchange. For purposes of determining taxable income and the amount of the related tax withholding obligation fair market value can be determined by the Company using any reasonable method. For same day sales, the 2016 Omnibus Incentive Plan provides that the sale price can be used as the proper basis for fair market value instead of the closing price.

Stock Options.

An option granted under the 2016 Omnibus Incentive Plan will be exercisable only to the extent that it is vested. Each option will become vested and exercisable at such times and under such conditions as the Committee may approve consistent with the terms of the 2016 Omnibus Incentive Plan. No option may be exercisable more than ten years after the option grant date. The Committee may include in the option agreement provisions specifying the period during which an option may be exercised following termination of the grantee’s service.

The exercise price per share of Common Stock for each option granted under the 2016 Omnibus Incentive Plan may not be less than 100%, or 110% in the case of an incentive stock option granted to a Ten Percent Shareholder (as defined in the 2016 Omnibus Incentive Plan), of the fair market value of a share of Common Stock on the option grant date, except in the case of an option granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an affiliate or with which the Company or an affiliate has combined or will combine.

For options (other than substitute awards) granted on or after the effective date of the 2016 Omnibus Incentive Plan, the vesting of an option that is based solely upon performance criteria will be subject to a performance period of not

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less than twelve (12) months and the exercise of an option that is based solely upon continued service and/or the passage of time may not vest or be exercised in full or in part prior to the satisfaction of a one (1) year minimum vesting period, provided that up to five percent (5%) of the share limit under the 2016 Omnibus Incentive Plan, as adjusted for certain corporate events, may be granted pursuant to the Plan without being subject to these limitations or the similar limitations that apply to SARs.

Except in connection with a corporate transaction involving the Company (including any stock dividend, distribution (whether in the form of cash, shares of stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of stock or other securities or similar transaction), the Company may not, without obtaining shareholder approval, (1) amend the terms of outstanding options to reduce the exercise price of such outstanding options, (2) cancel outstanding options in exchange for options with an exercise price that is less than the exercise price of the original options or (3) cancel outstanding options with an exercise price above the current stock price in exchange for cash or other securities.

Payment of the exercise price for shares purchased pursuant to the exercise of an option may be made in such forms as are approved by the Committee. These forms may include, in the Committee’s discretion, cash, cash equivalents acceptable to the Company, shares of the Common Stock and net issuance.

Restricted Stock and Restricted Stock Units.

Subject to the provisions of the 2016 Omnibus Incentive Plan, the Committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the shares of Common Stock subject to the award. A grantee of restricted stock will have all the rights of a shareholder, including the right to vote the shares and receive dividends, except to the extent limited by the Committee. Grantees of restricted stock units will have no voting or dividend rights or other rights associated with stock ownership, although the Committee may award dividend equivalent rights on such units.

Grantees will not vest in dividends paid on performance-based awards of restricted stock or in dividend equivalent rights paid on performance-based awards of restricted stock units and will be required to forfeit and repay to the Company such dividends and dividend equivalent rights, if the performance goals for the underlying awards of restricted stock or restricted stock units are not achieved. In addition, the Committee may subject dividends and dividend equivalent rights paid on time-vested awards of restricted stock or restricted stock units to such forfeiture and repayment obligations if the underlying awards are forfeited before they vest.

Dividend Equivalent Rights.

The Committee will be authorized to grant rights to dividend equivalents to a participant in connection with an award under the 2016 Omnibus Incentive Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an award of options or SARs. Dividend equivalent rights will entitle the participant to receive cash, stock, other awards under the 2016 Omnibus Incentive Plan or other property equal in value to dividends paid, or other periodic payments made, with respect to a specified number of shares of Common Stock. The terms and conditions of awards of dividend equivalent rights will be specified in the applicable award agreement.

Performance Shares and Other Performance-Based Awards.

The Committee may award performance shares and other performance-based awards in such amounts and upon such terms as the Committee may determine. Each grant of a performance-based award will have an initial value or target number of shares of Common Stock that is established by the Committee at the time of grant. The Committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and number of performance shares or other performance-based awards that will be paid out to a grantee. The performance goals generally will be based on one or more of the performance measures described above. The Committee will establish the performance periods for performance-based awards. Performance-based awards may be payable in cash or shares of Common Stock, or a combination thereof, as determined by the Committee.

Stock Appreciation Rights.

SARs may be granted in conjunction with all or a part of any option or other award granted under the 2016 Omnibus Incentive Plan, or without regard to any option or other award. The Committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the time or times at which and the circumstances under which a SAR will cease to be exercisable, the method of

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exercise, the method of settlement, the form of consideration payable in settlement, the method by which shares will be delivered or deemed delivered to grantees, and any other terms or conditions of any SAR.

For SARs (other than substitute awards) granted on or after the effective date of the 2016 Omnibus Incentive Plan, the vesting of a SAR that is based solely upon performance criteria will be subject to a performance period of not less than twelve (12) months and the exercise of a SAR that is based solely upon continued service and/or the passage of time may not vest or be exercised in full or in part prior to the satisfaction of a one (1) year minimum vesting period, provided that up to five percent (5%) of the share limit under the 2016 Omnibus Incentive Plan, as adjusted for certain corporate events, may be granted pursuant to the Plan without being subject to these limitations or the similar limitations that apply to stock options.

Upon exercise of a SAR, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one share of Common Stock on the exercise date over the exercise price of the SAR, as determined by the Committee. The exercise price of a SAR may not be less than the fair market value of a share of Common Stock on the grant date.

Except in connection with a corporate transaction involving the Company (including any stock dividend, distribution (whether in the form of cash, shares of stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of stock or other securities or similar transaction), the Company may not, without obtaining shareholder approval, (1) amend the terms of outstanding SARs to reduce the exercise price of such outstanding SARs, (2) cancel outstanding SARs in exchange for SARs with an exercise price that is less than the exercise price of the original SARs or (3) cancel outstanding SARs with an exercise price above the current stock price in exchange for cash or other securities.

Other Equity-Based Awards.

The Committee may grant other types of equity-based or equity-related awards, including the grant or offer for sale of shares of unrestricted stock, in such amounts and subject to such terms and conditions as the Committee may determine. Any such awards may involve the transfer of shares of Common Stock to participants, or payment in cash or otherwise of amounts based on the value of the shares of Common Stock. Any other equity-based awards granted by the Committee may be subject to performance goals established by the Committee based on one or more of the performance measures described above.

Effect of Corporate Transactions.

The 2016 Omnibus Incentive Plan contains provisions, which are described below, that provide for adjustments to the terms of some types of outstanding awards upon the occurrence of specified kinds of corporate transactions, including transactions that would be deemed to constitute a change in control of the Company within the meaning of the 2016 Omnibus Incentive Plan, as described below, which we refer to as a “Change in Control.” The provisions of the 2016 Omnibus Incentive Plan governing such transactions will apply unless a different treatment of the applicable award is specified in the applicable award agreement at the time of grant, in another agreement with the grantee of the award, or in another writing.

Change in Capitalization.

The Committee will adjust the terms of outstanding awards under the 2016 Omnibus Incentive Plan to preserve the proportionate interests of the holders in such awards if the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number of shares of kind of capital stock or other securities of the Company on account of any merger, reorganization, recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Common Stock effected without receipt of consideration by the Company. The adjustments will include proportionate adjustments to (1) the share limits set forth in the plan, (2) the number and kind of shares of stock subject to outstanding awards and (3) the per share option price of outstanding options and the per share SAR price of outstanding SARs.

In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Committee will make appropriate adjustments to (1) the share limits set forth in the plan, (2) the number and kind of shares of stock subject to outstanding awards and (3) the per share option price of outstanding options and the per share SAR price of outstanding SARs.

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Reorganization not Constituting a Change in Control.

If the Company is the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any outstanding option or SAR will pertain to the securities to which a holder of the number of shares of stock subject to such option or SAR would have been entitled immediately after the transaction, with a corresponding proportionate adjustment to the per share option price and per share SAR price. Further, in the event of any such transaction, performance-based awards (and the related performance measures if deemed appropriate by the Committee) will be adjusted to apply to the securities that a holder of the number of shares of stock subject to such performance-based awards would have been entitled to receive immediately after the transaction.

Change in Control in which Awards are not Assumed.

Except as otherwise provided in an award agreement, another agreement with the grantee, or another writing, upon the occurrence of a Change in Control in which outstanding awards of options, SARs, restricted stock, restricted stock units, dividend equivalent rights or other equity-based awards are not assumed or continued, the following provisions will apply to the awards (to the extent the awards are not assumed or continued). Except with respect to performance-based awards, all outstanding awards of restricted stock, restricted stock units and dividend equivalent rights will be deemed to have vested, and the shares of Common Stock subject to such restricted stock units and dividend equivalent rights will be delivered immediately before the Change in Control, and either or both of the following two actions will be taken:

•	At least 15 days before the scheduled completion of the Change in Control, all outstanding options and SARs will become immediately exercisable and will remain exercisable for a period of 15 days (subject to completion of the Change in Control); and/or

•	The Committee may elect to cancel any outstanding awards of options, SARs, restricted stock, restricted stock units and/or dividend equivalent rights and require payment or delivery to the holders of such awards an amount in cash or securities having a value (as determined by the Committee), (1) in the case of restricted stock, restricted stock units and dividend equivalent rights (for shares of stock subject thereto), equal to the price per share paid to holders of stock pursuant to the Change in Control and (2) in the case of options or SARs, equal to the product of the number of shares of stock subject to such options or SARs multiplied by the amount, if any, by which (a) the price per share paid to holders of stock pursuant to the Change in Control exceeds (b) the option price or SAR price applicable to such options and SARs.

For performance-based awards denominated in stock or cash, (1) if less than half of the performance period has lapsed, the awards will be treated as though target performance has been achieved, (2) if at least half of the performance period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control, and that level of performance will be treated as achieved immediately prior to the Change in Control, and (3) if actual performance is not determinable, the awards will be treated as though target performance has been achieved. Awards that arise out of this treatment of performance-based awards in a Change in Control will be settled under the Change in Control provisions above for the applicable award type.

Other equity-based awards will be governed by the terms of the applicable award agreement.

Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable award agreement, another agreement with the grantee, or another writing, upon the occurrence of a Change in Control in which outstanding awards are being assumed or continued, the 2016 Omnibus Incentive Plan and such awards (to the extent the awards are assumed or confirmed) will continue in the manner and under the terms specified in any writing providing for assumption or continuation of such awards, which may specify the substitution for such awards of new common stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights or other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof. In the event of such a substitution, appropriate adjustments will be made to the number of shares subject to the original awards (disregarding any transaction consideration that is not common stock) and to option and SAR exercise prices. In the event an award is assumed, continued or substituted upon a change in control and the holder’s employment is terminated without cause within one year following the change in control (or such longer or shorter period as may be determined by the Committee), the award will fully vest and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

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Definition of Change in Control.

The 2016 Omnibus Incentive Plan generally defines a “Change in Control” to mean the first to occur of any of the following events:

•	any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person (other than any employee benefit plan (or related trust) of the Company) owning 30% or more of the combined voting power of all classes of voting stock; excluding, however, the following: (1) any acquisition directly from the Company, other than as a result of the exercise of a conversion privilege, (2) any repurchase by the Company, (3) any acquisition by any employee benefit plan (or related trust) of the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction described in clause (i), (ii) or (iii) of the third bullet point in this definition of change in control;

•	individuals who constitute the Board on the effective date of the 2016 Omnibus Incentive Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of the 2016 Omnibus Incentive Plan whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the Incumbent Board, shall be for purposes of this clause, considered as though he or she were a member of the Incumbent Board;

•	the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company (regardless of whether the Company is the surviving person), other than any such transaction in which (i) all or substantially all of the holders of equity securities that represented 100% of the voting stock of the Company immediately prior to a reorganization, merger, or consolidation involving the Company (or other equity securities into which such equity securities are converted as part of such reorganization, merger, or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person in such reorganization, merger, or consolidation transaction immediately after such transaction, (ii) no person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation) will beneficially own, directly or indirectly, 30% or more of the combined voting power of the voting stock of the surviving person in such reorganization, merger or consolidation, except to the extent such ownership derives from ownership that existed prior to such reorganization, merger or consolidation, and (iii) individuals who were members of the Board immediately prior to such reorganization, consolidation or merger will constitute at least a majority of the members of the board of directors of the surviving person resulting from such reorganization, merger or consolidation;

•	the dissolution or liquidation of the Company; or

•	the sale of substantially all of the assets of the Company to another person.

Resale of Shares by Participants. Shares of Common Stock issued pursuant to the 2016 Omnibus Incentive Plan will be eligible for sale by participants in the public market without restriction under the Securities Act of 1933, as amended (the “Securities Act”) except that any shares purchased by an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act, will be subject to the resale limitations of Rule 144.

A participant who is an affiliate of the Company may sell in the public market the shares issued to the participant only in accordance with the limitations and conditions of Rule 144, other than the holding period condition. In general, Rule 144 provides that any such person (or persons whose shares are aggregated) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (1) 1% of the then-outstanding shares of Common Stock and (2) the reported average weekly trading volume of the then-outstanding shares of Common Stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC. Sales under Rule 144 by affiliates also are subject to provisions relating to the manner and notice of sale and the availability of current public information about the Company.

Federal Income Tax Consequences

The following summarizes the federal income tax consequences of awards that may be granted under the 2016 Omnibus Incentive Plan.

Incentive Stock Options.

An option holder will not realize taxable income upon the grant of an incentive stock option under the 2016 Omnibus Incentive Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. An option holder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date

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of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to non-qualified stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the option holder acquired the shares being tendered pursuant to the exercise of an incentive stock option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.

Non-Qualified Stock Options.

An option holder will not realize taxable income upon the grant of a non-qualified stock option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the option holder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option. In such an event, the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Restricted Stock.

A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award if the shares of Common Stock subject to the award are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares of Common Stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income, if the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	67

2016 OMNIBUS INCENTIVE PLAN

Dividend Equivalents Rights.

Grantees under the 2016 Omnibus Incentive Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units and Performance-Based Awards.

A distribution of shares of Common Stock or a payment of cash in satisfaction of restricted stock units or a performance-based award will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the shares of Common Stock determined as of the date it is received or, in the case of a cash award, the amount of the cash payment. The Company will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient if the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code.

Stock Appreciation Rights

The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the cash or the fair market value of the Common Stock received by the holder. The Company will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to Section 162(m) of the Internal Revenue Code and, as to SARs that are settled in shares of Common Stock, if the Company complies with applicable reporting requirements.

Unrestricted Stock

A holder of shares of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. The Company will be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code.

Upon the holder’s disposition of shares of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding

Payment of the taxes imposed on awards made under the 2016 Omnibus Incentive Plan may be made by withholding from payments otherwise due and owing to the holder.

The Board recommends that shareholders vote “FOR” the approval of the adoption of the proposed Laboratory Corporation of America Holdings 2016 Omnibus Incentive Plan and certain material terms and conditions relating to performance-based compensation under the 2016 Omnibus Incentive Plan.

68	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

2016 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL FOUR – Vote to Approve the 2016 Employee Stock Purchase Plan

We are asking our shareholders to approve adoption of the proposed Laboratory Corporation of America Holdings 2016 Employee Stock Purchase Plan (the “2016 ESPP”).

The Board believes that an employee stock purchase plan encourages the Company’s employees to acquire shares of Common Stock, thereby fostering broad alignment of employees’ interests with the interests of our shareholders; fosters good employee relations; and provides the Company an ability to recruit, retain, and reward employees in an extremely competitive environment both in the United States and internationally. To continue to provide this valuable element of the Company’s compensation program, the Board recommends that the shareholders approve the 2016 ESPP.

Upon the recommendation of the Compensation Committee, the Board adopted the 2016 ESPP on March 25, 2016, subject to and effective as of receipt of shareholder approval of the 2016 ESPP at the Annual Meeting. The Board believes that approval of the 2016 ESPP is in the best interests of the Company and its shareholders.

The Board has proposed approval of the 2016 ESPP by shareholders to replace the Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan (as amended, the “1997 ESPP”). The 1997 ESPP has been an important and broad-based opportunity for our employees for 19 years, and over such time our employees have purchased more than 5,091,564 shares of Common Stock. If the shareholders approve the 2016 ESPP, the 2016 ESPP will become effective as of the date of the Annual Meeting, with the first offering period under the 2016 ESPP to commence on July 1, 2016 and to end on December 30, 2016 (the last trading day of December), and no future offering periods will commence under the 1997 ESPP following the current offering period under the 1997 ESPP, which will end on June 30, 2016. If the shareholders do not approve the 2016 ESPP, the 2016 ESPP will not become effective, and the 1997 ESPP will continue to the extent of the shares of Common Stock remaining available for issuance.

Key Features of 2016 Employee Stock Purchase Plan

As described further below, the 2016 ESPP generally:

•	Reserves 2,500,000 shares of Common Stock for issuance pursuant to the 2016 ESPP;

•	Permits a participant to contribute up to 10% of his or her eligible compensation each pay period through after-tax payroll deductions or, if permitted by the Administrator, to make cash contributions to the 2016 ESPP to fund the participants’ ability to purchase shares of Common Stock under the 2016 ESPP;

•	Unless otherwise determined by the Administrator, establishes six-month offering periods commencing on the first trading day of January and July of each calendar year and ending on the last trading day of
June and December, respectively, except that the first offering period under the 2016 ESPP will commence on July 1, 2016 and end on December 30, 2016 (the last trading day of December);

•	Permits participants to purchase shares of Common Stock at up to a 15% discount; and

•	Limits the value of shares that a participant may purchase in a calendar year to $25,000 and, unless otherwise determined by the Administrator, the number of shares that a participant may purchase in an offering period to 50,000 shares.

Summary of Material Provisions of 2016 Employee Stock Purchase Plan

A summary of the material terms of the 2016 ESPP is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2016 ESPP, a copy of which is attached as Annex B to this Proxy Statement and which is incorporated by reference into this Proposal Four. We encourage shareholders to read and refer to the complete plan document in Annex B for a more complete description of the 2016 ESPP.

Interpretation. The 2016 ESPP and the options granted under the 2016 ESPP are intended to satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Notwithstanding the foregoing, the Company is not obligated to, and is not promising that it will, maintain the qualified status of the 2016 ESPP or any options granted thereunder. Options that do not satisfy the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code may be granted under the 2016 ESPP pursuant to the rules, procedures, or sub-plans adopted by the Administrator for certain eligible employees.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	69

2016 EMPLOYEE STOCK PURCHASE PLAN

Share Reserve. Subject to adjustment in connection with certain corporate transactions, the maximum number of shares of Common Stock that may be purchased under the 2016 ESPP, consisting of authorized but unissued shares, treasury shares, or shares purchased on the open market, will be 2,500,000 shares.

Administration. The 2016 ESPP will be administered, at the Company’s expense, under the direction of the Board, the Compensation Committee, or any other committee of the Board designated by the Board from time to time (any such entity, the “Administrator”). The Administrator will have the authority to take any actions it deems necessary or advisable for the administration of the 2016 ESPP, including, without limitation, (i) interpreting and construing the 2016 ESPP and options granted thereunder, (ii) prescribing, adopting, amending, waiving, and rescinding rules and regulations it deems appropriate to implement the 2016 ESPP, (iii) correcting any defect or supplying any omission or reconciling any inconsistency in the 2016 ESPP or options granted thereunder, (iv) establishing the timing and length of offering periods and purchase periods, (v) establishing minimum and maximum contribution rates, (vi) establishing new or changing existing limits on the number of shares of Common Stock a participant may elect to purchase with respect to any offering period, if such limits are announced prior to the first offering period to be affected, (vii) adopting such rules, procedures, or sub-plans as may be deemed advisable or necessary to comply with the laws of countries other than the United States, to allow for tax-preferred treatment of the options or otherwise to provide for the participation by eligible employees who reside outside of the United States, (viii) establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars and permitting payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the processing of properly completed enrollment forms, and (ix) furnishing information to the custodian for the 2016 ESPP as the custodian may require. The Administrator’s decisions will be final, conclusive, and binding upon all persons.

Eligibility. Generally, natural persons who have been employees (including officers) of the Company or any subsidiary of the Company designated by the Administrator from time to time (a “participating affiliate”) for at least six months may be eligible to participate in the 2016 ESPP. But, the following employees are ineligible to participate in the 2016 ESPP: (i) employees whose customary employment is 20 hours or less per week; (ii) employees whose customary employment is for not more than five months in any calendar year; (iii) employees who, after exercising their options to purchase Common Stock under the 2016 ESPP, would own, directly or indirectly, shares of Common Stock (including shares that may be acquired under any outstanding options under the 2016 ESPP) representing 5% or more of the total combined voting power of all classes of the Company’s capital stock; and (iv) employees who are citizens or residents of a foreign jurisdiction (without regard to whether such employees are also U.S. citizens or resident aliens), if the grant of an option under the 2016 ESPP or an offering period to such employee is prohibited under the laws of such foreign jurisdiction or compliance with the laws of such foreign jurisdiction would cause the 2016 ESPP or an offering period to violate the requirements of Section 423 of the Internal Revenue Code.

Notwithstanding the foregoing, for purposes of an offering under the 2016 ESPP that is not intended to satisfy the requirements of Section 423 of the Internal Revenue Code, the Administrator will have the authority to establish a different definition of eligible employee as it may deem advisable or necessary. In addition, the Administrator may determine that highly compensated employees (within the meaning of Section 414(q) of the Internal Revenue Code) will not be eligible to participate in an offering period.

As of March 14, 2016, approximately 38,000 employees of the Company and its subsidiaries may become eligible to participate in the 2016 ESPP.

Participation Election. An eligible employee may become a participant for an offering period under the 2016 ESPP by completing and submitting an enrollment form to the Company or its designee. Such enrollment form will authorize the Company to make after-tax payroll deductions in whole percentages up to 10% of the participant’s eligible compensation on each pay day following enrollment in the offering period under the 2016 ESPP, or if authorized by the Administrator, will indicate the amount of other cash contributions which a participant will make to the 2016 ESPP. The Administrator will credit the deductions or contributions to the participant’s account under the 2016 ESPP.

Subject to certain exceptions, a participant may cease his or her payroll deductions or cash contributions during an offering period, by properly completing and timely submitting a new enrollment form to the Company or its designee, at any time prior to the last day of such offering period (or purchase period). A participant may increase or decrease his or her payroll deductions or cash contributions to take effect on the first trading day of the next offering period, by properly completing and timely submitting a new enrollment form to the Company or its designee.

Once an eligible employee becomes a participant in the 2016 ESPP, the participant will automatically participate in each successive offering period until such time as the participant ceases his or her payroll deductions or is no longer eligible to participate in the 2016 ESPP or a specific offering period under the 2016 ESPP.

70	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

2016 EMPLOYEE STOCK PURCHASE PLAN

Offering Periods and Purchase Periods. The Administrator will determine the length and duration of the periods during which payroll deductions or other cash contributions will accumulate to purchase shares of Common Stock, which period will not exceed 27 months. Each of these periods is known as an “offering period.” The Administrator may, but is not required to, permit periodic purchases of Common Stock within a single offering period. The periods during which payroll deductions or other cash contributions will accumulate for these purchases are referred to as “purchase periods.” While the Administrator has discretion to establish the offering periods and purchase periods under the 2016 ESPP, subject to approval of the 2016 ESPP by the Company’s shareholders and until otherwise determined by the Administrator, the 2016 ESPP will have six-month offering periods commencing on the first trading day of January and July of each calendar year and ending on the last trading day of June and December, respectively, except that the first offering period under the 2016 ESPP will commence on July 1, 2016 and end on December 30, 2016 (the last trading day of December).

Purchase Price. While the Administrator has discretion to establish a higher purchase price per offering period, until otherwise determined by the Administrator, the purchase price per share of Common Stock under the 2016 ESPP will be (and may not be less than) 85% of the lesser of the average of the high and low sales price of the Common Stock on (i) the first trading day of the relevant offering period or (ii) the last trading day of the relevant offering period (or purchase period).

On March 14, 2016, the closing price of the Common Stock, as reported on the New York Stock Exchange, was $115.03 per share.

Purchase of Shares. On the last trading day of the offering period (or purchase period), a participant is deemed to purchase the number of whole shares of Common Stock determined by dividing the total amount of payroll deductions withheld from the participant’s paychecks during the offering period (or purchase period) or the total value of all cash contributions made to the 2016 ESPP during the offering period (or purchase period) by the purchase price. Any cash not applied to the purchase of fractional shares will be transferred to the participants’ brokerage account.

Purchase Limitations. No participant may purchase shares of Common Stock in any calendar year under the 2016 ESPP and under all other “employee stock purchase plans” of the Company and its subsidiaries having an aggregate fair market value in excess of $25,000, determined as of the first trading day of the offering period. In addition, no participant may purchase more than 50,000 shares of Common Stock in any one offering period; provided, however, that prior to the start of an offering period, the Administrator may impose a different limit on the number of shares of Common Stock a participant may purchase during the offering period. The fair market value for this purpose will be equal to the closing price per share as reported on the New York Stock Exchange.

If the Administrator determines that the total number of shares of Common Stock remaining available under the 2016 ESPP is insufficient to permit all participants to exercise their options to purchase shares, the Administrator will make a participation adjustment and proportionately reduce the number of shares purchasable by all participants.

Termination of Participation. A participant may not voluntarily withdraw from an offering period under the 2016 ESPP. A participant will automatically be withdrawn by the Company from an offering period under the 2016 ESPP (i) upon a termination of employment with the Company or a participating affiliate, (ii) in certain cases, following a leave of absence or a temporary period of ineligibility, and (iii) upon cessation of eligibility to participate in the 2016 ESPP for any reason.

Shareholder Rights. A participant shall not be a shareholder or have any rights as a shareholder with respect to shares of Common Stock subject to the participant’s options under the 2016 ESPP until the shares of Common Stock are purchased pursuant to the options and such shares of Common Stock are transferred into the participant’s name on the Company’s books and records. Shares of Common Stock purchased under the 2016 ESPP will be held by the custodian designated under the 2016 ESPP. Following purchase and transfer of shares of Common into the participant’s name on the Company’s books and records, a participant will become a shareholder with respect to the shares of Common Stock purchased and will thereupon have all dividend, voting, and other ownership rights incident thereto.

Notwithstanding the foregoing, the Administrator has the right to (i) limit transfer of the shares of Common Stock until two years from the first trading day of the offering period in which the shares were purchased and until one year from the last trading day of the offering period (or purchase period) in which the shares were purchased (the “holding period”), (ii) require that any sales of Common Stock during the holding period be performed through a licensed broker acceptable to the Company, and (iii) limit sales or other transfers of shares of Common Stock for up to two years from the date the participant purchases shares of Common Stock under the 2016 ESPP.

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2016 EMPLOYEE STOCK PURCHASE PLAN

Transferability. A participant’s options to purchase shares of Common Stock under the 2016 ESPP may not be sold, pledged, assigned, or transferred in any manner, whether voluntarily, by operation of law, or otherwise. Any payment of cash or issuance of shares of Common Stock under the 2016 ESPP may be made only to the participant (or, in the event of the participant’s death, to the participant’s estate or beneficiary). During a participant’s lifetime, only such participant may exercise his or her options to purchase shares of Common Stock under the 2016 ESPP.

Corporate Transactions. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of Common Stock effected without receipt of consideration by the Company, the number and kinds of shares of Common Stock for which options may be made under the 2016 ESPP will be adjusted proportionately and accordingly by the Administrator. In addition, the number and kind of shares for which options are outstanding will be similarly adjusted so that the proportionate interest of a participant immediately following such event will, to the extent practicable, be the same as immediately prior to such event.

Upon dissolution or liquidation of the Company, upon a merger, consolidation, or reorganization of the Company with one or more other corporations in which the Company is not the surviving entity, upon a sale of all or substantially all of the Company’s assets, or upon consummation of any other transaction approved by the Board resulting in any person or entity owning more than 50% of the combined voting power of all classes of the Company’s capital stock, the 2016 ESPP and all options outstanding thereunder will terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the 2016 ESPP, or for the substitution of the options under the 2016 ESPP with new options covering the capital stock of the successor entity, with corresponding appropriate adjustments to the number and kinds of shares and purchase prices. Upon termination of the 2016 ESPP in this circumstance, the offering period will end on the last trading day prior to such termination, and the options of each participant will automatically be exercised on such last trading day.

Subject to the foregoing, if the Company is the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, all outstanding options under the 2016 ESPP will pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such options would have been entitled immediately following such reorganization, merger, or consolidation, with corresponding appropriate adjustments to the number and kinds of shares and purchase prices.

Term. If approved by the Company’s shareholders at the Annual Meeting, the 2016 ESPP will become effective as of the date of the Annual Meeting. The 2016 ESPP will terminate on the earliest of (i) the day before the 10th anniversary of the date of adoption of the 2016 ESPP by the Board, (ii) the date on which all shares of Common Stock reserved for issuance under the 2016 ESPP have been issued, (iii) the date the 2016 ESPP is terminated in connection with certain corporate transactions, and (iv) the date the Administrator terminates the 2016 ESPP.

Amendment, Suspension, or Termination. The Administrator may, at any time and from time to time, amend, suspend, or terminate the 2016 ESPP or an offering period under the 2016 ESPP; provided, however, that no amendment, suspension, or termination will, without the consent of the participant, impair any vested rights of a participant. Without shareholder approval, the Administrator may not (i) increase the number of shares reserved for issuance under the 2016 ESPP or (ii) change the eligibility requirements for participating in the 2016 ESPP.

Summary of U.S. Federal Income Tax Consequences

The following summary of U.S. federal income tax consequences is intended only as a general guide, under current U.S. federal income tax law, of participation in the 2016 ESPP and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2016 ESPP. The following summary is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the 2016 ESPP.

The 2016 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, and options to make purchases under the 2016 ESPP are intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Amounts withheld from a participant’s earnings under the 2016 ESPP will be taxable income to the participant in the year in which the amounts otherwise would have been received, but the participant will

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2016 EMPLOYEE STOCK PURCHASE PLAN

not be required to recognize additional income for U.S. federal income tax purposes either at the time the participant is deemed to have been granted an option to purchase Common Stock on the grant date or when the option to purchase Common Stock is exercised on the purchase date. No additional taxable income will be recognized for U.S. federal income tax purposes by a participant until the sale or other disposition of the shares of Common Stock acquired under the 2016 ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to selling or disposing of them.

If a participant holds the shares of Common Stock purchased under the 2016 ESPP for at least two years after the grant date and for at least one year from the purchase date of the shares of Common Stock, when the participant sells or disposes of the shares of Common Stock (a “qualifying disposition”), the participant will recognize as ordinary income an amount equal to the lesser of: (i) the excess of the fair market value of the shares of Common Stock on the date of such sale or disposition over the purchase price or (ii) the fair market value of the shares of Common Stock on the grant date multiplied by the discount percentage for stock purchases under the 2016 ESPP. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income, and the participant has a long-term capital loss for the difference between the sale price and the purchase price.

If a participant sells or disposes of the shares of Common Stock purchased under the 2016 ESPP within two years after the grant date or before one year has elapsed since the purchase date (a “disqualifying disposition”), the participant will recognize as ordinary income an amount equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to selling or disposing of them.

In connection with a qualifying disposition, the Company will not receive any deduction for U.S. federal income tax purposes with respect to those shares of Common Stock or the option under which it was purchased. In connection with a disqualifying disposition, the Company will be entitled to a deduction in an amount equal to the amount that is considered ordinary income.

New Plan Benefits

Because the number of shares of Common Stock that may be purchased under the 2016 ESPP will depend on each participant’s voluntary election to participate and on the fair market value of the Common Stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of Common Stock have been issued under the 2016 ESPP as of the date of this Proxy Statement, and no shares of Common Stock will be issued under the 2016 ESPP prior to approval of the 2016 ESPP by the Company’s shareholders.

The Board unanimously recommends that shareholders vote “FOR” the approval of the 2016 Employee Stock Purchase Plan.

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RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL FIVE – Ratification of Independent Registered Public Accounting Firm

Engagement of PricewaterhouseCoopers LLP

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to audit the accounts of the Company for the year ending December 31, 2016, and the shareholders of the Company are being asked to ratify its appointment. Shareholder ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is not required by our By-Laws, but the Board has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2016; the Audit Committee will consider whether to retain that firm for such year. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the interests of the Company.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For the year ended December 31, 2015, the Company’s accounts were audited by PricewaterhouseCoopers. To the knowledge of management and the Audit Committee, in connection with the audit of our financial statements for the year ended December 31, 2015, there were no disagreements with PricewaterhouseCoopers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure that, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference to the matter in their reports. PricewaterhouseCoopers’ report on the financial statements of the Company for the year ended December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Fees to Independent Registered Public Accounting Firm

The Audit Committee must approve, in advance, all of PricewaterhouseCoopers’ services, whether or not related to an audit. Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers for the years ended December 31, 2015 and 2014 are described in the table below. All of the services for which fees were paid were pre-approved by the Audit Committee. The Audit Committee has considered the non-audit-related services rendered and believes that they are compatible with PricewaterhouseCoopers remaining independent.

	2015	2014

Audit Fees(1)	$3,823,000	$1,646,000
Audit Related Fees(2)	$10,000	$-
Tax Fees(3)	$2,311,473	$100,000
All Other Fees(4)	$1,800	$1,800
TOTAL	$6,146,273	$1,747,800

(1)	Audit Fees include fees incurred for the audit of the Company’s annual statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements. Increase in 2015 fees related to increase in the scope of audit procedures due to the acquisition of Covance.
(2)	Audit Related Fees include fees incurred for assurance and related services that are reasonably related to performance of the audit or review of the Company’s financial statements but are not otherwise included as Audit Fees. Audit Related Fees for the year ended December 31, 2015 were primarily for certain accounting consultations.
(3)	Tax Fees for the years ended December 31, 2015 and December 31, 2014 were related to general tax consulting, tax compliance, including expatriate tax services and preparation of tax returns, tax planning insights, transfer pricing documentation assistance and tax advice. Increase in 2015 fees related to tax planning in conjunction with the acquisition of Covance.
(4)	All Other Fees are fees incurred for any services not included in the other categories of fees. All Other Fees for the years ended December 31, 2015 and December 31, 2014 were related to license fees for an accounting research tool.

The Board recommends that shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for 2016.

74	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

SHAREHOLDER PROPOSAL

PROPOSAL SIX – Shareholder Proposal

People for the Ethical Treatment of Animals, 501 Front Street, Norfolk, VA 23510, which represents that it owns 39 shares of the Company’s common stock, has notified the Company that it expects to present this proposal at the Annual Meeting.

Report on Policies and Procedures to Limit Spread of the Zika Virus

RESOLVED, that the board report to shareholders annually on the measures it is taking to prevent, detect, and control Zika virus infection of nonhuman primates and human employees at our company’s U.S. facilities and in surrounding human populations.

Supporting Statement

On February 1, 2016, the World Health Organization designated the recent spread of the Zika virus as a “Public Health Emergency of International Concern.” In the U.S., the Centers for Disease Control and Prevention (the “CDC”) has been assisting in monitoring the spread of the virus, including in southeast Texas, where two mosquito species that carry the Zika virus – Aedes aegypti and Aedes albopictus – are prevalent and 22 cases of Zika virus disease have already been confirmed by the Texas Department of State Health Services.

Our company’s Alice, Texas, primate facility may contribute to the spread of Zika. Reports show the compound houses 5,717 cynomolgus and 5,238 rhesus macaques – both natural Zika hosts. They are housed in outdoor, open-air corrals. Alice has a warm humid climate, no dry season, and surrounding grasslands, providing ideal mosquito-breeding conditions.

The monkeys at our Texas facility can become infected with the Zika virus if they are bitten by infected mosquitoes, and mosquitoes can help it spread through the compound, creating a Zika reservoir. A combination of mosquito and human vectors could assist in the spread of the virus to humans outside the compound, and the monkeys themselves can act as vectors when shipped out of state to university, commercial, and other laboratories.

Researchers caution that when arboviruses like Zika establish infection cycles in animals, the infected animals act as virus reservoirs that will support transmission even if transmission in human populations is eliminated and can “cause considerable morbidity and mortality to humans living or working in proximity to primate populations.”1,2 At a recent National Academy of Sciences workshop on Zika, experts discussed the Zika virus’s potential to establish an infection cycle in nonhuman primates, which could then have a long-term impact on human disease.

Additionally, monkeys at our company’s Alice facility are imported from at least one country where Zika exists and may bring with them additional arboviruses. Quarantine precautions required by the CDC are inadequate because of the often undetectable nature of these viruses.

As there are serious public health, financial, and operational risks associated with a potential Zika outbreak at our company’s facility in Alice and this in turn could affect its ability to conduct business, our company should report to shareholders on its efforts to safeguard against the virus.

We urge shareholders to support this responsible resolution.

The Board recommends that shareholders vote AGAINST this proposal.

This Board of Directors has evaluated the proposal and concluded it is not in the interests of the shareholders for these reasons:

1.	LabCorp disagrees with the implications of several assertions made by PETA in support of its proposal.

2.	LabCorp already complies with the CDC’s quarantine procedures for imported nonhuman primates and has strong policies for the protection of the Company’s employees and the public.

3.	The requested report would be an unnecessary cost to shareholders as the Board believes it would not provide meaningful information to shareholders.

[1]	Althouse, B. M. (2013). Mechanistic modeling of sylvatic arboviruses in Senegal. Doctoral thesis. The Johns Hopkins University.
[2]	Diallo, M., Thonnon, J., Traore-Lamizana, M., & Fontenille, D. (1999). Vectors of Chikungunya virus in Senegal: current data and transmission cycles. The American journal of tropical medicine and hygiene, 60(2), 281-286.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	75

SHAREHOLDER PROPOSAL

First, LabCorp disagrees with the implications of several assertions made by PETA in its supporting statement. PETA states that nonhuman primates at our Alice, Texas facility are imported from countries where Zika virus exists. For example, while reports have been made of the presence of the Zika virus in China, none of the countries from which we import our purpose-bred nonhuman primates, primarily Asian countries including China, are identified by the CDC as having active Zika virus transmission in its human population. We also disagree with PETA’s statement that our Alice, Texas facility could become a Zika reservoir. We have an established mosquito abatement program to prevent the possible spread of mosquito-borne illnesses and continue to review and update these programs as appropriate in accordance with CDC guidance. The CDC has not seen local mosquito transmission of Zika in the continental U.S. and the CDC believes that any outbreaks of Zika in the continental U.S. will likely be limited, due to our urban areas not being as densely populated as areas in central and South America and widespread use of air conditioning and stronger mosquito control. The Alice, Texas facility is located in a sparsely populated area.1

Second, LabCorp is subject to and follows the CDC quarantine procedures for imported nonhuman primates. These quarantine procedures are intended to effectively limit the risk of infecting local mosquito populations from imported nonhuman primates. The CDC requires that all imported nonhuman primates be quarantined in enclosed facilities for at least 31 days with all personnel coming in contact with the nonhuman primates being required to wear protective equipment, including coveralls, eye protection and respiratory protection. According to the CDC, the 31 day length of the quarantine period should be sufficient to clear nonhuman primates of the Zika virus, if they had it. Furthermore, nonhuman primates develop antibodies to Zika virus within 14 days of infection, well within the 31 day quarantine period. Once these antibodies develop, a nonhuman primate can no longer spread the virus to other nonhuman primates or humans.2 While PETA asserts that the CDC’s guarantee procedures are inadequate, LabCorp believes they are adequate and that they represent appropriate precautionary measures.

Third, LabCorp would incur costs in compiling the requested report on an annual basis. Given the fact that LabCorp already complies with the CDC’s quarantine procedures for imported nonhuman primates and has strong policies for the protection of the Company’s employees and the public, the report would not provide meaningful information to shareholders and the additional costs are unnecessary.

After careful consideration, the Board recommends a vote AGAINST this proposal.

[1]	http://www.cdc.gov/media/releases/2016/t0128-zika-virus-101.html
[2]	http://www.cdc.gov/zika/qa/qa-animals.html

76	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee, comprised entirely of non-employee directors, held nine meetings with its independent registered public accountants, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) and eight executive sessions with PricewaterhouseCoopers, the Internal Audit Department and the independent directors during 2015. The Board considered the “independence” and “financial literacy” of each of the Audit Committee members, as such terms are defined under the Listing Standards and SEC rules, and has concluded that each member of its Audit Committee is independent and financially literate in satisfaction of the current requirements of the Listing Standards and the SEC. The Board further concluded that Kerrii B. Anderson is an “audit committee financial expert” as defined by SEC rules and that she has the “accounting or related financial management expertise” required by the Listing Standards.

The Audit Committee meets regularly with PricewaterhouseCoopers, management and the Company’s internal auditors. The Audit Committee reviewed the performance and fees of PricewaterhouseCoopers prior to recommending its appointment and met with representatives of PricewaterhouseCoopers to discuss the scope and results of the firm’s audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee reviewed and discussed with management the Company’s audited financial statements and has discussed with PricewaterhouseCoopers all matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol.1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has discussed with PricewaterhouseCoopers its independence and has received its written disclosures and certification confirming its independence, as required by applicable requirements of Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence. PricewaterhouseCoopers, the Company’s internal auditors and the Audit Committee have full access to one another, including regular meetings without management present. On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

As part of its duties, the Audit Committee also considers whether the provision of services other than audit services by PricewaterhouseCoopers is compatible with maintaining the accountants’ independence. The Audit Committee considered the compatibility of the non-audit-related services performed by PricewaterhouseCoopers and determined that the registered public accounting firm’s independence has been maintained. See “Proposal Five: Ratification of Independent Registered Public Accounting Firm.”

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s internal auditors are responsible to the Audit Committee for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board determine. PricewaterhouseCoopers is responsible for auditing the Company’s financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States; (b) the representations of PricewaterhouseCoopers appearing in its report on the Company’s financial statements; and (c) the representations of management that the internal controls systems are effective.

THE AUDIT COMMITTEE

Kerrii B. Anderson, Chairperson

D. Gary Gilliland

Peter M. Neupert

Richelle P. Parham

R. Sanders Williams

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of March 14, 2016, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each director and director nominee of the Company, (ii) each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (iii) the individuals identified as the named executive officers in the “Summary Compensation Table” set forth above, and (iv) all current directors and Executive Officers as a group. The number of shares owned are those “beneficially owned,” as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them as set forth opposite their respective names. As of March 14, 2016 there were 102,093,692 shares of Common Stock outstanding.

BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF COMMON STOCK		PERCENT OF CLASS

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	8,702,664	(1)	8.52%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,851,521	(2)	7.69%
Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, NY 10153	5,657,018	(3)	5.54%
David P. King	762,925	(4,5,6,7)	*
Kerrii B. Anderson	29,964	(4)	*
Jean-Luc Bélingard	46,231	(4)	*
D. Gary Gilliland	2,912	(4)	*
Garheng Kong	3,364	(4)	*
Robert E. Mittelstaedt, Jr.	27,040	(4)	*
Peter M. Neupert	4,908	(4)	*
Richelle P. Parham	—
Adam H. Schechter	4,474	(4,5)	*
R. Sanders Williams	11,113	(4,6)	*
Lance V. Berberian	2,205	(4,6)	*
James T. Boyle, Jr.	134,491	(4,6)	*
F. Samuel Eberts III	79,251	(4,6)	*
Glenn E. Eisenberg	20,161	(4,6)	*
Joseph P. Herring	—		*
All Directors and Executive Officers as a group (18 persons)	1,184,828	(4,5,6,7)	1.15%

*	Less than 1%
(1)	As reported on Schedule 13G/A filed with the SEC on February 10, 2016, on behalf of The Vanguard Group, Inc. (“Vanguard”). Vanguard is a registered investment advisor with beneficial ownership of the above listed shares. Vanguard has sole voting power with respect to 187,733 shares, sole investment power with respect to 8,503,447 shares and shared investment power with respect to 199,217 shares.
(2)	As reported on Schedule 13G/A filed with the SEC on February 10, 2016, on behalf of BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act with beneficial ownership of the above listed shares. BlackRock has sole voting power with respect to 6,929,276 shares.

78	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

(3)	As reported on Schedule 13G/A filed with the SEC on February 16, 2016, on behalf of Glenview Capital Management, LLC (“Glenview”). Glenview, the beneficial owner of the above listed shares, serves as investment manager to each of Glenview Capital Partners, L.P., Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P., Glenview Offshore Opportunity Master Fund, Ltd., Glenview Capital Opportunity Fund, L.P., GCM Equity Master Fund LP and a separately managed account. Glenview has shared voting and investment power with respect to 5,657,018 shares.
(4)	Beneficial ownership by directors, the named executive officers and current executive officers of the Company includes shares of Common Stock that such individuals have the right to acquire upon the exercise of options that either are vested or that may vest within 60 days of March 14, 2016. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Mr. King – 523,700; Ms. Anderson – 15,692; Mr. Bélingard – 15,692; Mr. Mittelstaedt – 15,692; Dr. Williams – 5,700; Mr. Boyle – 76,300; Mr. Eberts – 54,500; and all directors and Executive Officers as a group – 720,276.
(5)	Includes shares of Restricted Common Stock. The number of shares of Restricted Common Stock included in the table is as follows: Mr. Schechter – 47; and all directors and Executive Officers as a group – 47.
(6)	Includes performance shares related to the 2013 Performance Award vesting March 30, 2016. The number of performance shares included in the table is as follows: Mr. King – 101,307; Mr. Boyle – 34,737; Mr. Eberts – 6,685; Mr. Eisenberg – 12,565; and all Executive Officers as a group – 161,979.
(7)	Includes 43,429 shares of Common Stock in two grantor retained annuity trusts for the benefit of certain of Mr. King’s family members and for which Mr. King is the annuitant. Mr. King is the trustee of the trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s executive officers, directors and persons who own more than 10 percent of the Company’s equity securities to file reports on ownership and changes in ownership with the SEC and the securities exchanges on which its equity securities are registered. Additionally, SEC regulations require that the Company identify in its proxy statements any persons for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company’s knowledge, based solely on a review of reports furnished to it by reporting persons, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10 percent beneficial owners were timely satisfied, except for a Form 4 in respect of the sale of 965 shares of common stock by Mr. Williams on May 11, 2015, which was inadvertently filed late due to administrative error.

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OTHER MATTERS

Shareholder Proposals for 2017 Annual Meeting

Under the rules and regulations of the SEC as currently in effect, shareholders may submit proposals to the Company for inclusion in the Company’s proxy materials for the 2017 Annual Meeting of Shareholders. In order for a proposal to be considered for inclusion in the proxy materials, the shareholder must satisfy the following requirements:

•	the shareholder must (i) hold continuously for at least one year prior to the date of submission of the proposal at least $2,000 in market value of the Company’s Common Stock or 1 percent of all Common Stock, and (ii) continue to hold the required number of shares through the date of the 2017 Annual Meeting;

•	the proposal must be submitted in writing to the attention of F. Samuel Eberts III, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, and must be received no later than December 5, 2016;

•	the proposal must include the name and address of the shareholder, the number of shares of Common Stock held of record or beneficially by the shareholder, the dates when the shares were acquired, documentary support for a claim of beneficial ownership and a statement that the shareholder intends to continue to hold the shares through the date of the 2017 Annual Meeting.

Holders of Common Stock who wish to have proposals submitted for consideration at future meetings of shareholders should consult the applicable rules and regulations of the SEC with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult the Company’s By-Laws.

Householding

As permitted by the Exchange Act, the Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice, this Proxy Statement and the 2015 Annual Report unless one or more of these shareholders provides notification of their desire to receive individual copies. This procedure will reduce the Company’s printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you and other shareholders of record with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and, in either case, you wish to receive only a single copy of annual reports or proxy statements for your household, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 1-800-542-1061 with the names in which all accounts are registered.

If you participate in householding and wish to receive a separate copy of the Notice, the 2015 Annual Report or this Proxy Statement, or if you wish to receive separate copies of future annual reports or proxy statements, please contact American Stock Transfer and Trust Company at 6201 15th Avenue Brooklyn, New York, NY 11219 or by telephone at 1-800-937-5449. The Company will deliver the requested documents to you promptly upon your request.

Beneficial shareholders, or shareholders who hold shares in “street name”, can request information about householding from their banks, brokers or other holders of record.

80	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

OTHER MATTERS

Additional Information

A copy of the 2015 Annual Report along with this Proxy Statement has been posted on the Internet, each of which is accessible by following the instructions in the Notice. The 2015 Annual Report is not incorporated in this Proxy Statement and is not considered proxy-soliciting materials.

The Company filed its 2015 Annual Report with the SEC on February 29, 2016, and filed an amended version of its 2015 Annual Report on March 1, 2016. The Company will mail without charge, upon written request, a copy of the amended 2015 Annual Report, excluding exhibits. Please send a written request for a copy to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, or access these materials on the Investors Relations page of the Company’s website at www.labcorp.com.

By Order of the Board of Directors

F. Samuel Eberts III

Secretary

April 1, 2016

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Annex A

LABORATORY CORPORATION OF AMERICA HOLDINGS

2016 OMNIBUS INCENTIVE PLAN

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A-ii	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

LABORATORY CORPORATION OF AMERICA HOLDINGS

2016 OMNIBUS INCENTIVE PLAN

1. PURPOSE

The Plan is intended to (a) provide eligible individuals with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability and that will benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Unrestricted Stock, Dividend Equivalent Rights, Performance Shares and other Performance-Based Awards, Other Equity-Based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

2. DEFINITIONS

For purposes of interpreting the Plan documents, including the Plan and Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:

2.1 “Affiliate” shall mean any Person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a Controlling Interest in such entity.

2.2 “Applicable Laws” shall mean the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

2.3 “Award” shall mean a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.4 “Award Agreement” shall mean the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.

2.5 “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

2.6 “Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and in the absence of any such agreement, shall mean, with respect to any Grantee and as determined by the Committee, (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property, or non-competition agreements, if any, between such Grantee and the Company or an Affiliate. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.

2.9 “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Effective Date or issued thereafter, including, without limitation, all shares of Stock.

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2.10 “Change in Control” shall mean, subject to Section 18.11, the occurrence of any of the following:

(a) Any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any Person (other than any employee benefit plan (or related trust) of the Company) owning thirty percent (30%) or more of the combined voting power of all classes of Voting Stock; excluding, however, the following: (1) any acquisition directly from the Company, other than as a result of the exercise of a conversion privilege, (2) any repurchase by the Company, (3) any acquisition by any employee benefit plan (or related trust) of the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction described in Section 2.10(c)(i), (ii) or (iii);

(b) Individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any Person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the Incumbent Board, shall be for purposes of this clause (b), considered as though he or she were a member of the Incumbent Board;

(c) The Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company (regardless of whether the Company is the surviving Person), other than any such transaction in which (i) all or substantially all of the Prior Shareholders own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such reorganization, merger, or consolidation transaction immediately after such transaction, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation) will beneficially own, directly or indirectly, 30% or more of the combined voting power of the Voting Stock of the surviving Person in such reorganization, merger or consolidation, except to the extent such ownership derives from ownership that existed prior to such reorganization, merger or consolidation, and (iii) individuals who were members of the Board immediately prior to such reorganization, consolidation or merger will constitute at least a majority of the members of the board of directors of the surviving Person resulting from such reorganization, merger or consolidation;

(d) The dissolution or liquidation of the Company; or

(e) Sale of substantially all of the assets of the Company to another Person.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

2.11 “Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.12 “Committee” shall mean a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.13 “Company” shall mean Laboratory Corporation of America Holdings and any successor thereto.

2.14 “Controlling Interest” shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and (b) where a grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.15 “Covered Employee” shall mean a Grantee who is, or could become, a “covered employee” within the meaning of Code Section 162(m)(3).

2.16 “Deferred Stock Unit” shall mean a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.

2.17 “Disability” shall mean the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in

A-2	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

character or which can be expected to last for a continuous period of not less than twelve (12) months; provided that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.18 “Disqualified Individual” shall have the meaning set forth in Code Section 280G(c).

2.19 “Dividend Equivalent Right” shall mean a right, granted to a Grantee pursuant to Article 12, entitling the Grantee thereof to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee of such Dividend Equivalent Right as of the record date.

2.20 “Effective Date” shall mean [May 11, 2016], subject to approval of the Plan by the Company’s shareholders on such date, the Plan having been approved by the Board on March 25, 2016.

2.21 “Employee” shall mean, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.22 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.23 “Fair Market Value” shall mean the fair market value of a share of Stock for purposes of the Plan, which shall be, as of any date of determination:

(a) If on such date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another Securities Market, the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.23 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value shall be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights, as described in Section 14.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

2.24 “Family Member” shall mean, with respect to any Grantee as of any date of determination, (a) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any Person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the Persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

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2.25 “Grant Date” shall mean, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Article 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.26 “Grantee” shall mean a Person who receives or holds an Award under the Plan.

2.27 “Incentive Stock Option” shall mean an “incentive stock option” within the meaning of Code Section 422.

2.28 “Non-qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.29 “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act.

2.30 “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.

2.31 “Option” shall mean an option to purchase one or more shares of Stock at a specified Option Price awarded to a Grantee pursuant to Article 8.

2.32 “Option Price” shall mean the per share exercise price for shares of Stock subject to an Option.

2.33 “Other Agreement” shall mean any agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G and/or Code Section 4999.

2.34 “Other Equity-Based Award” shall mean an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, or a Performance Share.

2.35 “Outside Director” shall have the meaning set forth in Code Section 162(m)(4)(C)(i).

2.36 “Parachute Payment” shall mean a “parachute payment” within the meaning of Code Section 280G(b)(2).

2.37 “Performance-Based Award” shall mean an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares, Other Equity-Based Awards, or cash made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period specified by the Committee.

2.38 “Performance-Based Compensation” shall mean compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for Qualified Performance-Based Compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for Qualified Performance-Based Compensation does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.39 “Performance Measures” shall mean measures as specified in Section 13.6.4 on which the performance goal or goals under Performance-Based Awards are based and which are approved by the Company’s shareholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.40 “Performance Period” shall mean the period of time, up to ten (10) years, during or over which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.41 “Performance Shares” shall mean a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, made subject to the achievement of performance goals (as provided in Article 13) over a Performance Period.

2.42 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 2.10(a), Section 2.10(c) and Section 2.10(d), Person shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.

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2.43 “Plan” shall mean this Laboratory Corporation of America Holdings 2016 Omnibus Incentive Plan, as amended from time to time.

2.44 “Prior Plans” shall mean the Laboratory Corporation of America Holdings 2012 Omnibus Incentive Plan, as amended, the Laboratory Corporation of America Holdings 2008 Stock Incentive Plan, as amended, the Laboratory Corporation of America Holdings 2000 Stock Incentive Plan, as amended and restated, the Laboratory Corporation of America Holdings Amended and Restated 1999 Stock Incentive Plan, and the Laboratory Corporation of America Holdings 1994 Stock Option Plan.

2.45 “Prior Shareholders” shall mean the holders of equity securities that represented one hundred percent (100%) of the Voting Stock of the Company immediately prior to a reorganization, merger, or consolidation involving the Company (or other equity securities into which such equity securities are converted as part of such reorganization, merger, or consolidation transaction).

2.46 “Qualified Performance-Based Compensation” shall have the meaning set forth in Code Section 162(m).

2.47 “Restricted Period” shall mean a period of time established by the Committee during which an Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is subject to restrictions.

2.48 “Restricted Stock” shall mean shares of Stock awarded to a Grantee pursuant to Article 10.

2.49 “Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Article 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.

2.50 “SAR Price” shall mean the per share exercise price of a SAR.

2.51 “Securities Act” shall mean the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.52 “Securities Market” shall mean an established securities market.

2.53 “Separation from Service” shall have the meaning set forth in Code Section 409A.

2.54 “Service” shall mean service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

2.55 “Service Provider” shall mean (a) an Employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Capital Stock.

2.56 “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.

2.57 “Share Limit” shall have the meaning set forth in Section 4.1.

2.58 “Short-Term Deferral Period” shall have the meaning set forth in Code Section 409A.

2.59 “Stock” shall mean the common stock, par value $0.10 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 16.1.

2.60 “Stock Appreciation Right” or “SAR” shall mean a right granted to a Grantee pursuant to Article 9.

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2.61 “Stock Exchange” shall mean the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or another established national or regional stock exchange.

2.62 “Subsidiary” shall mean any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of Voting Stock. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.

2.63 “Substitute Award” shall mean an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Company, an Affiliate, or a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.64 “Ten Percent Shareholder” shall mean a natural Person who owns more than ten percent (10%) of the total combined voting power of all classes of Voting Stock of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.65 “Unrestricted Stock” shall mean Stock that is free of any restrictions.

2.66 “Voting Stock” shall mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such Person.

3. ADMINISTRATION OF THE PLAN

3.1 Committee.

3.1.1 Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. For the avoidance of doubt, the Committee reserves the right to accelerate the vesting of all Awards granted under the Plan. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2 Composition of the Committee.

The Committee shall be a committee composed of not fewer than two (2) directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be (a) a Non-Employee Director, (b) an Outside Director, and (c) an independent director in accordance with the rules of any Stock Exchange on which the Stock is listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set

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forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3 Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which (a) may administer the Plan with respect to Grantees who are not Officers or directors of the Company, (b) may grant Awards under the Plan to such Grantees, and (c) may determine all terms of such Awards, in each case, excluding (for the avoidance of doubt) Performance-Based Awards intending to constitute Qualified Performance-Based Compensation and subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.1.4 Delegation by the Committee.

To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to directors of the Company, (b) to make Awards to Employees who are (i) Officers, (ii) Covered Employees, or (iii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan, any Award, or any Award Agreement. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 shall serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2 Board.

The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3 Terms of Awards.

3.3.1 Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award or to which an Award relates;

(d) establish the terms and conditions of each Award (including the Option Price, the SAR Price, and the purchase price for applicable Awards; the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto; the treatment of an Award in the event of a Change in Control (subject to applicable agreements); and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e) prescribe the form of each Award Agreement evidencing an Award;

(f) subject to the limitation on repricing in Section 3.4, amend, modify, or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but

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without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural Persons who are foreign nationals or are natural Persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, materially impair such Grantee’s rights under such Award; and

(g) make Substitute Awards.

3.3.2 Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company or Affiliate policy or procedure, (f) other agreement, or (g) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an Employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (x) to the extent set forth in this Plan or an Award Agreement or (y) to the extent the Grantee is, or in the future becomes, subject to (1) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws, or (2) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

3.4 No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash or other securities, in each case, unless such action is subject to and approved by the Company’s shareholders.

3.5 Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.

3.6 Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

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4. STOCK SUBJECT TO THE PLAN

4.1 Number of Shares of Stock Available for Awards.

Subject to adjustment pursuant to Article 16, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to eleven million two hundred thousand (11,200,000), less one (1) share for every one (1) share that was subject to an option or stock appreciation right granted after December 31, 2015 under any Prior Plan and 2.62 shares for every one (1) share that was subject to an award other than an option or stock appreciation right granted after December 31, 2015, in each case using the share usage provisions set forth in Section 4.3 (the “Share Limit”). Such shares of Stock may be authorized and unissued shares of Stock, treasury shares of Stock, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

4.2 Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and to grant Substitute Awards under the Plan for such awards. The Share Limit shall neither be increased nor decreased by the number of shares of Stock subject to any such assumed awards and Substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.3 Share Usage.

(a) Shares of Stock subject to an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1.

(b) Any shares of Stock that are subject to Awards, including shares of Stock acquired through dividend reinvestment pursuant to Article 10, shall be counted against the Share Limit as: (i) 2.62 shares of Stock for every one (1) share of Stock subject to an Award other than Options or SARs and (ii) one (1) share of Stock for every one (1) share of Stock subject to an Award of Options or SARs. The number of shares of Stock subject to an Award of stock-settled SARs shall be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs. A number of shares of Stock at least equal to the target number of shares issuable under Performance Shares shall be counted against the Share Limit as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such number of shares.

(c) If any shares of Stock subject to an Award or to awards outstanding under the Prior Plans after December 31, 2015, are not purchased or are forfeited or expire or otherwise terminate without delivery of any Stock subject thereto or are settled in cash in lieu of shares, then the number of shares of Stock counted against the Share Limit with respect to such Award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan, provided that any shares subject to an award granted under the Prior Plans shall be available for making Awards under the Plan in the same number as Awards under Section 4.3(b) (that is, as if such awards had been originally granted under the Plan). Shares of Stock tendered or withheld or subject to an Award (other than an Option or SAR), or to awards (other than options or stock appreciation rights) outstanding under the Prior Plans after December 31, 2015, surrendered in connection with the purchase of shares of Stock or deducted or delivered from payment of such Award in connection with the Company’s tax withholding obligations shall again be available for making Awards under the Plan in the same number as such shares were counted against the Share Limit, provided that any such shares subject to an award granted under the Prior Plans shall be available for making Awards under the Plan in the same number as Awards under Section 4.3(b) (that is, as if such awards had been originally granted under the Plan).

(d) The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Option granted under the Plan surrendered in connection with the payment of the Option Price upon exercise of an Option or in connection with the Company’s tax withholding obligations with respect to Options or stock-settled SARs, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled SAR granted under the Plan, or (iii) purchased by the Company with proceeds from Option exercises.

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5. TERM; AMENDMENT, SUSPENSION, AND TERMINATION

5.1 Term.

The Plan shall become effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plans. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plans to settle awards, including performance-based awards, which are made under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards. The Plan shall terminate on the first to occur of (a) the day before the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.2, and (c) the date determined in accordance with Section 16.3; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board’s adoption of the Plan. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.2 Amendment, Suspension, and Termination.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws; provided that no amendment shall be made to the no-repricing provisions of Section 3.4, the Option Pricing provisions of Section 8.1, or the SAR Pricing provisions of Section 9.1 without the approval of the Company’s shareholders.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1 Eligible Grantees.

Subject to this Article 6, Awards may be made under the Plan to (a) any Service Provider, as the Committee shall determine and designate from time to time, and (b) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2 Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, but subject to adjustment as provided in Article 16:

(a) The maximum number of shares of Stock that may be granted under the Plan, pursuant to Options or SARs, in a calendar year to any Person eligible for an Award under Section 6.1, other than a non-employee director of the Company, is three hundred thousand (300,000) shares;

(b) The maximum number of shares of Stock that may be granted under the Plan, pursuant to Awards other than Options or SARs that are intended to be Qualified Performance-Based Compensation and are Stock-denominated and are either Stock- or cash-settled, in a calendar year to any Person eligible for an Award under Section 6.1 who is a Covered Employee is two hundred thousand (200,000) shares;

(c) The maximum number of shares of Stock subject to Awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that the Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances as the Board may determine in its sole discretion, so long as (x) the aggregate limit does not exceed $750,000 in total value during a fiscal year and (y) the non-employee director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors; and

(d) The maximum amount that may be paid as a cash-denominated Performance-Based Award (whether or not cash-settled) that is intended to qualify as Performance-Based Compensation for a Performance Period of twelve (12) months or less to any Person eligible for an Award under Section 6.1 who is a Covered Employee shall be ten million dollars ($10,000,000), and the maximum amount that may be paid as a cash-denominated Performance-Based

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Award (whether or not cash-settled) that is intended to qualify as Performance-Based Compensation for a Performance Period of greater than twelve (12) months to any Person eligible for an Award under Section 6.1 who is a Covered Employee shall be ten million dollars ($10,000,000) times the number of years in the Performance Period.

6.3 Stand-Alone, Additional, Tandem, and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem, exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8. TERMS AND CONDITIONS OF OPTIONS

8.1 Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that, in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of one (1) share of Stock.

8.2 Vesting and Exercisability.

(a) Subject to Sections 8.3 and 16.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

(b) Notwithstanding Section 8.2(a), for Options (other than Substitute Awards) granted on or after the Effective Date, (i) the grant, issuance, retention, vesting, and/or exercise, of an Option that is based solely upon performance criteria and level of achievement versus such criteria shall be subject to a performance period of not less than twelve (12) months, and (ii) the grant, issuance, retention, vesting, and/or exercise, of an Option that is based solely upon continued Service and/or the passage of time may not vest or be exercised in full or in part prior to the satisfaction of a one (1) year minimum vesting period. Notwithstanding the foregoing, the Committee may provide for the earlier vesting and/or exercisability under any such Option (i) in the event of the Grantee’s death or Disability, or (ii) in connection with a Change in Control.

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(c) Notwithstanding the limitations in Section 8.2(b) and Section 9.2(b), up to five percent (5%) of the Share Limit may be granted pursuant to the Plan without being subject to the limitations in Section 8.2(b) and Section 9.2(b). The foregoing five percent (5%) share issuance limit shall be subject to adjustment consistent with the adjustment provisions of Section 16 and the share usage rules of Section 4.3.

8.3 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the day before the fifth (5th) anniversary of the Grant Date of such Option.

8.4 Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5 Limitations on Exercise of Option.

Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Article 16 which results in the termination of such Option.

8.6 Method of Exercise.

Subject to the terms of Article 14 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7 Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8 Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.6.

8.9 Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

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8.10 Family Transfers.

If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11 Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12 Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than ten (10) days thereafter.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1 Right to Payment and SAR Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Stock on the date of exercise, over (b) the SAR Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option shall have the same term, and expire at the same time, as the related Option.

9.2 Other Terms.

(a) The Committee shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any SAR; provided that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

(b) Notwithstanding Section 9.2(a), for SARs (other than Substitute Awards) granted on or after the Effective Date, (i) the grant, issuance, retention, vesting, and/or exercise, of a SAR that is based solely upon performance criteria and level of achievement versus such criteria shall be subject to a performance period of not less than twelve (12) months, and (ii) the grant, issuance, retention, vesting, and/or exercise, of a SAR that is based solely upon continued Service and/or the passage of time may not vest or be exercised in full or in part prior to the satisfaction of a one (1) year

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minimum vesting period. Notwithstanding the foregoing, the Committee may provide for the earlier vesting and/or exercisability under any such SAR (i) in the event of the Grantee’s death or Disability, or (ii) in connection with a Change in Control.

(c) Notwithstanding the limitations in Section 8.2(b) and Section 9.2(b), up to five percent (5%) of the Share Limit may be granted pursuant to the Plan without being subject to the limitations in Section 8.2(b) and Section 9.2(b). The foregoing five percent (5%) share issuance limit shall be subject to adjustment consistent with the adjustment provisions of Section 16 and the share usage rules of Section 4.3.

9.3 Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4 Rights of Holders of SARs.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other Person. Except as provided in Article 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

9.5 Transferability of SARs.

Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6 Family Transfers.

If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS

10.1 Grant of Restricted Stock, Restricted Stock Units, and Deferred Stock Units.

Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2 Restrictions.

At the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units as provided in Article 13. Awards of

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Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3 Registration; Restricted Stock Certificates.

Pursuant to Section 3.6, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.6 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4 Rights of Holders of Restricted Stock.

Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that (a) any cash dividend payments or distributions paid on Restricted Stock shall be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock or (b) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock. Dividend payments or distributions declared or paid on shares of Restricted Stock which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such shares of Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such shares of Restricted Stock shall promptly forfeit and, to the extent already paid or distributed, repay to the Company such dividend payments or distributions. All stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock.

10.5 Rights of Holders of Restricted Stock Units and Deferred Stock Units.

10.5.1 Voting and Dividend Rights.

Holders of Restricted Stock Units and Deferred Stock Units shall have no rights as shareholders of the Company (for example, the right to receive dividend payments or distributions attributable to the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Stock underlying such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company’s shareholders). The Committee may provide in an Award Agreement evidencing an Award of Restricted Stock Units or Deferred Stock Units that the holder thereof shall be entitled to receive Dividend Equivalent Rights with respect to each Restricted Stock Unit or Deferred Stock Unit.

10.5.2 Creditor’s Rights.

A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6 Termination of Service.

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock, Restricted Stock Units, or Deferred Stock Units held by

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such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units.

10.7 Purchase of Restricted Stock and Shares of Stock Subject to Restricted Stock Units and Deferred Stock Units.

The Grantee of an Award of Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Restricted Stock Units or Deferred Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units. Such purchase price shall be payable in a form provided in Article 14 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered by the Grantee to the Company or an Affiliate.

10.8 Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock, Restricted Stock Units, or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.6, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1 Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Unrestricted Stock under the Plan. Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of Service rendered or, if so provided in the related Award Agreement or a separate agreement, to be rendered by the Grantee to the Company or an Affiliate or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.

11.2 Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1 Dividend Equivalent Rights.

A Dividend Equivalent Right may be granted hereunder, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend

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Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and, to the extent already paid or distributed, repay to the Company payments or distributions made in connection with such Dividend Equivalent Rights.

12.2 Termination of Service.

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

13. TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

13.1 Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards in such amounts and upon such terms as the Committee shall determine.

13.2 Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that shall be paid out to the Grantee thereof.

13.3 Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 13.6.3, after the applicable Performance Period has ended, the Grantee of a Performance-Based Award shall be entitled to receive a payout of the value earned under such Performance-Based Award by such Grantee over such Performance Period.

13.4 Form and Timing of Payment of Performance-Based Awards.

Payment of the value earned under Performance-Based Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, (i) may pay the value earned under Performance-Based Awards in the form of cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, and (ii) shall pay the value earned under Performance-Based Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Performance-Based Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends. The determination of the Committee with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

13.5 Performance Conditions.

The right of a Grantee to exercise or to receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any

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performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

13.6 Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute Qualified Performance-Based Compensation for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance-Based Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.6.

13.6.1 Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Performance-Based Awards granted to any one Grantee or to different Grantees.

13.6.2 Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) ninety (90) days after the beginning of any Performance Period applicable to such Performance-Based Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Performance-Based Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

13.6.3 Payment of Awards; Other Terms.

Payment of Performance-Based Awards shall be in cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, in each case as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Performance-Based Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Performance-Based Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award shall be paid or forfeited in the event of a termination of Service.

13.6.4 Performance Measures.

The performance goals upon which the vesting or payment of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment (including pro forma adjustments):

(a) earnings before interest, taxes, depreciation, and/or amortization;

(b) earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following: (i) stock-based compensation expense, (ii) income from discontinued operations, (iii) gain on cancellation of debt, (iv) debt extinguishment and related costs, (v) restructuring, separation, and/or integration charges and costs, (vi) reorganization and/or recapitalization charges and costs, (vii) impairment charges, (viii) merger-related events, (ix) gain or loss related to investments, (x) sales and use tax settlements, and (xi) gain on non-monetary transactions;

(c) operating income, earnings, or profits;

(d) return measures, including return on equity, assets, revenue, capital, capital employed, or investment;

(e) pre-tax or after-tax operating income, earnings, or profits;

(f) net income;

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(g) earnings or book value per share;

(h) cash flow(s), including (i) operating cash flow, (ii) free cash flow, (iii) levered cash flow, (iv) cash flow return on equity, and (v) cash flow return on investment;

(i) total sales or revenues growth or targets or sales or revenues per employee, product, service, or customer;

(j) Stock price, including growth measures and total shareholder return;

(k) dividends;

(l) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets;

(m) gross or operating margins;

(n) productivity ratios;

(o) costs, reductions in cost, and cost control measures;

(p) expense targets;

(q) market or market segment share or penetration;

(r) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(s) working capital targets;

(t) regulatory achievements or compliance;

(u) customer satisfaction measurements;

(v) execution of contractual arrangements or satisfaction of contractual requirements or milestones;

(w) product development achievements; and

(x) any combination of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company, its Subsidiaries, and other Affiliates as a whole, (ii) the Company, any Subsidiary, any other Affiliate, or any combination thereof, or (iii) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (j) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13.

13.6.5 Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase

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programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

13.6.6 Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

13.6.7 Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 13.6.4.

13.6.8 Status of Awards Under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 13.6 granted to Grantees who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute Qualified Performance-Based Compensation. Accordingly, the terms of Section 13.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan, the applicable Award Agreement, or any other agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

14. FORMS OF PAYMENT

14.1 General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units shall be made in cash or in cash equivalents acceptable to the Company.

14.2 Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

14.3 Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and/or any withholding taxes described in Section 18.3.

14.4 Other Forms of Payment.

To the extent that the applicable Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units may be made in any other form that is consistent with Applicable Laws, including (a) with respect to Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units only, Service rendered or to be rendered by the Grantee

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thereof to the Company or an Affiliate and (b) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or purchase price and/or the required tax withholding amount.

15. REQUIREMENTS OF LAW

15.1 General.

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company’s certificate of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2 Rule 16b-3.

During any time when the Company has any class of common equity securities registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

16. EFFECT OF CHANGES IN CAPITALIZATION

16.1 Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Capital Stock or other securities of the Company on account of any merger, reorganization, recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1, the individual share limitations set forth in Section 6.2, and the

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	A-21

share limitations in Section 8.2(c), shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the Share limit set forth in Section 4.1, the individual share limitations set forth in Section 6.2, and the share limitations in Section 8.2(c), (b) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (c) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

16.2 Reorganization in Which the Company Is the Surviving Entity Which Does Not Constitute a Change in Control.

Subject to Section 16.3, if the Company shall undergo any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price of any outstanding Option or SAR so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award, or received by the Grantee, as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 16.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

16.3 Change in Control in Which Awards Are Not Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a) Immediately prior to the occurrence of such Change in Control, in each case with the exception of Performance-Based Awards, all outstanding shares of Restricted Stock, and all Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and either or both of the following two (2) actions shall be taken:

(i) At least fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

and/or

(ii) The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and/or Dividend Equivalent Rights and pay or

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deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Options or SARs.

(b) For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be treated as though target performance has been achieved. If at least half of the Performance Period has lapsed, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Change in Control as determined by the Committee, in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Performance-Based Awards shall be treated as though target performance has been achieved. After application of this Section 16.3(b), if any Awards arise from application of this Article 16, such Awards shall be settled under the applicable provision of Section 16.3(a).

(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

16.4 Change in Control in Which Awards Are Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards of new stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.

In the event an Award is assumed, continued, or substituted upon the consummation of any Change in Control and the Service of such Grantee with the Company or an Affiliate is terminated without Cause within one (1) year (or such longer or shorter period as may be determined by the Committee) following the consummation of such Change in Control, such Award shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one (1)-year period (or such longer or shorter period as may be determined by the Committee) immediately following such termination or for such longer period as the Committee shall determine.

16.5 Adjustments.

Adjustments under this Article 16 related to shares of Stock or other Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 16.1, 16.2, 16.3, and 16.4. This Article 16 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of an internal reorganization change in control event involving the Company that is not a Change in Control.

16.6 No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge,

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	A-23

consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

17. PARACHUTE LIMITATIONS

If any Grantee is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a Parachute Payment; and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

18. GENERAL PROVISIONS

18.1 Disclaimer of Rights.

No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (c) to terminate any Service or other relationship between any Person and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2 Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determine desirable.

18.3 Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld

A-24	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences and is permitted under applicable IRS withholding rules) required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock.

18.4 Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5 Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

18.6 Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7 Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

18.8 Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.9 Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10 Foreign Jurisdictions.

To the extent the Committee determines that the material terms set by the Committee imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate, or desirable to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans,

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appendices, or supplements to, or amendments, restatements, or alternative versions of the Plan as in effect for any other purposes. The special terms and any appendices, supplements, amendments, restatements, or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s shareholders.

18.11 Section 409A of the Code.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event shall a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee shall have any liability to any Grantee for such tax or penalty.

18.12 Limitation on Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee shall be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 18.12 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

A-26	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

To record adoption of the Plan by the Board as of March 25, 2016 and approval of the Plan by the Company’s shareholders as of [May 11, 2016], the Company has caused its authorized officer to execute the Plan.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:
Name:
Title:

Signature Page to the

Laboratory Corporation of America Holdings 2016 Omnibus Incentive Plan

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	A-27

Annex B

LABORATORY CORPORATION OF AMERICA HOLDINGS

2016 EMPLOYEE STOCK PURCHASE PLAN

Annex B

LABORATORY CORPORATION OF AMERICA HOLDINGS

2016 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE AND INTERPRETATION

(a) The purpose of the Plan is to encourage and to enable Eligible Employees of the Company and its Participating Affiliates, through after-tax payroll deductions or periodic cash contributions, to acquire proprietary interests in the Company through the purchase and ownership of shares of Stock. The Plan is intended to benefit the Company and its shareholders (a) by incentivizing Participants to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability and that will benefit its shareholders and other important stakeholders and (b) by encouraging Participants to remain in the employ of the Company or its Participating Affiliates.

(b) The Plan and the Options granted under the Plan are intended to satisfy the requirements for an “employee stock purchase plan” under Code Section 423. Notwithstanding the foregoing, the Company makes no undertaking to, nor representation that it will, maintain the qualified status of the Plan or any Options granted under the Plan. In addition, Options that do not satisfy the requirements for an “employee stock purchase plan” under Code Section 423 may be granted under the Plan pursuant to the rules, procedures, or sub-plans adopted by the Administrator, in its sole discretion, for certain Eligible Employees.

2. DEFINITIONS

(a) “Account” shall mean a bookkeeping account established and maintained to record the amount of funds accumulated pursuant to the Plan with respect to a Participant for the purpose of purchasing shares of Stock under the Plan.

(b) “Administrator” shall mean the Board, the Compensation Committee of the Board, or any other committee of the Board designated by the Board.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

(e) “Company” shall mean Laboratory Corporation of America Holdings, a Delaware corporation, and any successor thereto.

(f) “Custodian” shall mean the third-party administrator designated by the Administrator from time to time.

(g) “Effective Date” shall mean [May 11, 2016], subject to approval of the Plan by the Company’s shareholders on such date, the Plan having been adopted by the Board on March 25, 2016.

(h) “Eligible Compensation” shall mean, unless otherwise established by the Administrator prior to the start of an Offering Period, regular base pay (including any shift differentials) but excludes any bonus, overtime payment, sales commission, contribution to any Code Section 125 or 401(k) plan, or other form of extra compensation.

(i) “Eligible Employee” shall mean a natural person who has been an employee (including an officer) of the Company or a Participating Affiliate for at least six (6) months as of an Offering Date, except the following, who shall not be eligible to participate under the Plan: (i) an employee whose customary employment is twenty (20) hours or less per week, (ii) an employee whose customary employment is for not more than five (5) months in any calendar year, (iii) an employee who, after exercising his or her rights to purchase shares of Stock under the Plan, would own (directly or by attribution pursuant to Code Section 424(d)) shares of Stock (including shares that may be acquired under any outstanding Options) representing five percent (5%) or more of the total combined voting power of all classes of stock of the Company, (iv) an employee who is a citizen or resident of a foreign jurisdiction (without regard to whether such employee is also a U.S. citizen or resident alien), if the grant of an Option under the Plan or an Offering Period to such employee is prohibited under the laws of such foreign jurisdiction or compliance with the laws of such foreign jurisdiction would cause the Plan or an Offering Period to violate the requirements of Code Section 423 and (v) any other natural person whom the Administrator determine to exclude from an offering designed to satisfy the requirements of Code Section 423 provided such exclusion is permitted by Code Section 423 and the guidance issued

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thereunder. Notwithstanding the foregoing, for purposes of a Non-423(b) Offering under the Plan, if any, the Administrator shall have the authority, in its sole discretion, to establish a different definition of Eligible Employee as it may deem advisable or necessary.

(j) “Enrollment Form” shall mean the agreement(s) between the Company and an Eligible Employee, in such written, electronic, or other format and/or pursuant to such written, electronic, or other process as may be established by the Administrator from time to time, pursuant to which an Eligible Employee elects to participate in the Plan or to which a Participant elects to make changes with respect to the Participant’s participation as permitted by the Plan.

(k) “Enrollment Period” shall mean that period of time prescribed by the Administrator, which period shall conclude prior to the Offering Date, during which Eligible Employees may elect to participate in an Offering Period. The duration and timing of Enrollment Periods may be changed or modified by the Administrator from time to time.

(l) “Fair Market Value” shall mean the value of each share of Stock subject to the Plan on a given date determined as follows: (i) if on such date the shares of Stock are listed on an established national or regional stock exchange or are publicly traded on an established securities market, the Fair Market Value of the shares of Stock shall be the closing price of the shares of Stock on such exchange or in such market (the exchange or market selected by the Administrator if there is more than one such exchange or market) on such date or, if such date is not a Trading Day, on the Trading Day immediately preceding such date, or, if no sale of the shares of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported; or (ii) if the shares of Stock are not listed on such an exchange or traded on such a market, the Fair Market Value of the shares of Stock shall be determined by the Board in good faith.

(m) “Holding Period” shall have the meaning set forth in Section 10(c)(i).

(n) “Non-423(b) Offering” shall mean the rules, procedures, or sub-plans, if any, adopted by the Administrator, in its sole discretion, as a part of the Plan, pursuant to which Options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Code Section 423 may be granted to Eligible Employees as a separate offering under the Plan.

(o) “Offering Date” shall mean the first day of any Offering Period under the Plan.

(p) “Offering Period” shall mean the period determined by the Administrator pursuant to Section 7, which period shall not exceed twenty-seven (27) months, during which payroll deductions or periodic cash contributions are accumulated for the purpose of purchasing Stock under the Plan.

(q) “Option” shall mean the right granted to Participants to purchase shares of Stock pursuant to an offering under the Plan.

(r) “Outstanding Election” shall mean a Participant’s then-current election to purchase shares of Stock in an Offering Period, or that part of such an election which has not been cancelled (including any voluntary cancellation under Section 5 and deemed cancellation under Section 11) prior to the close of business on the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the Purchase Period) or such other date as determined by the Administrator.

(s) “Participating Affiliate” shall mean any Subsidiary designated by the Administrator from time to time, in its sole discretion, whose employees may participate in the Plan or in a specific Offering Period under the Plan, if such employees otherwise qualify as Eligible Employees.

(t) “Participant” shall mean an Eligible Employee who has elected to participate in the Plan pursuant to Section 5.

(u) “Plan” shall mean this Laboratory Corporation of America Holdings 2016 Employee Stock Purchase Plan, as it may be amended from time to time.

(v) “Prior Plan” shall mean the Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan, as amended.

(w) “Purchase Period” shall mean the period during an Offering Period designated by the Administrator on the last Trading Day of which purchases of Stock are made under the Plan. An Offering Period may have one or more Purchase Periods.

(x) “Purchase Price” shall mean the purchase price of each share of Stock purchased under the Plan; provided, however, that the Purchase Price shall not be less than the lesser of eighty-five percent (85%) of the average of the

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high and low sales price of the Common Stock on the New York Stock Exchange on the Offering Date or the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, on the last Trading Day of the Purchase Period).

(y) “Stock” shall mean the common stock, par value $0.10 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 12.

(z) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Effective Date shall be considered a Subsidiary commencing as of such date.

(aa) “Termination of Employment” shall mean, with respect to a Participant, a cessation of the employee-employer relationship between the Participant and the Company or a Participating Affiliate for any reason,

(i) including, without limitation, (A) a termination by resignation, discharge, death, disability, retirement, or the disaffiliation of a Subsidiary, (B) unless otherwise determined or provided by the Administrator, a transfer of employment to a Subsidiary that is not a Participating Affiliate as of the first day immediately following the three (3)-month period following such transfer, and (C) a termination of employment where the individual continues to provide certain services to the Company or a Subsidiary in a non-employee role, but

(ii) excluding (A) such termination of employment where there is a simultaneous reemployment of the Participant by the Company or a Participating Affiliate and (B) any bona fide and Company-approved or Participating Affiliate-approved leave of absence, such as family leave, medical leave, personal leave, and military leave, or such other leave that meets the requirements of Treasury Regulations section 1.421-1(h)(2); provided, however, where the period of leave exceeds three (3) months and the employee’s right to reemployment is not guaranteed either by statute or by contract, the employee-employer relationship will be deemed to have terminated on the first day immediately following such three (3)-month period.

(bb) “Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.

3. SHARES SUBJECT TO THE PLAN

(a) Share Reserve. Subject to adjustment as provided in Section 12, the maximum number of shares of Stock that may be issued pursuant to Options granted under the Plan (including any Non-423(b) Offering established hereunder) is two million five hundred thousand (2,500,000) shares. The shares of Stock reserved for issuance under the Plan may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

(b) Participation Adjustment as a Result of the Share Reserve. If the Administrator determines that the total number of shares of Stock remaining available under the Plan is insufficient to permit the number of shares of Stock to be purchased by all Participants on the last Trading Day of an Offering Period (or if an Offering Period has multiple Purchase Periods, on the last Trading Day of the Purchase Period) pursuant to Section 9, the Administrator shall make a participation adjustment, where the number of shares of Stock purchasable by all Participants shall be reduced proportionately in as uniform and equitable a manner as is reasonably practicable, as determined in the Administrator’s sole discretion. After such adjustment, the Administrator shall refund in cash all affected Participants’ Account balances for such Offering Period as soon as practicable thereafter.

(c) Applicable Law Limitations on the Share Reserve. If the Administrator determines that some or all of the shares of Stock to be purchased by Participants on the last Trading Day of an Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the Purchase Period) would not be issued in accordance with applicable laws or any approval by any regulatory body as may be required or the shares of Stock would not be issued pursuant to an effective Form S-8 registration statement or that the issuance of some or all of such shares of Stock pursuant to a Form S-8 registration statement is not advisable due to the risk that such issuance will violate applicable laws, the Administrator may, without Participants’ consent, terminate any outstanding Offering Period and the Options granted thereunder and refund in cash all affected Participants’ Account balances for such Offering Period as soon as practicable thereafter.

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4. ADMINISTRATION

(a) Generally. The Plan shall be administered under the direction of the Administrator. Subject to the express provisions of the Plan, the Administrator shall have full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan, including, without limitation:

(i) Interpreting and construing the Plan and Options granted under the Plan; prescribing, adopting, amending, waiving, and rescinding rules and regulations it deems appropriate to implement the Plan, including amending any outstanding Option, as it may deem advisable or necessary to comply with applicable laws; correcting any defect or supplying any omission or reconciling any inconsistency in the Plan or Options granted under the Plan; and making all other decisions relating to the operation of the Plan;

(ii) Establishing the timing and length of Offering Periods and Purchase Periods;

(iii) Establishing minimum and maximum contribution rates;

(iv) Establishing new or changing existing limits on the number of shares of Stock a Participant may elect to purchase with respect to any Offering Period, if such limits are announced prior to the first Offering Period to be affected;

(v) Adopting such rules, procedures, or sub-plans as may be deemed advisable or necessary to comply with the laws of countries other than the United States, to allow for tax-preferred treatment of the Options or otherwise to provide for the participation by Eligible Employees who reside outside of the United States, including determining which Eligible Employees are eligible to participate in the Non-423(b) Offering or other sub-plans established by the Administrator;

(vi) Establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars and permitting payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed Enrollment Forms; and

(vii) Furnishing to the Custodian such information as the Custodian may require.

The Administrator’s determinations under the Plan shall be final, binding, and conclusive upon all persons.

(b) Custodian. If the Administrator designates a Custodian for the Plan, the Custodian shall act as custodian under the Plan and shall perform such duties as requested by the Administrator in accordance with any agreement between the Company and the Custodian. The Custodian shall establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

(c) No Liability. Neither the Board, the Compensation Committee of the Board, any other committee of the Board, or the Custodian, nor any of their agents or designees, shall be liable to any person (i) for any act, failure to act, or determination made in good faith with respect to the Plan or Options granted under the Plan or (ii) for any tax (including any interest and penalties) by reason of the failure of the Plan, an Option, or an Offering Period to satisfy the requirements of Code Section 423, the failure of the Participant to satisfy the requirements of Code Section 423, or otherwise asserted with respect to the Plan, Options granted under the Plan, or shares of Stock purchased or deemed purchased under the Plan.

5. PARTICIPATION IN THE PLAN AND IN AN OFFERING PERIOD

(a) Generally. An Eligible Employee may become a Participant for an Offering Period under the Plan by completing the prescribed Enrollment Form and submitting such Enrollment Form to the Company (or the Company’s designee), in the format and pursuant to the process as prescribed by the Administrator, during the Enrollment Period prior to the commencement of the Offering Period to which it relates. If properly completed and timely submitted, the Enrollment Form will become effective for the first Offering Period following submission of the Enrollment Form and all subsequent Offering Periods as provided by Section 5(b) until (i) it is terminated in accordance with Section 11, (ii) it is modified by filing another Enrollment Form in accordance with this Section 5(a) (including an election is made to cease payroll deductions or periodic cash contributions in accordance with Section 6(c)), or (iii) the Participant is otherwise ineligible to participate in the Plan or in a subsequent Offering Period.

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(b) Automatic Re-Enrollment. Following the end of each Offering Period, each Participant shall automatically be re-enrolled in the next Offering Period at the applicable rate of payroll deductions or periodic cash contributions in effect on the last Trading Day of the prior Offering Period or otherwise as provided under Section 6, unless (i) the Participant has experienced a Termination of Employment, or (ii) the Participant is otherwise ineligible to participate in the Plan or in the next Offering Period. Notwithstanding the foregoing, the Administrator may require current Participants to complete and submit a new Enrollment Form at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

6. PAYROLL DEDUCTIONS OR PERIODIC CASH CONTRIBUTIONS

(a) Generally. Each Participant’s Enrollment Form shall contain a payroll deduction authorization pursuant to which he or she shall elect to have a designated whole percentage of Eligible Compensation between one percent (1%) and ten percent (10%) deducted, on an after-tax basis, on each payday during the Offering Period and credited to the Participant’s Account for the purchase of shares of Stock pursuant to the offering. The Administrator shall also have the authority, but not the obligation, to permit a Participant to elect to make periodic cash contributions, in lieu of payroll deductions, for the purchase of shares of Stock pursuant to the offering. Notwithstanding the foregoing, if local law prohibits payroll deductions, a Participant may elect to participate in an Offering Period through contributions to his or her Account in a format and pursuant to a process acceptable to the Administrator. In such event, any such Participant shall be deemed to participate in a separate offering under the Plan, unless the Administrator otherwise expressly provides.

(b) Insufficiency of Contributions. Subject to Section 6(e), if in any payroll period a Participant has no pay or his or her pay is insufficient (after other authorized deductions) to permit deduction of the full amount of his or her payroll deduction election, then (i) the payroll deduction election for such payroll period shall be reduced to the amount of pay remaining, if any, after all other authorized deductions, and (ii) the percentage or dollar amount of Eligible Compensation shall be deemed to have been reduced by the amount of the reduction in the payroll deduction election for such payroll period. Deductions of the full amount originally elected by the Participant will recommence as soon as his or her pay is sufficient to permit such payroll deductions; provided, however, no additional amounts shall be deducted to satisfy the Outstanding Election. If the Administrator authorizes a Participant to elect to make periodic cash contributions in lieu of payroll deductions, the failure of a Participant to make any such contributions shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under the Plan by the Participant.

(c) Cessation after Offering Date. A Participant may cease his or her payroll deductions or periodic cash contributions during an Offering Period by properly completing and timely submitting a new Enrollment Form to the Company (or the Company’s designee), in the format and pursuant to the process as prescribed by the Administrator, at any time prior to the last day of such Offering Period (or if an Offering Period has multiple Purchase Periods, the last day of such Purchase Period). Any such cessation in payroll deductions or periodic cash contributions shall be effective as soon as administratively practicable thereafter and shall remain in effect for successive Offering Periods as provided in Section 5(b) unless the Participant submits a new Enrollment Form for a later Offering Period in accordance with Section 5(a). A Participant may only increase his or her rate of payroll deductions or periodic cash contributions in accordance with Section 6(d).

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(d) Modification Prior to Offering Date. A Participant may increase or decrease his or her rate of payroll deductions or periodic cash contributions, to take effect on the Offering Date of the Offering Period following submission of the Enrollment Form, by properly completing and timely submitting a new Enrollment Form in accordance with Section 5(a).

(e) Authorized Leave or Disability after Offering Date. Subject to Section 11, if a Participant is absent from work due to an authorized leave of absence or disability (and has not experienced a Termination of Employment), such Participant shall have the right to elect (i) to remain a Participant in the Plan for the then-current Offering Period (or if an Offering Period has multiple Purchase Periods, the then-current Purchase Period) but to cease his or her payroll deductions or periodic cash contributions in accordance with Section 6(c), or (ii) to remain a Participant in the Plan for the then-current Offering Period (or if an Offering Period has multiple Purchase Periods, the then-current Purchase Period) but to authorize payroll deductions to be made from payments made by the Company or a Participating Affiliate to the Participant during such leave of absence or disability and to undertake to make additional cash payments to the Plan at the end of each payroll period during the Offering Period to the extent that the payroll deductions from payments made by the Company or a Participating Affiliate to such Participant are insufficient to meet such Participant’s Outstanding Election. Neither the Company nor a Participating Affiliate shall advance funds to a Participant if the Participant’s payroll deductions and additional cash payments during the Participant’s leave of absence or disability are insufficient to fund the Participant’s Account at his or her Outstanding Election.

7. OFFERING PERIODS AND PURCHASE PERIODS; PURCHASE PRICE

(a) The Administrator shall determine from time to time, in its sole discretion, the Offering Periods and Purchase Periods under the Plan. Each Offering Period shall consist of one or more Purchase Periods, as determined by the Administrator. Unless otherwise established by the Administrator prior to the start of an Offering Period, the Plan shall have two (2) Offering Periods (with concurrent Purchase Periods) that commence each calendar year, and each Offering Period shall be of approximately six (6) months’ duration, with the first such Offering Period beginning on the first Trading Day of January and ending on the last Trading Day of the immediately following June, and the second such Offering Period beginning on the first Trading Day of July and ending on the last Trading Day of the immediately following December; provided, however, that the first Offering Period under the Plan shall commence on the first Trading Day of July following the Effective Date and shall end on the last Trading Day of the immediately following December.

(b) The Administrator shall determine from time to time, in its sole discretion, the Purchase Price of each share of Stock for an Offering Period. Unless otherwise established by the Administrator prior to the start of an Offering Period, the Purchase Price shall be the lesser of eighty-five percent (85%) of the average of the high and low sales price of the Common Stock on the New York Stock Exchange on the Offering Date or the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, on the last Trading Day of the Purchase Period).

8. GRANT OF OPTION

(a) Grant of Option. On each Offering Date, each Participant in such Offering Period shall automatically be granted an Option to purchase as many whole or, provided the participant purchases at least one whole share, fractional shares of Stock as the Participant will be able to purchase with the payroll deductions or periodic cash contributions credited to the Participant’s Account during the applicable Offering Period.

(b) 5% Owner Limit. Notwithstanding any provisions of the Plan to the contrary, no Participant shall be granted an Option to purchase shares of Stock under the Plan if such Participant (or any other person whose Stock would be attributed to such Participant pursuant to Code Section 424(d)), immediately after such Option is granted, would own or hold Options to purchase shares of Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

(c) Other Limitation. The Administrator may determine, as to any Offering Period, that the offering shall not be extended to “highly compensated employees” within the meaning of Code Section 414(q).

9. PURCHASE OF SHARES OF STOCK; PURCHASE LIMITATIONS

(a) Purchase. Unless the Participant’s participation in the Plan has otherwise been terminated as provided in Section 11, such Participant will be deemed to have automatically exercised his or her Option to purchase Stock on the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the Purchase Period) for the maximum number of shares of Stock that may be purchased at the Purchase Price with the

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Participant’s Account balance at that time; provided, however, the number of shares of Stock purchased is subject to adjustment by Section 3, this Section 9, and Section 12. The Administrator shall cause the amount credited to each Participant’s Account to be applied to such purchase, and the amount applied to purchase shares of Stock pursuant to an Option shall be deducted from the applicable Participant’s Account.

(b) Limit on Number of Shares Purchased. Notwithstanding Section 8(a) or Section 9(a), in no event may a Participant purchase more than fifty thousand (50,000) shares of Stock in any one Offering Period; provided, however, that the Administrator may, in its sole discretion, prior to the start of an Offering Period, set a different limit on the number of shares of Stock a Participant may purchase during such Offering Period.

(c) Limit on Value of Shares Purchased. Notwithstanding any provisions of the Plan to the contrary, excluding Options granted pursuant to any Non-423(b) Offering, no Participant shall be granted an Option to purchase shares of Stock under the Plan which permits the Participant’s rights to purchase shares under all “employee stock purchase plans” (described in Code Section 423) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such shares of Stock (determined at the time such Options are granted) for each calendar year in which such Options are outstanding at any time.

(d) No Fractional Shares. Notwithstanding any provisions of the Plan to the contrary, no Participant may exercise an Option to purchase less than one whole share of Stock, and any Option to purchase less than one whole share of Stock shall be automatically terminated on the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the Purchase Period). Unless the Participant’s participation in the Plan has otherwise been terminated as provided in Section 11, the portion of a Participant’s Account balance remaining as a result of a Participant’s inability to exercise an Option to purchase less than one whole share of Stock shall be transferred to the Participant’s brokerage account.

10. STOCK ISSUANCE; SHAREHOLDER RIGHTS; AND SALES OF PLAN SHARES

(a) Stock Issuance and Account Statements. Shares of Stock purchased under the Plan will be held by the Custodian. The Custodian may hold the shares of Stock purchased under the Plan by book entry or in the form of stock certificates in nominee names and may commingle shares held in its custody in a single account without identification as to individual Participants. The Company shall cause the Custodian to deliver to each Participant a statement for each Offering Period during which the Participant purchases Stock under the Plan, which statement shall reflect, for each such Participant, (i) the amount of payroll deductions withheld or periodic cash contributions made during the Offering Period, (ii) the number of shares of Stock purchased, (iii) the Purchase Price of the shares of Stock purchased, and (iv) the total number of shares of Stock held by the Custodian for the Participant as of the end of the Offering Period.

(b) Shareholder Rights. A Participant shall not be a shareholder or have any rights as a shareholder with respect to shares of Stock subject to the Participant’s Options under the Plan until the shares of Stock are purchased pursuant to the Options and such shares of Stock are transferred into the Participant’s name on the Company’s books and records. No adjustment will be made for dividends or other rights for which the record date is prior to such time. Following purchase of shares of Stock under the Plan and transfer of such shares of Stock into the Participant’s name on the Company’s books and records, a Participant shall become a shareholder with respect to the shares of Stock purchased during such Offering Period (or, if applicable, Purchase Period) and, except as otherwise provided in Section 10(c), shall thereupon have all dividend, voting, and other ownership rights incident thereto.

(c) Sales of Plan Shares. The Administrator shall have the right to require any or all of the following with respect to shares of Stock purchased under the Plan:

(i) that a Participant may not request that all or part of the shares of Stock be reissued in the Participant’s own name and shares be delivered to the Participant until two (2) years (or such shorter period of time as the Administrator may designate) have elapsed since the Offering Date of the Offering Period in which the shares were purchased and one (1) year has elapsed since the day the shares were purchased (the “Holding Period”);

(ii) that all sales of shares of Stock during the Holding Period applicable to such purchased shares be performed through a licensed broker acceptable to the Company; and

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(iii) that Participants abstain from selling or otherwise transferring shares of Stock purchased pursuant to the Plan for a period lasting up to two (2) years from the date the shares of Stock were purchased pursuant to the Plan.

11. DEEMED CANCELLATION OR TERMINATION OF PARTICIPATION

(a) Termination of Employment Other than Death. In the event a Participant who holds outstanding Options to purchase shares of Stock under the Plan experiences a Termination of Employment for any reason other than death prior to the last Trading Day of the Offering Period, the Participant’s outstanding Options to purchase shares of Stock under the Plan shall automatically terminate, and the Administrator shall refund in cash the Participant’s Account balance as soon as practicable thereafter.

(b) Death. In the event of the death of a Participant while the Participant holds outstanding Options to purchase shares of Stock under the Plan, the legal representatives of such Participant’s estate (or, if the Administrator permits a beneficiary designation, the beneficiary or beneficiaries most recently designated by the Participant prior to his or her death) may, within three (3) months after the Participant’s death (but no later than the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the then-current Purchase Period)) by written notice to the Company (or the Company’s designee), elect one of the following alternatives. In the event the Participant’s legal representatives (or, if applicable, beneficiary or beneficiaries) fail to deliver such written notice to the Company (or the Company’s designee) within the prescribed period, the alternative in Section 11(b)(ii) shall apply.

(i) The Participant’s outstanding Options shall be reduced to the number of shares of Stock that may be purchased, as of the last day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the then-current Purchase Period), with the amount then credited to the Participant’s Account; or

(ii) The Participant’s Options to purchase shares of Stock under the Plan shall automatically terminate, and the Administrator shall refund in cash, to the Participant’s legal representatives, the Participant’s Account balance as soon as practicable thereafter.

(c) Other Termination of Participation. If a Participant ceases to be eligible to participate in the Plan for any reason, the Administrator shall refund in cash the affected Participant’s Account balance as soon as practicable thereafter. Once terminated, participation may not be reinstated for the then-current Offering Period, but, if otherwise eligible, the Eligible Employee may elect to participate in a subsequent Offering Period in accordance with Section 5.

12. CHANGES IN CAPITALIZATION

(a) Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest of a Participant immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a Participant with respect to shares subject to such Options but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of Stock, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which Options are outstanding under the Plan and (ii) the Purchase Price per share.

(b) Reorganization in Which the Company Is the Surviving Corporation. Subject to Section 12(c), if the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger, or consolidation.

(c) Reorganization in Which the Company Is Not the Surviving Corporation, Sale of Assets or Stock, and Other Corporate Transactions. Upon any dissolution or liquidation of the Company, or upon a merger, consolidation, or

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reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger, consolidation, or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than fifty percent (50%) of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Option of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and purchase prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period shall be deemed to have ended on the last Trading Day prior to such termination, and in accordance with Section 9, the Options of each Participant then outstanding shall be deemed to be automatically exercised on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all Participants at least five (5) days prior to the date upon which the Plan will be terminated.

(d) Adjustments. Adjustments under this Section 12 related to stock or securities of the Company shall be made by the Administrator, whose determination in that respect shall be final, binding, and conclusive.

(e) No Limitations on Company. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

13. TERM; AMENDMENT, SUSPENSION, AND TERMINATION OF THE PLAN

(a) Term. The Plan shall be effective as of the Effective Date. The outstanding offering period under the Prior Plan shall be the last offering period under the Prior Plan which ends on June 30, 2016. The Plan shall terminate on the first to occur of (i) the day before the tenth (10th) anniversary of the date of adoption of the Plan by the Board, (ii) the date on which all shares of Stock reserved for issuance under the Plan pursuant to Section 3 have been issued, (iii) the date determined in accordance with Section 12, and (iv) the date determined in accordance with Section 13(b).

(b) Amendment, Suspension, and Termination of the Plan. The Administrator may, at any time and from time to time, amend, suspend, or terminate the Plan or an Offering Period under the Plan; provided, however, that no amendment, suspension, or termination shall, without the consent of the Participant, impair any rights of a Participant that have vested at the time of such amendment, suspension, or termination. Without approval of the shareholders of the Company, no amendment shall be made (i) increasing the number of shares reserved for issuance under the Plan pursuant to Section 3 (except as provided in Section 12) or (ii) changing the eligibility requirements for participating in the Plan.

14. GENERAL PROVISIONS

(a) Withholding of Taxes. To the extent that a Participant recognizes ordinary income in connection with a sale or other transfer of any shares of Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the Participant or from shares that would otherwise be issued to the Participant under the Plan.

(b) Options Not Transferable or Assignable. A Participant’s Options under the Plan may not be sold, pledged, assigned, or transferred in any manner, whether voluntarily, by operation of law, or otherwise. If a Participant sells, pledges, assigns, or transfers his or her Options in violation of this Section 14(b), such Options shall immediately terminate, and the Participant shall immediately receive a refund of the amount then credited to the Participant’s Account. Any payment of cash or issuance of shares of Stock under the Plan may be made only to the Participant (or, in the event of the Participant’s death, to the Participant’s estate or, if the Administrator permits a beneficiary designation, the beneficiary or beneficiaries most recently designated by the Participant prior to his or her death). During a Participant’s lifetime, only such Participant may exercise his or her Options under the Plan.

(c) No Right to Continued Employment. Neither the Plan nor any Option to purchase Stock under the Plan confers upon any Eligible Employee or Participant any right to continued employment with the Company or any of its

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Subsidiaries, nor will a Participant’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time.

(d) No Interest on Payments. No interest shall be paid on sums withheld from a Participant’s pay or otherwise contributed for the purchase of shares of Stock under the Plan unless otherwise determined necessary by the Administrator.

(e) Governmental Regulation. The Company’s obligation to issue, sell, and deliver shares of Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance, or sale of such shares.

(f) Rule 16b-3. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void to the extent permitted by applicable law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated in the Plan, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

(g) Payment of Plan Expenses. The Company shall bear all costs of administering and carrying out the Plan.

(h) Application of Funds. All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Stock and/or refunded to Participants.

(i) Governing Law. The validity and construction of the Plan and the Options granted hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware (other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the Options granted under the Plan to the substantive laws of any other jurisdiction), except to the extent superseded by applicable U.S. federal laws.

*        *        *

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement	B-11

Annex B

To record adoption of the Plan by the Board as of March 25, 2016 and approval of the Plan by the Company’s shareholders as of [May 11, 2016], the Company has caused its authorized officer to execute the Plan.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:
Name:
Title:

Signature Page to the

Laboratory Corporation of America Holdings 2016 Employee Stock Purchase Plan

B-12	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2016 Proxy Statement

Laboratory Corporation of America® Holdings

358 South Main Street

Burlington, NC 27215

LABORATORY CORPORATION OF AMERICA HOLDINGS 358 SOUTH MAIN STREET BURLINGTON, NC 27215

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to LH.onlineshareholdermeeting.com

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E05615-P72316	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LABORATORY CORPORATION OF AMERICA HOLDINGS
The Board of Directors recommends you vote FOR the following proposal:
1. Election of the members of the Company’s Board of Directors.

Nominees:	For	Against	Abstain
1a. Kerrii B. Anderson	☐	☐	☐		For	Against	Abstain
1b. Jean-Luc Bélingard	☐	☐	☐	1i. Adam H. Schechter	☐	☐	☐
1c. D. Gary Gilliland, M.D., Ph.D.	☐	☐	☐	1j. R. Sanders Williams, M.D.	☐	☐	☐
1d. David P. King	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1e. Garheng Kong, M.D., Ph.D.	☐	☐	☐	2. To approve, by non-binding vote, executive compensation.	☐	☐	☐
1f. Robert E. Mittelstaedt, Jr.	☐	☐	☐	3. To approve the Company’s 2016 Omnibus Incentive Plan.	☐	☐	☐
1g. Peter M. Neupert	☐	☐	☐	4. To approve the Company’s 2016 Employee Stock Purchase Plan.	☐	☐	☐
1h. Richelle P. Parham	☐	☐	☐	5. Ratification of the appointment of PricewaterhouseCoopers LLP as Laboratory Corporation of America Holdings’ independent registered public accounting firm for 2016.	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.			☐	The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
				6. Shareholder proposal to require board reports related to the Zika virus.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Note: Please sign exactly as your name(s) appear(s) above. When signing as an executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date and promptly return the card in the envelope provided.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E05616-P72316

STOCKHOLDERS’ PROXY SOLICITED BY THE BOARD OF DIRECTORS OF

LABORATORY CORPORATION OF AMERICA HOLDINGS

To: LABORATORY CORPORATION OF AMERICA HOLDINGS

I appoint F. Samuel Eberts III and Glenn A. Eisenberg, individually and together, as my proxies, with power of substitution, to vote all of my LABORATORY CORPORATION OF AMERICA HOLDINGS common stock at the Annual Meeting of Stockholders of LABORATORY CORPORATION OF AMERICA HOLDINGS to be held online at LH.onlineshareholdermeeting.com on Wednesday, May 11, 2016 at 9:00 a.m., Eastern Daylight Time, and at any adjournment or postponement of the meeting.

My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote “FOR” the election of all the nominees listed under Item 1, “FOR” Item 2 through Item 5 and “AGAINST” Item 6. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

Please sign and date the other side of the card.

(Please fill in the appropriate boxes on the other side.)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)